UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Notice of the 2022 Annual Meeting and 2022 Proxy Statement Thursday, June 9 at 8:00 a.m. PT / 11:00 a.m. ET salesforce

April 28, 2022

Dear Fellow Stockholders:

Salesforce continues to deliver phenomenal results, guided, as always, by our core values of trust, customer success, innovation, equality and—our newest value—sustainability. Now more than ever, companies trust Salesforce to help them connect with their customers in a whole new way. In fiscal 2022, the success of our customers drove our financial success as we delivered another record year, while serving all of our stakeholders.

Over the past year, Salesforce has become more relevant and strategic to our stakeholders, and we couldn’t be more optimistic about the future we can build together. Accordingly, we would like to invite you to attend the 2022 Annual Meeting of Stockholders of Salesforce, Inc. on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time. This year, building on the success of recent years, we are continuing to use a virtual meeting format for our annual meeting to provide a consistent experience to all stockholders regardless of location and to reduce the environmental impact of our meeting. We will provide a live audio webcast of the annual meeting at www.virtualshareholdermeeting.com/CRM2022.

At this year’s meeting, we will vote on the election of directors, amendments and restatements of our 2013 Equity Incentive Plan and 2004 Employee Stock Purchase Plan, and the ratification of the selection of Ernst & Young LLP as Salesforce’s independent registered public accounting firm. We will also conduct a nonbinding advisory vote to approve the compensation of Salesforce’s named executive officers. If properly presented at the meeting, we will also consider two stockholder proposals as described in the Notice of 2022 Annual Meeting of Stockholders and Proxy Statement. Finally, we will transact such other business as may properly come before the meeting, and stockholders will have an opportunity to ask questions.

Your vote is important. Whether or not you plan to participate in the annual meeting, please vote as soon as possible. You may vote over the Internet or, if you requested printed copies of the proxy materials be mailed to you, by telephone or by mailing a completed proxy card or voting instruction form. Your vote by proxy will ensure your representation at the annual meeting regardless of whether you participate in the meeting. Details regarding the annual meeting and the business to be conducted are described in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your trust and ongoing support of Salesforce.

Marc Benioff Chair, Board of Directors Co-Chief Executive Officer	Bret Taylor Vice Chair, Board of Directors Co-Chief Executive Officer

Salesforce, Inc.

415 Mission Street

3rd Floor

San Francisco, California 94105

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held Thursday, June 9, 2022

TO THE STOCKHOLDERS OF SALESFORCE, INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Salesforce, Inc., a Delaware corporation (“Salesforce”), will be held on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time.

This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/CRM2022.

The items of business are:

1.

To elect Marc Benioff, Bret Taylor, Laura Alber, Craig Conway, Parker Harris, Alan Hassenfeld, Neelie Kroes, Oscar Munoz, Sanford Robertson, John V. Roos, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors;

2.	To amend and restate our 2013 Equity Incentive Plan to increase the number of shares reserved for issuance by 43.7 million shares;

3.	To amend and restate our 2004 Employee Stock Purchase Plan to increase the number of shares reserved for issuance by 24 million shares;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023;

5.	To approve, on an advisory basis, the fiscal 2022 compensation of our named executive officers; and

6.	To consider and act upon two stockholder proposals described in the Proxy Statement, if properly presented at the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We also will transact any other business that may properly come before the Annual Meeting. At this time we are not aware of any such additional matters.

Stockholders of record at the close of business on April 14, 2022 and their proxies are entitled to receive notice of, and to vote at, the Annual Meeting as well as any and all adjournments, continuations or postponements thereof.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 9:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of Salesforce’s website at https://investor.salesforce.com.

This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the 2022 Annual Report are first being made available to stockholders on April 28, 2022.

By Order of the Board of Directors,

Sarah Dods

Secretary

San Francisco, California

April 28, 2022

WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. YOU MAY VOTE ONLINE OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY USING THE PROXY CARD OR VOTING INSTRUCTION FORM PROVIDED WITH THE PRINTED PROXY MATERIALS.

PROXY STATEMENT FOR 2022

ANNUAL MEETING OF STOCKHOLDERS

2022 Proxy Statement	i

TABLE OF CONTENTS (CONTINUED)

ii	2022 Proxy Statement

TABLE OF CONTENTS (CONTINUED)

Note About Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2022 Annual Report on Form 10-K.

2022 Proxy Statement	iii

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Salesforce, Inc. (the “Board”) is soliciting your vote at Salesforce’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise indicated, references in this Proxy Statement to “Salesforce,” “we,” “us,” “our” and the “Company” refer to Salesforce, Inc.

When and where will the Annual Meeting take place?

The Annual Meeting will take place on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time. The Annual Meeting will occur as a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/CRM2022.

Why are you holding a virtual Annual Meeting?

We are utilizing a virtual meeting format for our Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this is an important step both to enhance stockholder access and engagement and to reduce the environmental impact of our Annual Meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Where can I access the proxy materials?

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials primarily over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been mailed (or, if requested, emailed) to our stockholders owning our stock as of the record date, April 14, 2022. Our proxy materials were mailed to those stockholders who have asked to receive paper copies. Instructions on how to access the proxy materials over the Internet, how to receive our proxy materials via email, or how to request a printed copy by mail may be found in the Internet Notice.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will reduce the cost of printing and mailing documents to you and will reduce the impact of the Annual Meeting on the environment. If you choose to receive future proxy materials by email, and you are a Salesforce stockholder as of the record date for next year’s annual meeting, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy or voting instruction form. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating such election.

How many votes do I have?

All of our stockholders have one vote for every share of Salesforce common stock owned as of our record date of April 14, 2022.

2022 Proxy Statement	1

ABOUT THE ANNUAL MEETING (CONTINUED)

What will I be voting on?

Stockholders will be asked to vote on the following matters at the Annual Meeting:

Management Proposals	Board’s Recommendation	Page References

1. To elect Marc Benioff, Bret Taylor, Laura Alber, Craig Conway, Parker Harris, Alan Hassenfeld, Neelie Kroes, Oscar Munoz, Sanford Robertson, John V. Roos, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors.	FOR	66

2. To amend and restate our 2013 Equity Incentive Plan to increase the number of shares reserved for issuance by 43.7 million shares.	FOR	67

3. To amend and restate our 2004 Employee Stock Purchase Plan to increase the number of shares reserved for issuance by 24 million shares.	FOR	79

4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.	FOR	84

5. To approve, on an advisory basis, the fiscal 2022 compensation of our named executive officers.	FOR	86

Stockholder Proposals

6. To consider a stockholder proposal requesting a policy to require the Chair of the Board be an independent member of the Board, if properly presented at the meeting.	AGAINST	87

7. To consider a stockholder proposal requesting a racial equity audit, if properly presented at the meeting.	AGAINST	89

We will also transact any other business that may properly come before the Annual Meeting, although we are not aware of any such business as of the date of this Proxy Statement.

How do I vote in advance of the virtual Annual Meeting?

If you are a stockholder of record, you may cast your vote in advance of the meeting in any of the following ways:

Internet

Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.

Phone

Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).

Mail

Return your completed and signed proxy card in the enclosed postage-prepaid envelope.

If you are a stockholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

2	2022 Proxy Statement

ABOUT THE ANNUAL MEETING (CONTINUED)

How do I participate in the virtual Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 14, 2022, the record date, or hold a valid proxy for the meeting. To participate in the virtual meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/CRM2022, enter the 16-digit control number found on your Internet Notice, proxy card or voting instruction form, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Internet Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Internet Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. The meeting webcast will begin promptly at 8:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, information for live technical support can be found at the meeting website at www.virtualshareholdermeeting.com/CRM2022.

We will endeavor to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We will also post a recording of the meeting on our investor relations website, which will be available for replay for 60 days following the meeting.

Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting by one of the methods indicated above.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

2022 Proxy Statement	3

FISCAL YEAR 2022 IN REVIEW

FISCAL YEAR 2022 IN REVIEW

Business Overview

Salesforce is a global leader in customer relationship management (“CRM”) technology that brings companies and their customers together in a digital age. Founded in 1999, we enable companies of every size and industry to take advantage of powerful technologies, including cloud, mobile, social, blockchain and artificial intelligence, to connect to their customers in a whole new way and help them transform their businesses around the customer in this digital-first world. With our Customer 360 platform, we deliver a single source of truth, connecting customer data across systems, apps and devices to help companies with their digital transformation.

Salesforce is committed to a core set of values: trust, customer success, innovation, equality and sustainability. Foremost among these is trust, which is the foundation for everything we do. Our customers trust our technology to deliver the highest levels of security, privacy, performance, compliance and availability at scale. Customer success is at the core of our business and we align the entire company around our customers’ needs to ensure their success and prove our value. We believe in continuous innovation, enabling our customers to access the latest technology advances so they can innovate, build and stay ahead in their industries. Equality is a core tenet of how we run our business. We value the equality of every individual at our company and in our community. We believe that creating a diverse workplace that reflects the communities we serve and fostering an inclusive culture where everyone feels seen, heard and valued makes us a better company. Finally, we believe the world is in a climate crisis and that sustainability, including bold climate action, is the only way forward. We’re bringing the full power of Salesforce to help organizations achieve net zero emissions.

Financial Highlights

At Salesforce, we believe in doing good and doing well. Together with our employees, partners and customers, we’ve been able to realize impressive business growth and success while staying true to the core values we’ve had since day one.

In fiscal 2022, we achieved significant business and financial results, including:

•	Acquisition of Slack. In July 2021, we completed our acquisition of Slack Technologies, Inc. (“Slack”) for total net consideration of $27.1 billion, our largest acquisition to date.

•	Revenue. Fiscal 2022 revenue was $26.5 billion, an increase of 25% year-over-year.

•

Earnings per Share.    Fiscal 2022 diluted earnings per share was $1.48 as compared to earnings per share of $4.38 from a year ago. Fiscal 2021 net income was positively impacted by a $2.0 billion one-time discrete tax benefit resulting from the recognition of deferred tax assets related to an intra-entity transfer of intangible property.

•	Cash. Cash provided by operations for fiscal 2022 was $6.0 billion, an increase of 25% year-over-year. Total cash, cash equivalents and marketable securities as of January 31, 2022 were $10.5 billion.

•

Remaining Performance Obligation.    Total remaining performance obligation as of January 31, 2022 was approximately $43.7 billion, which includes approximately $1.2 billion of remaining performance obligation related to Slack, an increase of 21% year-over-year. Current remaining performance obligation as of January 31, 2022 was approximately $22.0 billion, an increase of 22% year-over-year.

4	2022 Proxy Statement

FISCAL YEAR 2022 IN REVIEW (CONTINUED)

Corporate Responsibility

Environmental, Social and Governance (ESG)

We believe the business of business is to make the world a better place for all of our stakeholders, including stockholders, customers, employees, partners, the planet and the communities in which we work and live. All of these goals align with our long-term growth strategy and financial and operational priorities. To that end, Salesforce is committed to transparent environmental, social and governance (“ESG”) disclosures and maintaining programs that support the success of these initiatives.
Human Capital Management
Salesforce is committed to a core set of values: trust, customer success, innovation, equality and sustainability. These core values are the foundation of our company culture, which we believe is fundamental to, and a competitive advantage in, our approach to managing our workforce. We believe our company culture fosters open dialogue, collaboration, recognition and a sense of family, all of which allow us to attract and retain the best talent, which is critical for our continued success. Our focus on our workplace environment and a strong company culture has led to recognition across the globe, as evidenced by the following awards: Fortune World’s Most Admired Companies (2022 and for the eighth year in a row), Fortune 100 Best Companies to Work (2021 and for the 13th year in a row), Human Rights Campaign Best Places to Work For LGBTQ Equality (2022), and Glassdoor Employees’ Choice Best Place to Work in Canada, France, Germany, the United Kingdom and the United States (2022). As of January 31, 2022, we had more than 73,000 employees.

2022 Proxy Statement	5

FISCAL YEAR 2022 IN REVIEW (CONTINUED)

Stockholder Engagement

Salesforce has a history of actively engaging with our stockholders. In addition to our Annual Meeting each year, we regularly provide stockholders with opportunities to deliver feedback on our corporate governance, executive and director compensation and sustainability practices through an extensive, year-round stockholder engagement program. Our Investor Relations team regularly meets with investors, prospective investors and investment analysts. Meetings can include participation by our Co-Chief Executive Officers, Chief Financial Officer or other business leaders, and are often focused on company performance, technology initiatives and company strategy. Members of our Employee Success (human resources), Governance, Sustainability and Equality teams also participate regularly in meetings with our stockholders and, on occasion, members of the Board participate as appropriate. Our head of Investor Relations regularly communicates topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making.

Below are some of the fiscal 2022 stockholder engagement program elements:

In fiscal 2022, through this program, we engaged in dialogue with holders of more than 50% of our shares outstanding and we engaged with 85% of our top 20 investors (other than Mr. Benioff, our Chair and Co-Chief Executive Officer), which represent approximately 34% of our total shares outstanding. We solicited feedback from and engaged with investors on various topics, including:

• company performance;

• succession planning and governance;

• executive and director compensation;

• human capital management, including diversity and inclusion and gender pay equity;

• sustainability and our work in response to the Sustainability Accounting Standards Board and Task Force on Climate-Related Financial Disclosures recommendations; and

• stockholder proposals.

In recent years, we have made a number of enhancements to our governance practices and disclosures in response to stockholder feedback. For example, this includes eliminating supermajority voting provisions from our governance documents, implementing a special meeting right for stockholders, implementing a proxy access right for stockholders, enhancing our ESG disclosures, and tying a portion of senior executive compensation to ESG measures.

6	2022 Proxy Statement

FISCAL YEAR 2022 IN REVIEW (CONTINUED)

Board and Governance Overview

Salesforce is governed by a Board consisting of a highly experienced, qualified and diverse group of directors. All of our directors, other than Mr. Benioff, our Chair and Co-Chief Executive Officer, Mr. Taylor, our Vice Chair and Co-Chief Executive Officer, Mr. Harris, our Chief Technology Officer and Co-Founder, and Mr. Munoz, a former member of our Global Advisory Board, are independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”), as currently in effect.

The following table sets forth the names, ages, the membership of our standing committees as required by NYSE listing standards and certain other information for each of the members of our Board.

Directors & Occupation/Other Public Company Boards	Age	Director Since	Independent	Audit Committee	Compensation Committee	Governance Committee

Marc Benioff Chair of the Board, Co-Chief Executive Officer & Co-Founder	57	1999	No

Bret Taylor Vice Chair of the Board & Co-Chief Executive Officer; Chairman, Twitter, Inc.	41	2021	No

Laura Alber President, Chief Executive Officer & Director, Williams-Sonoma, Inc.	53	2021	Yes			M

Craig Conway Former Chief Executive Officer, PeopleSoft, Inc.; Director, Nutanix, Inc.	67	2005	Yes		M

Parker Harris Chief Technology Officer & Co-Founder	55	2018	No

Alan Hassenfeld Chairman Emeritus & Former Chief Executive Officer, Hasbro, Inc.	73	2003	Yes	M		M

Neelie Kroes Former Vice President of the European Commission	80	2016	Yes		M

Oscar Munoz Former Executive Chairman & Chief Executive Officer, United Airlines Holdings Inc.; Director, CBRE Group, Inc., Univision Holdings, Inc., Archer Aviation Inc.	63	2022	No

Sanford Robertson (L) Principal, Francisco Partners; Director, Cassava Sciences, Inc.	90	2003	Yes	M		C

John V. Roos Former U.S. Ambassador to Japan; Co-Founder, Geodesic Capital; Director, Rakuten Group, Inc.	67	2013	Yes		C

Robin Washington (FE) Former EVP & Chief Financial Officer, Gilead Sciences, Inc.; Director, Alphabet Inc., Honeywell International, Inc., Vertiv Holdings Co.	59	2013	Yes	C

Maynard Webb Founder, Webb Investment Network; Former Chairman and Chief Executive Officer, LiveOps, Inc.; Director, Visa Inc.	66	2006	Yes	M	M

Susan Wojcicki Chief Executive Officer, Youtube, Inc.	53	2014	Yes

Legend: L = Lead Independent Director; C = Chair; M = Member; FE = Financial Expert

2022 Proxy Statement	7

FISCAL YEAR 2022 IN REVIEW (CONTINUED)

(1) Director tenure is measured by completed years of service from the initial month of service through the filing of the Company’s annual Proxy Statement.

8	2022 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS AND CORPORATE GOVERNANCE

Board and Governance Highlights

Salesforce has a Board of highly experienced directors who have led, advised and established many of the premier companies in Silicon Valley and other leading global organizations. Our Board has taken a thoughtful approach to board composition so that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management and accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, investors, executives of global enterprises, advisors and government leaders. In addition, we have worked hard to strike a good balance between long-term understanding of our business and fresh external perspectives, as well as to have a diversity of backgrounds and perspectives within the boardroom.

In addition to a strong, independent Board, we are committed to a corporate governance structure that promotes long-term stockholder value creation through a sound leadership structure and that provides our stockholders with both the opportunity to provide direct feedback and key substantive rights to ensure accountability.

Corporate Governance Best Practices

✓ Board Composed of Approximately 70% Independent Directors

✓ Commitment to Board Refreshment with Three New Directors Appointed in the Last Six Months

✓ Lead Independent Director with Expansive Duties

✓ Annual Election of Directors

✓ Majority Voting for Directors

✓ Proxy Access Right on Market Terms

✓ Rigorous Director Selection and Evaluation Process

✓ Limit on Outside Directorships

✓ Stockholder Ability to Request Special Meetings at 15% Threshold

✓ Annual Board and Committee Self-Evaluations

✓ No Supermajority Voting Provisions in Certificate/Bylaws

✓ Fully Independent Standing Committees

✓ Comprehensive Risk Oversight by Full Board and Committees

✓ Stockholder Engagement with Holders of a Majority of Our Outstanding Shares in Fiscal 2022

✓ Stock Ownership Policy for Directors and Executive Officers

✓ Diverse Board in Terms of Gender, Race, Experience, Skills and Tenure

✓ Regular Executive Sessions of Non-Management Directors

2022 Proxy Statement	9

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Board Members

Summary of Director Experience and Qualifications

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Salesforce’s directors because of their particular relevance to the Company’s business and strategy. While all of these were considered by the Board in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors.

	Significant technical or business experience in software industry.	Experience with cloud computing technology infrastructure.	Experience as CEO or senior executive at a public company or other large organization.	Experience as a director of another public company.	Leadership experience in sales and distribution.	Leadership experience in marketing and brand building.	Expertise in financial statements and accounting.	Experience founding or growing new businesses directly or through venture capital work.	Diversity, including diversity of gender or ethnicity.	Leadership experience in government, law or military.	Leadership experience involving international operations or relations.

Marc Benioff	✓	✓	✓	✓	✓	✓		✓			✓

Bret Taylor	✓	✓	✓	✓

Laura Alber			✓	✓	✓	✓	✓		✓

Craig Conway	✓	✓	✓	✓	✓	✓	✓	✓			✓

Parker Harris	✓	✓	✓					✓

Alan Hassenfeld			✓	✓	✓	✓		✓			✓

Neelie Kroes				✓					✓	✓	✓

Oscar Munoz			✓	✓	✓		✓		✓		✓

Sanford Robertson				✓	✓		✓	✓

John V. Roos				✓				✓		✓	✓

Robin Washington	✓		✓	✓			✓		✓

Maynard Webb	✓	✓	✓	✓				✓			✓

Susan Wojcicki	✓	✓	✓	✓		✓			✓

10	2022 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Biographies of Our Board Members

Set forth below are the names and certain information about our director nominees, all of whom are currently members of our Board. All director nominees, other than Bret Taylor, Laura Alber and Oscar Munoz, were elected by stockholders at the 2021 Annual Meeting. Mr. Munoz and Ms. Alber were recommended by Mr. Benioff, our Chair of the Board and Co-CEO, to the Nominating and Corporate Governance Committee, which then considered and recommended their appointments to the Board for approval. There are no family relationships among any of our directors or executive officers. Our directors serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors. Sadly, General Colin Powell, who served on our Board since 2014, unexpectedly passed away last year. We have incredible gratitude for his contributions to the Board, and he will be dearly missed.

Marc Benioff Chair of the Board and Co-CEO Age: 57 Director Since: 1999

Marc Benioff is Chair of the Board, Co-Chief Executive Officer and Co-Founder of Salesforce and a pioneer of cloud computing. Mr. Benioff has served as Chief Executive Officer since 2001 and under his leadership, Salesforce has become the #1 provider of CRM software globally. Mr. Benioff was named Innovator of the Decade by Forbes and recognized as one of the World’s 50 Greatest Leaders by Fortune and 10 Best-Performing CEOs by Harvard Business Review. As a member of the World Economic Forum (WEF) Board of Trustees, Mr. Benioff serves as the inaugural chair of WEF’s Forum Center for the Fourth Industrial Revolution in San Francisco. Mr. Benioff currently serves as Chair of the Salesforce Foundation. Mr. Benioff received his B.S. in Business Administration from the University of Southern California, where he also serves on the Board of Trustees.

Qualifications

Mr. Benioff’s vision and status as one of our founders, as well as his tenure as our Chief Executive Officer and Chair of the Board, bring unique and invaluable experience to our Board. Further, his experience in sales, marketing and product development in the technology industry supports our conclusion that Mr. Benioff has the necessary and desired skills, experience and perspective to serve on our Board.

Bret Taylor Vice Chair of the Board and Co-CEO Age: 41 Director Since: 2021

Bret Taylor has served as Vice Chair of the Board and Co-Chief Executive Officer since November 2021. Prior to this, he served as our President and Chief Operating Officer from December 2019 to November 2021, President and Chief Product Officer from November 2017 to December 2019, and President, Quip from August 2016 to November 2017. Mr. Taylor joined Salesforce through the acquisition of Quip, Inc., a business collaboration software company, where he was co-founder and served as Chief Executive Officer from September 2012 to August 2016. Previously, Mr. Taylor served as Chief Technology Officer of Facebook, Inc., a social network, from August 2009 to July 2012 and Chief Executive Officer of FriendFeed, Inc., a social network, from October 2007 to August 2009. Mr. Taylor currently serves on the Board of Directors of Twitter, Inc., where he is Chairman of the Board. Within the past five years, he also served on the Board of Directors of Axon Enterprise, Inc., formerly known as TASER International, Inc. Mr. Taylor received his B.S. and M.S. in Computer Science from Stanford University.

Qualifications

Mr. Taylor brings an extensive background in leadership, engineering and technical operations to our Board. This extensive background, in addition to his experience in executive and director positions at publicly traded technology companies, supports our conclusion that Mr. Taylor has the necessary and desired skills, experience and perspective to serve on our Board.

2022 Proxy Statement	11

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Laura Alber Age: 53 Director Since: 2021 Committee: Nominating & Corporate Governance

Laura Alber has served as a Director since November 2021. Ms. Alber has served as President and Chief Executive Officer of Williams-Sonoma, Inc., a consumer retail company, since May 2010. Ms. Alber is also an advisor to Plexo Capital, an institutional investor formed inside GV (formally Google Ventures). Ms. Alber currently serves on the Board of Directors of Williams-Sonoma, Inc., and within the past five years, also served on the Board of Directors of Fitbit, Inc. until its acquisition by Google Inc. Ms. Alber received her B.A. in Psychology from the University of Pennsylvania, where she is on the Board of Trustees.

Qualifications

Ms. Alber brings an extensive background in business management, digital commerce and global branding to our Board. This background, along with her tenure as a chief executive officer and director of a public company, supports our conclusion that Ms. Alber has the necessary and desired skills, experience and perspective to serve on our Board.

Craig Conway Age: 67 Director Since: 2005 Committees: Compensation Cybersecurity Mergers & Acquisitions

Craig Conway has served as a Director since October 2005. Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company, from 1999 to 2004. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from 1996 to 1999 and TGV Software from 1993 to 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies, including Executive Vice President at Oracle Corporation. Mr. Conway currently serves on the Board of Directors of Nutanix, Inc., and within the past five years, also served on the Board of Directors of Guidewire Software, Inc. Mr. Conway received his B.S. in Computer Science and Mathematics from the State University of New York at Brockport.

Qualifications

Mr. Conway’s extensive and broad background in business management, including his experience as president and chief executive officer of three technology companies, as well as his service on the boards of other publicly held companies, supports our conclusion that Mr. Conway has the necessary and desired skills, experience and perspective to serve on our Board.

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Parker Harris Age: 55 Director Since: 2018 Committee: Cybersecurity

Parker Harris has served as a Director since August 2018 and as our Chief Technology Officer since September 2016. Mr. Harris co-founded Salesforce in February 1999 and has served in senior technical positions since inception, including Executive Vice President, Technology from December 2004 to February 2013. Prior to Salesforce, Mr. Harris co-founded Left Coast Software, a Java consulting firm, and served as its Vice President from October 1996 to February 1999. Mr. Harris received his B.A. in English Literature from Middlebury College.

Qualifications

Mr. Harris’s status as one of our founders, as well as his tenure as our Chief Technology Officer, bring unique and invaluable experience to our Board. Further, his extensive experience in the technology industry and intimate knowledge of Salesforce support our conclusion that Mr. Harris has the necessary and desired skills, experience and perspective to serve on our Board.

Alan Hassenfeld Age: 73 Director Since: 2003 Committees: Audit & Finance Nominating & Corporate Governance Real Estate (Chair)

Alan Hassenfeld has served as a Director since December 2003. Mr. Hassenfeld currently serves as Chairman Emeritus of Hasbro, Inc., a provider of children’s and family entertainment products. He served on its Board of Directors from 1978 to 2021, as its Chairman from 1989 to 2008, and as its Chairman and Chief Executive Officer from 1989 to 2003. Mr. Hassenfeld is also Chairman Emeritus of the International Council of Toy Industries Ethical Toy Program, Chairman of the Jerusalem Foundation, and Co-Chairman of the International Business School at Brandeis University. Mr. Hassenfeld received his B.A. from the University of Pennsylvania.

Qualifications

Mr. Hassenfeld has an extensive and broad background in business management, including his experience as a chief executive officer of a publicly traded company. This deep business knowledge, combined with the leadership roles he plays within many philanthropic organizations, supports our conclusion that Mr. Hassenfeld has the necessary and desired skills, experience and perspective to serve on our Board.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Neelie Kroes Age: 80 Director Since: 2016 Committees: Compensation Privacy & Ethical Use Real Estate

Neelie Kroes has served as a Director since May 2016. Ms. Kroes is the former Vice President of the European Commission, European Commissioner for Competition and European Commissioner for Digital Agenda. Ms. Kroes served as Commissioner for Competition from 2004 to 2010 and as Vice President and Commissioner for Digital Economy and Society from 2010 to 2014. Prior to joining the European Commission, Ms. Kroes served in the Dutch House of Representatives and as State Secretary and Cabinet Minister. Within the past five years, Ms. Kroes served on the advisory boards of Bank of America Merrill Lynch and Uber Technologies, Inc. She previously served on the boards of Lucent Netherlands, AB Volvo and McDonald’s Netherlands, and was chairperson of Nyenrode University. Ms. Kroes received her M.S. in Economics from Erasmus University.

Qualifications

Ms. Kroes brings valuable international and leadership expertise to our Board and possesses an extensive background in cross-border technology, competition and data security. This extensive experience, combined with her leadership positions in governmental organizations, supports our conclusion that Ms. Kroes has the necessary and desired skills, experience and perspective to serve on our Board.

Oscar Munoz Age: 63 Director Since: 2022

Oscar Munoz has served as a Director since January 2022 and was previously a member of our Global Advisory Board from December 2020 to December 2021. Mr. Munoz served as Chief Executive Officer of United Airlines Holdings, Inc., an aviation company, from September 2015 to May 2020. Prior to that, Mr. Munoz served as President and Chief Operating Officer of CSX Corporation, a railroad and intermodal transportation services company, from February 2015 to September 2015, Executive Vice President and Chief Operating Officer of CSX from 2012 to 2015, and Executive Vice President and Chief Financial Officer of CSX from 2003 to 2012. Mr. Munoz currently serves on the Board of Directors of CBRE Group, Inc., Univision Holdings, Inc. and Archer Aviation Inc., and within the past five years, served as Executive Chairman of the Board of United Airlines Holdings, Inc. He is also on the Board of Trustees of Fidelity’s Equity & High Income Fund. Mr. Munoz received his B.A. from the University of Southern California and M.B.A. from Pepperdine University.

Qualifications

Mr. Munoz brings valuable expertise in management, corporate finance and accounting to our Board. His diverse background, along with his tenure in executive positions and service on the boards of other public companies, supports our conclusion that Mr. Munoz has the necessary and desired skills, experience and perspective to serve on our Board.

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Sanford Robertson Lead Independent Director Age: 90 Director Since: 2003 Committees: Audit & Finance Nominating & Corporate Governance (Chair) Real Estate Mergers & Acquisitions

Sanford Robertson has served as a Director since October 2003. Mr. Robertson has been an active technology investor and advisor to technology companies. He has been a principal of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another prominent technology investment bank. Mr. Robertson currently serves on the Board of Directors of Cassava Sciences, Inc. and, within the past five years, also served on the Board of Directors of RPX Corporation. Mr. Robertson received his B.B.A. and M.B.A. with distinction from the University of Michigan.

Qualifications

Mr. Robertson brings valuable financial expertise to our Board. His extensive experience in investment banking, private equity and capital markets transactions, as well as his service on the boards of other publicly held companies, supports our conclusion that Mr. Robertson has the necessary and desired skills, experience and perspective to serve on our Board.

John V. Roos Age: 67 Director Since: 2013 Committees: Compensation (Chair) Privacy & Ethical Use

John V. Roos has served as a Director since September 2013. He served as the U.S. Ambassador to Japan from 2009 to 2013. Ambassador Roos currently serves as Co-Founding Partner of Geodesic Capital, a mid-late stage venture capital firm he started in 2015. Ambassador Roos has also served as Senior Advisor to Centerview Partners, an international investment banking advisory firm, since April 2014 and as Advisor for the Toyota Research Institute since January 2016. From 1985 to 2009, Ambassador Roos practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, P.C., where he held the position of Chief Executive Officer. Ambassador Roos currently serves on the Board of Directors of Rakuten Group, Inc. and the Maureen and Mike Mansfield Foundation. Within the past five years, Ambassador Roos also served on the Board of Directors of Sony Corporation and the Global Advisory Board of Mitsubishi UFJ Financial Group. Ambassador Roos received his A.B. in Political Science from Stanford University and J.D. from Stanford Law School.

Qualifications

Ambassador Roos brings valuable international and strategic expertise to our Board, and possesses an extensive and broad background in management, leadership and law. This extensive experience supports our conclusion that Ambassador Roos has the necessary and desired skills, experience and perspective to serve on our Board.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Robin Washington Financial Expert Age: 59 Director Since: 2013 Committees: Audit & Finance (Chair) Cybersecurity

Robin Washington has served as a Director since September 2013. Ms. Washington served as an advisor to Gilead Sciences, Inc., a biopharmaceutical company, from November 2019 to March 2020. She joined Gilead as Senior Vice President and Chief Financial Officer in 2008 and served as its Executive Vice President and Chief Financial Officer from February 2014 to November 2019. Prior to Gilead, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company, from 2006 to 2007. Prior to Hyperion, Ms. Washington spent nearly 10 years at PeopleSoft, Inc., a provider of enterprise application software, where she served in a number of executive positions. Ms. Washington currently serves on the Board of Directors of Alphabet Inc., Honeywell International, Inc. and Vertiv Holdings Co. Ms. Washington is a Certified Public Accountant and received her B.A. in Business Administration from the University of Michigan and M.B.A. from Pepperdine University.

Qualifications

Ms. Washington brings extensive experience in management, operations and accounting in the technology sector to our Board. Her financial expertise in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions and capital markets, along with her service on the boards of other public companies, supports our conclusion that Ms. Washington has the necessary and desired skills, experience and perspective to serve on our Board.

Maynard Webb Age: 66 Director Since: 2006 Committees: Audit & Finance Compensation Cybersecurity (Chair) Merger & Acquisitions (Chair)

Maynard Webb has served as a Director since September 2006. Mr. Webb is the founder of Webb Investment Network, an early stage venture capital firm he started in 2010. Mr. Webb served as Chairman of the Board of LiveOps, Inc., a provider of on-demand call center solutions, from 2008 to 2013 and as its Chief Executive Officer from 2006 to 2011. Prior to that, Mr. Webb served as Chief Operating Officer of eBay Inc., a global online marketplace, from 2002 to 2006 and as President of eBay Technologies from 1999 to 2002. Previously, Mr. Webb served as Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, and Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer. Mr. Webb currently serves on the Board of Directors of Visa Inc., and within the past five years, also served as Chairman of the Board of Yahoo! Inc. Mr. Webb received his B.A.A. from Florida Atlantic University.

Qualifications

Mr. Webb brings extensive experience in management, engineering and technical operations to our Board. Additionally, his tenure in management positions at various technology companies, along with his service on the boards of other public companies, supports our conclusion that Mr. Webb has the necessary and desired skills, experience and perspective to serve on our Board.

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Susan Wojcicki Age: 53 Director Since: 2014 Committees: Mergers & Acquisitions Privacy & Ethical Use

Susan Wojcicki has served as a Director since December 2014. Ms. Wojcicki has served as Chief Executive Officer of YouTube, a digital video platform and subsidiary of Alphabet Inc. (previously Google Inc.), since February 2014. She joined Google as its marketing manager in 1999, and after serving in various positions in marketing and product development, Ms. Wojcicki served as Google’s Senior Vice President of Advertising & Commerce from April 2011 to January 2014. Prior to Google, she worked at Intel Corporation and served as a management consultant at consulting firms Bain & Company and R.B. Webber & Company. Ms. Wojcicki received her A.B. in History and Literature from Harvard University, M.S. in Economics from the University of California, Santa Cruz and M.B.A. from the University of California, Los Angeles.

Qualifications

Ms. Wojcicki brings extensive experience in management, operations and marketing in the technology sector to our Board. Additionally, her expertise in technology, brand building and product development supports our conclusion that Ms. Wojcicki has the necessary and desired skills, experience and perspective to serve on our Board

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Board Independence

The Board believes that it should consist of a majority of independent directors. The Board has adopted and applied the standards established by the NYSE to determine the independence of each of its directors. The Board has determined that, except for Mr. Benioff, Mr. Taylor, Mr. Harris and Mr. Munoz, each of our current directors has no material relationship with Salesforce and is independent within the meaning of the standards established by the NYSE, as currently in effect. Former director General Colin Powell was also independent during the period he served on the Board in fiscal 2022. In making its determination regarding the independence of our directors, the Board considered all relevant facts and circumstances, including transactions in which we and any director had an interest, transactions involving payments made by us to companies in the ordinary course of business where certain of our directors serve as a director or an executive officer of the other company, and each director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Board Leadership Structure

Chair of the Board

The Company’s Co-CEO, Marc Benioff, also serves as Chair of the Board. The Board believes that this leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Benioff’s leadership and years of experience in the Company’s business and the technology industry. As Chair of the Board and Co-CEO, Mr. Benioff has been the director most capable of effectively identifying strategic priorities, coordinating the board agenda to focus on discussions critical to the success of the Company and executing the Company’s strategy and business plans. Mr. Benioff possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business. We believe this extensive Company-specific experience and expertise of Mr. Benioff, together with the outside experience, oversight and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders. Further, the Board believes that Mr. Benioff’s combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers. Given our strong business, operational and financial performance, the Board believes that stockholders are best served by continuing this leadership structure.

Lead Independent Director

Importantly, the Board also has a strong and empowered Lead Independent Director who provides an effective independent voice in our leadership structure. The Lead Independent Director presides over the meetings of the non-management and independent directors, serves as a liaison between the independent directors and the non-independent directors, including the Co-CEOs, and has the authority generally held by a lead independent director and as the independent directors may determine from time to time. Sanford Robertson has served as the Lead Independent Director since June 2007 and his current two-year term will expire in June 2023. The Board continues to review the leadership of the Board on a regular basis.

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Corporate Governance Practices

The Company and the Board regularly review and evaluate the Company’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board, as well as a Code of Conduct applicable to all directors, officers and employees of the Company, including our Co-Chief Executive Officers and Chief Financial Officer.

The Company’s corporate governance principles, set forth as Corporate Governance Guidelines, and its Code of Conduct are available in the Corporate Governance section of the Company’s website at https://investor.salesforce.com/corporate-governance or in print by contacting Investor Relations at 415 Mission Street, 3rd Floor, San Francisco, California 94105 (our “principal executive offices”). Any substantive amendments to or waivers of the Code of Conduct relating to the executive officers or directors of the Company will be disclosed promptly on our website. The Company’s philosophy related to executive compensation is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Board has also adopted a written charter for the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter is available in the Corporate Governance section of the Company’s website at https://investor.salesforce.com/corporate-governance or in print by contacting Investor Relations at our principal executive offices.

While we take all of our stakeholders into account, with respect to our stockholders in particular, we evaluate and seek to align our governance practices and principles to the Corporate Governance Principles for U.S. Listed Companies published by the Investor Stewardship Group (“ISG”), a collective of some of the largest U.S.-based institutional investors and global asset managers, and we believe that our governance policies and practices are consistent with the ISG principles. The following table shows how our key governance practices align with the ISG principles:

ISG Principle	Salesforce Governance Policy or Practice

Principle 1: Boards are accountable to stockholders.

• Annual election of each director for a one-year term (no classified board)

• Majority voting in uncontested director elections

• Proxy access on market terms

• No poison pill

• Extensive disclosure of our corporate governance practices

Principle 2: Stockholders should be entitled to voting rights in proportion to their economic interest.	• Each stockholder is entitled to one vote per share (no dual class structure)

Principle 3: Boards should be responsive to stockholders and be proactive in order to understand their perspectives.

• Extensive year-round stockholder engagement program, with feedback reported directly to the Board

• The Board has been responsive to stockholder feedback, including on ESG disclosures, executive compensation and governance matters pertaining to stockholder rights

• All directors participated in our 2021 Annual Meeting, at which they were available to respond to stockholder questions

Principle 4: Boards should have a strong, independent leadership structure.	• Strong, credible Lead Independent Director • Non-management directors meet regularly in executive session

Principle 5: Boards should adopt structures and practices that enhance their effectiveness.

• Approximately 70% of our director nominees are independent, with diverse backgrounds, skills and experiences

• Our Board committees (other than our Cybersecurity Committee) consist solely of independent directors

• No overboarded directors

• Annual Board and committee self-evaluation program

• Consistent track record of open dialogue between Board and various levels of management

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

• Compensation Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies

• Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

• Executive compensation program received over 93% support in 2021

• A portion of senior executive compensation is tied to ESG measures

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Board Meeting Attendance and Director Communications

During the fiscal year ended January 31, 2022, or fiscal 2022, the Board held five meetings. During fiscal 2022, all directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by any of the committees of the Board on which such director served during the period the director was on the Board or committee. On average, our directors attended 98% of meetings in fiscal 2022.

Directors are also expected to participate in our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. In fiscal 2022, all directors participated in the annual meeting of stockholders.

The non-management members of the Board also meet regularly in executive sessions without management present, and the independent directors separately meet in executive session at least once per year. At these sessions, the Lead Independent Director acts as Presiding Director. In the absence of the Lead Independent Director at any such executive session, the chair of the Audit and Finance Committee serves as Presiding Director.

Stockholders and other interested parties may communicate with the Lead Independent Director, or with any and all other members of the Board, by mail addressed to the intended recipient in care of our Corporate Secretary at Salesforce, Inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105 or by email to corporatesecretary@salesforce.com. The Corporate Secretary will periodically forward such communications or a summary thereof to the Board or the applicable director or directors.

Board Committees and Responsibilities

The Board has determined that all members of the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent under the applicable rules and regulations of the

NYSE and the SEC. The Board has further determined that Ms. Washington qualifies as an “audit committee financial expert” as defined by the SEC.

Committees of the Board of Directors

Director	Independent	Audit	Compensation	Governance	M&A	Privacy	Real Estate	Cybersecurity
Marc Benioff (Chair & Co-CEO)
Bret Taylor (Vice Chair & Co-CEO)
Laura Alber	✓			M
Craig Conway	✓		M		M			M
Parker Harris								M
Alan Hassenfeld	✓	M		M			C
Neelie Kroes	✓		M			C	M
Oscar Munoz
Sanford Robertson (Lead Independent Director)	✓	M		C	M		M
John V. Roos	✓		C			M
Robin Washington (Financial Expert)	✓	C						M
Maynard Webb	✓	M	M		C			C
Susan Wojcicki	✓				M	M
Total Meetings in Fiscal 2022		8	21	7	4	4	4	3

Legend: C = Chair; M = Member

Audit and Finance Committee

Committee Members: Robin Washington (Chair) Alan Hassenfeld Sanford Robertson Maynard Webb	All Committee members are independent and meet the requirements of financial literacy under NYSE listing standards. Number of meetings in fiscal 2022: 8 Committee Report: page 64

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The Audit and Finance Committee (the “Audit Committee”) oversees our corporate accounting and financial reporting process, as well as management’s assessment and mitigation of enterprise risks. Among other matters, the Audit Committee: evaluates the qualifications, independence and performance of Salesforce’s independent registered public accounting firm (the “independent auditor”); determines the engagement of the independent auditor; approves the retention of the independent auditor to perform any proposed permissible non-audit services; considers the rotation of partners of the independent auditor on the Salesforce engagement team; reviews our consolidated financial statements; reviews our critical accounting policies and estimates; oversees our internal audit function; reviews with management and the independent auditor and our internal auditors the adequacy of internal financial controls; oversees our financial and treasury policies, strategies and capital structure; annually reviews its charter and its performance; reviews and approves the scope of the annual audit and the audit fee; and discusses with management and the independent auditor the results of the annual audit and the review of our quarterly financial statements.

Compensation Committee

Committee Members: John V. Roos (Chair) Craig Conway Neelie Kroes Maynard Webb	All Committee members are independent. Number of meetings in fiscal 2022: 21 Committee Report: page 63

The Compensation Committee reviews and approves the compensation and benefits of our executive officers, including: reviewing and approving corporate goals and objectives relevant to compensation of the Co-CEOs and other executive officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers taking into account such evaluations. The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the Compensation Committee. The Compensation Committee also oversees our equity and incentive-based plans and administers the issuance of stock options, restricted stock units and other awards under these plans. Although the Compensation Committee does not currently do so, it may delegate its authority to members of management to determine awards under our equity-based compensation plans for non-executive officers. The Compensation Committee has delegated authority to management to determine cash awards under our cash incentive plans for non-executive officers. The Compensation Committee also reviews and evaluates its performance, including compliance with its charter, and prepares any report required under SEC rules.

The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee periodically engages an outside consultant to advise on compensation-related matters.

Nominating and Corporate Governance Committee

Committee Members: Sanford Robertson (Chair) Laura Alber Alan Hassenfeld	All Committee members are independent. Number of meetings in fiscal 2022: 7

The Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for, among other matters: overseeing corporate governance matters generally, including the development and recommendation of corporate governance principles applicable to the Company; identifying individuals qualified to become members of the Board; recommending to the Board director nominees for each election of directors; developing and recommending to the Board criteria for selecting qualified director candidates; considering committee member qualifications, appointment and removal; reviewing and making recommendations to the Board concerning Board and committee compensation; and providing oversight in the evaluation of the Board and each committee. The Governance Committee also periodically reviews the Company’s policies and practices concerning environmental, social and governance (“ESG”) initiatives, political contributions, charitable donations and lobbying activities.

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Additional Committees

Pursuant to the Company’s Bylaws, the Board may designate other standing or ad hoc committees to serve at the pleasure of the Board from time to time. Currently, the Board maintains a Mergers & Acquisitions Committee (the “M&A Committee”), a

Privacy & Ethical Use Committee (the “Privacy Committee”), a Real Estate Committee and a Cybersecurity Committee, which was formed in fiscal 2022.

Mergers & Acquisitions Committee	Privacy & Ethical Use Committee	Real Estate Committee	Cybersecurity Committee

Members: Maynard Webb (Chair) Craig Conway Sanford Robertson Susan Wojcicki	Members: Neelie Kroes (Chair) John V. Roos Susan Wojcicki	Members: Alan Hassenfeld (Chair) Neelie Kroes Sanford Robertson	Members: Maynard Webb (Chair) Craig Conway Parker Harris Robin Washington
All members are independent.	All members are independent.	All members are independent.	All members, other than Mr. Harris, are independent.
Number of meetings in fiscal 2022: 4	Number of meetings in fiscal 2022: 4	Number of meetings in fiscal 2022: 4	Number of meetings in fiscal 2022: 3

Identification, Criteria and Evaluation of Director Nominees

The Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Governance Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Governance Committee through directors, management, stockholders or third parties. If the Governance Committee believes that the Board requires additional candidates for nomination, the Governance Committee may engage, as appropriate, a third-party search firm to assist in identifying qualified candidates. The evaluation of these candidates may be based solely upon information provided to the Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Governance Committee deems appropriate, including the use of third parties to review candidates.

The Governance Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Governance Committee also focuses on diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills.

The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe that it is essential that the Board members represent diverse viewpoints. The Governance Committee assesses its effectiveness in this regard as part of the Board evaluation process. Director candidates also must have sufficient time available in the judgment of the Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend and participate in Board and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Governance Committee will also seek appropriate input from the Co-CEOs from time to time in assessing the needs of the Board for relevant background, experience, diversity and skills of its members.

Stockholders may recommend director candidates for general consideration by the Governance Committee by submitting the individual’s name, qualifications and the other information set forth in our Bylaws applicable to director nominees by stockholders to the Secretary of the Company. The Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Proxy Access

The Company’s Bylaws provide procedures that allow a stockholder or a group of up to 20 stockholders that has continuously owned 3% or more of the Company’s common stock for at least three years to nominate and include in the

Company’s proxy materials for an annual meeting of stockholders up to the greater of two directors or 20% of the total number of directors serving on the Board, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

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Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight. The committees of the Board play a key role in this oversight responsibility, as discussed below.

All committees receive regular reports from Company officers responsible for monitoring and mitigating particular risk exposures. The Board regularly receives reports from each committee chair regarding the committee’s considerations and actions.

Committee	Areas of Focused Risk Oversight

Audit Committee	• Reviews and discusses the Company’s overall assessment and management of enterprise risks • Oversees risks associated with our financial statements and corporate infrastructure

Compensation Committee	• Oversees risks associated with our compensation policies and practices, with respect to both executives and employees

Cybersecurity Committee	• Oversees risks related to cybersecurity and information security, as well as cyber incident preparedness and response (as discussed below)

Governance Committee	• Oversees risks related to ESG matters, including corporate governance developments and sustainability initiatives

Privacy Committee	• Oversees risks associated with data privacy and emerging ethical topics relevant to technology companies

M&A Committee	• Oversees risks related to mergers, acquisitions and investments, including with respect to the integration of acquired technology and employees

Real Estate Committee	• Oversees risks related to employee safety, headcount and geographic expansion, and employee productivity

Cybersecurity and Information Security Risk

Trust is our number one value and the foundation of everything we do. As part of its independent oversight of the risks facing the Company, the Board devotes significant time and attention to cyber security and information security risk, and cyber incident preparedness and response. In fiscal 2022, the Board formed a new Cybersecurity Committee for dedicated oversight of cybersecurity risk and information security matters. Our Chief Trust Officer provides monthly reports to the Cybersecurity Committee and the Board on cyber threats, incident response and progress towards internal goals. These reports address a range of topics, including the threat environment, updates on technology trends, policies and practices, and specific and ongoing efforts to prevent, detect and respond to internal and external critical threats. Prior to the formation of the Cybersecurity Committee, our Chief Trust Officer provided these reports to the Audit Committee as well as the Board.

Compensation of Directors

Under our fiscal 2022 compensation policy for non-employee directors, on February 1, 2021, each non-employee director serving at such time received an RSU grant with a grant date fair value of approximately $375,000, vesting in four equal installments on February 22, May 22, August 22, and November 22, 2021, subject to each non-employee director’s continued service through each such date. Ms. Alber received a prorated RSU grant on December 1, 2021 in connection with her commencement of service on our Board, with a grant date fair value of $64,636 which vested on February 22, 2022. Mr. Munoz commenced service on the Board on January 1, 2022 and received a pro-rated RSU grant on February 1, 2022 with a grant date fair value of $31,800, which vested on February 22, 2022, for his service in fiscal 2022. Mr. Munoz’s pro-rated grant will be reported in the Director Compensation Table for Fiscal 2023, in accordance with SEC rules. All equity awards were made pursuant to our 2013 Equity Incentive Plan. In addition, the chair of the Audit Committee received an additional $10,000 in cash per quarter, and the chair of each other Board committee received an additional $5,000 in cash per quarter. The Lead Independent Director also received an additional $7,500 in cash per quarter.

We also reimbursed our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with attending Company events.

The following table sets forth information concerning the compensation earned during fiscal 2022 by our Board members. The table excludes Messrs. Benioff, Taylor and Harris, who did not receive separate compensation for their service as directors for fiscal 2022.

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DIRECTOR COMPENSATION FOR FISCAL 2022

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Laura Alber	—	$64,636	$64,636

Craig Conway	$10,000	$374,903	$384,903

Alan Hassenfeld(2)	$5,000	$374,903	$379,903

Neelie Kroes	$20,000	$374,903	$394,903

Oscar Munoz(3)	—	—	—

General Colin Powell(4)	—	$374,903	$374,903

Sanford Robertson(5)	$50,000	$374,903	$424,903

John V. Roos(5)	$20,000	$374,903	$394,903

Robin Washington	$40,000	$374,903	$414,903

Maynard Webb	$35,000	$374,903	$409 903

Susan Wojcicki	—	$374,903	$374,903
(1)

Stock awards consist of an RSU grant on February 1, 2021 to each of our then-serving non-employee directors with a grant date fair value of $374,903. The RSUs vested in four equal installments on each of February 22, 2021, May 22, 2021, August 22, 2021 and November 22, 2021, subject to continued service through each such date. In addition, Ms. Alber received an RSU grant on December 1, 2021 in connection with her commencement of service on the Board with a grant date fair value of $64,636. Ms. Alber’s RSUs vested on February 22, 2022. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the RSU grant by the closing price of our common stock on the date of grant. Ms. Alber held 257 unvested RSUs as of January 31, 2022. No other non-employee directors held unvested stock awards as of the end of fiscal 2022.

(2)	Mr. Hassenfeld waived his August 2021 FY22Q3 Quarterly Real Estate Committee Chair fee of $5,000 otherwise earned and payable in fiscal year 2022.
(3)

Mr. Munoz commenced service on the Board on January 1, 2022 and received a pro-rated RSU grant on February 1, 2022 in connection with his commencement of service with a grant date fair value of $31,800, which vested on February 22, 2022. This grant was for his service in fiscal 2022, but in accordance with SEC rules, such amount will be reported as compensation for fiscal 2023.

(4)

Mr. Powell passed away in October 2021. Pursuant to the terms of Mr. Powell’s equity award, the unvested shares subject to the RSU award that would have vested on November 1, 2021 vested upon his death.

(5)	On occasion, guests of Mr. Robertson and Mr. Roos may accompany them or other Salesforce employees, at no incremental cost to the Company, on corporate aircraft used for business purposes.

Fiscal 2023 Director Compensation Program

Our Governance Committee periodically reviews our director compensation program. In considering and ultimately recommending the compensation for our non-employee directors for fiscal 2023, the Governance Committee considered the views and interests of stockholders, and it reviewed a report on non-employee director compensation practices at a group of peer companies prepared by Compensia setting forth competitive market data for the same peer group used to assess Executive Officer compensation. The Governance Committee determined that the companies included within this peer group were appropriate comparators for our industry, size, and competitive environment for executives and directors. After this review and upon the recommendation of the Governance Committee, in December 2021 the Board updated the non-employee director compensation program to increase the value of the annual RSU grant to non-employee directors from $375,000 to $395,000. The RSU grants continue to vest in four equal installments on February 22, May 22, August 22, and November 22, subject to each non-employee director’s continued service through such date. No changes were made to the cash compensation provided under the non-employee director compensation program.

Director Stock Ownership Requirement

The Board’s stock ownership policy provides that each non-employee director is required to attain, by the fifth anniversary of such director’s initial election to the Board, a minimum share ownership position of the lesser of (i) 7,500 shares of common stock or (ii) such number of shares of common stock having an aggregate value of $400,000. As of April 1, 2022, all non-employee directors were in compliance with our stock ownership policy.

24	2022 Proxy Statement

ESG AT SALESFORCE

ESG AT SALESFORCE*

We believe the business of business is to make the world a better place for all of our stakeholders, including our stockholders, customers, employees, partners, the planet and the communities in which we work and live. We believe that values drive value, and that effectively managing our priority environmental, social and governance (“ESG”) topics will help create long-term value for our investors. We also believe that transparently disclosing the goals and relevant metrics related to our ESG programs will allow our stakeholders to be informed about our progress.

Our ESG disclosures are informed by an internal ESG prioritization assessment refreshed in fiscal 2022, which assesses topics based on their potential impact to both our own enterprise value creation and the environment and society more broadly. Our ESG disclosures are also informed by relevant topics identified through third-party ESG reporting organizations, frameworks and standards, such as the Sustainability Accounting Standards Board (“SASB”) Standards and the Task Force on Climate-Related Financial Disclosures (“TCFD”). Each year, we publish a Stakeholder Impact Report detailing our ESG strategy, programs, goals and commitments, and key metrics. Read more about these initiatives and view our Stakeholder Impact Report at https://salesforce.com/stakeholder-impact-report.

Environment

At Salesforce, we consider the planet to be one of our key stakeholders and we are committed to harnessing our culture of innovation to support science-based climate policies and enable decarbonization actions intended to limit the global average temperature increase to 1.5°C above pre-industrial levels. We continue to integrate sustainability into our business operations and our supply chain, which includes not only managing our own environmental footprint as we continue to grow, but also participating in initiatives and deploying our technology to help others drive impactful climate action. We believe that reducing our environmental footprint and carefully managing the risks and opportunities associated with climate change contributes to the long-term benefit of our company and our stockholders.

Climate Action Strategy

In fiscal 2022, Salesforce announced that it has net zero residual emissions across its full value chain and achieved its longstanding goal of procuring electricity from renewable energy resources equivalent to 100% of the energy used globally. We released our Climate Action Plan at https://salesforce.com/sustainability, which focuses on six priorities: emission reductions; carbon removal; trillion trees and ecosystem restoration; education and mobilization; innovation; and regulation and policy. We also released our inaugural TCFD report, which can be found at https://investor.salesforce.com/tcfdreport.

To align and accelerate our sustainability initiatives, beginning in fiscal 2023, all executive vice presidents, presidents and executive officers will have a component of their incentive compensation plans tied to ESG measures, including environmental sustainability measures.

Global Collaboration and Initiatives

Salesforce, along with a coalition of businesses and UN leaders, has pursued setting 1.5 degree science-based emissions reduction targets in order to combat climate change. The Science-Based Targets Initiative (“SBTi”) has approved Salesforce’s emissions reduction targets. This also includes a supply chain engagement commitment whereby suppliers representing 60% of Salesforce’s applicable Scope 3 emissions are expected to set science-based targets by 2024. As of January 31, 2022, 16% of our applicable Scope 3 emissions were from suppliers that have obtained a validation from the SBTi on their near-term science-based emissions reduction targets.

In fiscal 2020, Salesforce helped launch 1t.org to connect, empower and mobilize a global reforestation community, with the goal of conserving, restoring and growing 1 trillion trees by the end of 2030. This initiative is designed to empower and mobilize communities to slow the planet’s rising temperatures and work towards decreasing emissions to a 1.5 degree science-based target. In fiscal 2021, we built on this progress by championing the launch of a regional 1t.org chapter in the United States, supporting innovators solving the toughest ecosystem conservation and restoration challenges. In fiscal 2022, we continued to grow the 1t.org community. Since the launch of the corporate pledge process in September 2021, over 30 companies globally have committed to conserving, restoring and growing more than 3.6 billion trees in more than 60 countries.

*

Company goals are aspirational and may change. Statements regarding the Company’s goals are not guarantees or promises that they will be met. Content available at websites and in documents referenced in this section are not incorporated herein and are not part of this Proxy Statement.

2022 Proxy Statement	25

ESG AT SALESFORCE (CONTINUED)

Net Zero Cloud

We believe that our technology can play an important role in helping to drive climate action to accelerate the world’s efforts towards carbon neutrality. In fiscal 2022, we rebranded Sustainability Cloud as Net Zero Cloud and announced additional functionalities expected in fiscal 2023, such as industry-specific climate action plans and Slack-First Sustainability for better collaboration with suppliers. Net Zero Cloud is intended to help companies accelerate their path to net zero by providing a single source of truth to help them quickly take action on their carbon emissions data. Customers are able to analyze and report on their carbon footprint through dynamic reports and dashboards, which provide actionable insights on emissions data in order to create long-term, sustainable value.

Social

We believe that businesses can be powerful platforms for social change, and we have championed causes we believe have a positive impact on our communities.

Fostering Employee Success

Salesforce is committed to a core set of values: trust, customer success, innovation, equality and sustainability. These core values are the foundation of our company culture, which we believe is fundamental to, and a competitive advantage in, our approach to managing our workforce. We believe our company culture fosters open dialogue, collaboration, recognition and a sense of family, all of which allow us to attract and retain the best talent, which is critical for our continued success. For example, our sales, engineering and customer success teams are critical to our ability to grow, innovate and ensure the trust and success of our customers. We employed more than 73,000 employees by the end of fiscal 2022.

Equality, Diversity and Inclusion

Equality is a core value at Salesforce. We aim to create a workplace that reflects the diverse communities we serve and empowers our employees. Our key equality initiatives include: investing in our future leaders, inclusive hiring and leadership trainings, equal pay for equal work, employee-led resource groups and a focus on accessibility in our products and workspaces. Some examples of our initiatives include:

•	A Diverse Workplace: We strive to create a workplace that reflects the diverse communities around us and where everyone feels seen, heard, valued, and empowered to succeed. In fiscal 2020, we aspired to have 50% of our U.S. workforce made up of underrepresented groups for the U.S. technology industry (Women, Black, Latinx, Indigenous, Multiracial, Lesbian, Gay, Bisexual, Trans, Queer, People with Disabilities and Veterans) by 2024. As of January 31, 2022, we achieved that goal as approximately 51% of our U.S. workforce was made up of these underrepresented groups, and we strive to continue to build a diverse and inclusive workplace that reflects society around the globe. In addition, our integration of equality and recruiting creates a unique opportunity to lead with our values across the entire employee lifecycle, starting from how we attract and recruit talent.

•	Racial Equality and Justice Task Force: In fiscal 2021, we launched our Racial Equality and Justice Task Force to help drive systemic change in our workplace and community. To create the task force, we invited employees from across the business, as well as leaders of our Black employee resource group, to help guide our vision, which includes our focus on the four pillars of

“People, Purchasing, Philanthropy and Policy.” Our vision and goals have been formalized in a new Racial Equality and Justice V2MOM, which is an internal management tool that incorporates our vision, values, methods, obstacles and measures.

•	Promoting Inclusion: Consistent with Salesforce’s values, we have extensive equal employment opportunity and anti-discrimination policies and practices that help us foster a workplace environment that promotes inclusion and diversity. Salesforce also empowers 12 Equality Groups to create a community for underrepresented groups and their allies, offer professional development and mentoring opportunities, and empower employees to be impactful equality leaders in their community.

•	Equal Pay for Equal Work: We believe in compensating our employees fairly and equitably, with equal pay for equal work. We review the salaries and bonuses of our global workforce on an annual basis to ensure everyone is paid equally for equal work and close any unexplained gaps. To date, we have spent more than $22 million since this program began, to ensure our global workforce is paid fairly. In the United States we also review differences in pay for gender as well as race and ethnicity.

•	Executive Compensation: To align and accelerate our equality, diversity and inclusion initiatives, beginning in fiscal 2023, all executive vice presidents, presidents and executive officers will have a component of their incentive compensation plans tied to ESG measures, including employee diversity measures.

26	2022 Proxy Statement

ESG AT SALESFORCE (CONTINUED)

Supporting Employee Wellness and Development

We prioritize well-being, and we invest in benefits and programs to keep our employees and their families happy and healthy, so they can bring their best selves to work every day.

•	Culture: We believe our culture continues to be a competitive advantage. It engages our people, drives the creation of our innovative products, and ultimately helps our customers succeed. Because of our focus on culture, we’ve been able to attract and retain world-class talent and earn customer loyalty to become the fastest-growing enterprise software company.

•	Well-being: We are committed to supporting our employees’ and their families’ well-being by offering flexible, competitive benefits. This includes robust health and insurance benefits and wellness resources. We also offer generous time off and leave programs, including seven days (56 hours) of paid volunteer time off.
•	Financial Wellness: We offer robust financial benefits focused on aiding our employees with their financial goals, including 401(k) plan matching and an employee stock purchase plan.

•	Talent Experience: Under the expanded name of Talent Experience, we have integrated all practice areas impacting our internal employee experience, including Onboarding and Employee Connection, Internal Careers, People Leadership Development, and Talent Management. Through the Talent Experience program we endeavor to see the world through the eyes of our employees, stay connected, and be aware of the major milestones of their career journey.

Philanthropy

Since our inception, Salesforce has been committed to giving back. We pioneered and have inspired other companies to adopt our 1-1-1 integrated philanthropy model, which leverages 1% of a company’s equity, 1% of its employee time and 1% of its product to help improve communities around the world. Together with the Salesforce Foundation, a 501(c)(3) non-profit organization, from inception to January 31, 2022, we have given approximately $532 million to charitable organizations and logged more than 6.7 million employee volunteer hours around the world. In fiscal

2022, we provided approximately $100 million in grants and donations to qualified non-profits, educational institutions or other NGOs and $1.87 billion in donated or discounted products to non-profits and higher education institutions via Salesforce.org. Together with our community of approximately 54,600 nonprofits, educational institutions and philanthropic organizations, we drive innovation on Salesforce.org Nonprofit Cloud, Education Cloud and Philanthropy Cloud to help maximize social impact.

Civic Engagement

Salesforce’s Government Affairs and Public Policy team works with policymakers and elected officials around the globe on issues that matter to our stakeholders, including our employees, our customers, our stockholders, our communities and the environment. Salesforce is nonpartisan in this work, and we support candidates and eligible organizations of any party who share our priorities, align with our core values, represent and engage with significant numbers of our employees and demonstrate leadership. We are committed to complying with all laws, rules and regulations relevant to our political activity and we publicly disclose all contributions in the U.S. in reports filed with the Federal Election Commission and with various state campaign finance commissions. Our Governance Committee provides independent oversight and annually reviews our political contributions. Management prepares a detailed annual report of our corporate political spending, which is publicly accessible at https://www.salesforce.com/company/public-policy/.

Safety Cloud

The COVID-19 pandemic challenged all of us in many ways, in both our work and personal lives. In fiscal 2022, we launched Safety Cloud, which allows users to create a single source of truth for testing automation and vaccine verification to help meet customers’ safety requirements as they return to the office and resume hosting in-person events.

2022 Proxy Statement	27

ESG AT SALESFORCE (CONTINUED)

Recognition

We are honored to be recognized by organizations and media around the world for our ESG commitments and initiatives and for our efforts to be a great place to work. Below are some of our most recent awards.

Great Place to Work:	• Argentina (#3 in 2021) • Australia (#3 in 2021) • Bavaria (#2 in 2021) • Brazil (#5 in 2021) • Canada (#4 in 2021) • France (#1 in 2021) • Germany (#2 in 2021) • India (#7 in 2021)	• Ireland (#5 in 2021) • Italy (#3 in 2021) • Japan (#2 in 2021) • Mexico (#8 in 2021) • Netherlands (#2 in 2021) • Sao Paolo (#5 in 2021) • Singapore (#3 in 2021) • Spain (#2 in 2021)	• Switzerland (#6 in 2021) • U.K. (#3 in 2021) • Asia (#8 in 2021) • Europe (#4 in 2021) • Latin America (#25 in 2021) • World’s Best (#5 in 2021)

Fortune:	• 100 Best Companies to Work For (#2 in 2021) • World’s Most Admired Companies (#12 in 2021) • Best Workplaces for Millennials (#2 in 2021)	• Best Workplaces for Parents (#14 in 2021) • Best Workplaces in Technology (#2 in 2021) • Best Workplaces for Women (#14 in 2021)

People:	• Companies That Care (#9 in 2021)

Dow Jones Sustainability Indices	• DJSI World (2021) • DJSI North America (2021)

Corporate Knights	• Global 100 Most Sustainable Companies (#27 in 2022)

Just 100	• America’s Most JUST Companies (#4 in 2022)

Governance

Foremost among Salesforce’s core set of values is trust, which is the foundation for everything we do. As such, Salesforce believes ethics and integrity are critical to the success of our customers,

employees, our business, and to improving the state of the world. We’re proud to have been named on Ethisphere’s 2022 World’s Most Ethical Companies Honoree list for the 13th time.

Corporate Governance

Corporate governance is foundational to our ESG programs and we work actively with our Board of Directors on our initiatives. Our Governance Committee oversees our ESG programs generally as set forth in its charter. Our Audit Committee oversees certain ESG-related disclosures and metrics, as well as Ernst & Young’s limited assurance review thereof. Our Cybersecurity Committee oversees cybersecurity matters and meets regularly with our Chief Trust Officer. The Privacy Committee oversees our privacy and ethical use of technology matters and meets regularly with our Office of Ethical and Humane Use of Technology.

The success of our employees, customers and stockholders depends on our ability to manage our business ethically, transparently and responsibly. Our Code of Conduct and Business Conduct Principles are both publicly available and, in conjunction with other internal policies, communicate our values and expectations for employees and key stakeholders. Our Corporate Governance Guidelines, which detail our corporate governance practices with respect to our Board and its committees, are reviewed periodically by our Governance Committee and are also publicly available.

28	2022 Proxy Statement

ESG AT SALESFORCE (CONTINUED)

Trust, Security and Privacy

Salesforce is committed to providing the most secure, compliant enterprise cloud on the market. The Salesforce Platform is built with security in mind, giving our community the tools necessary to protect their data. Our vigilant Security team provides each Salesforce customer with the default security out-of-the-box tools and educational resources necessary to protect their data. We also take a collaborative, education-focused approach to security, investing in tools, training, and support for everyone who works for and with us.

The protection of our customers’ data is paramount, and Salesforce is committed to helping our customers on their global compliance journeys in our role as a trusted advisor. Our customers trust us to help them build meaningful relationships with their own customers, and Salesforce’s top priority is the security and privacy of the data that we are entrusted to protect.

Ethical and Humane Use of Technology

We aspire to create technology that not only drives the success of our customers, but also upholds the basic human rights of every individual. Core to this effort is the establishment of the Office of Ethical and Humane Use of Technology, working across product, law, policy, and ethics to develop and implement a strategic framework for the ethical and humane use of technology across Salesforce.

2022 Proxy Statement	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each Named Executive Officer; and (iv) all current directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors and director nominees, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned. For our directors and director nominees, Named Executive

Officers and current directors and executive officers as a group, the information in the table is as of March 1, 2022 and for other stockholders, the information is as of December 31, 2021 based on their filings with the SEC.

Except as set forth below, the address of each stockholder listed in the following table is Salesforce, Inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105. In accordance with SEC rules, applicable percentage ownership for our directors and executive officers in the following table is based on 990,364,995 shares of Salesforce common stock outstanding as of March 1, 2022, plus, as applicable, each holder’s options or other equity awards vesting or exercisable within 60 days thereof.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Five Percent Stockholders

The Vanguard Group(1)	76,162,895	7.7%
100 Vanguard Boulevard, Malvern, Pennsylvania 19355

FMR LLC(2)	66,966,695	6.8%
245 Summer Street, Boston, Massachusetts 02210

BlackRock, Inc.(3)	66,756,973	6.7%
55 East 52 Street, New York, New York 10022

Directors and Named Executive Officers

Marc Benioff(4)	30,085,135	3.0%

Bret Taylor(5)	1,552,624	*

Laura Alber	683	*

Craig Conway	8,778	*

Parker Harris(6)	2,802,974	*

Alan Hassenfeld(7)	83,522	*

Neelie Kroes	12,985	*

Oscar Munoz	898	*

Gavin Patterson(8)	81,392	*

Sanford R. Robertson(9)	77,972	*

John V. Roos	10,130	*

Srinivas Tallapragada(10)	435,054	*

Robin Washington	36,738	*

Amy Weaver(11)	127,956	*

Maynard Webb(12)	6,313	*

Susan Wojcicki(13)(14)	107,892	*

Current Directors and Executive Officers as a Group (18 Persons)(15)	35,466,808	3.6%
*	Less than 1%.

30	2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS (CONTINUED)

(1)

Based upon a Schedule 13G/A filed with the SEC on February 10, 2022. The Vanguard Group reported that it has no sole voting power, sole dispositive power with respect to 72,231,881 shares of common stock, shared voting power of 1,550,956 shares of common stock and shared dispositive power of 3,931,014 shares of common stock.

(2)

Based upon a Schedule 13G/A filed with the SEC on February 9, 2022. FMR LLC reported that it has sole voting power with respect to 14,480,199 shares of common stock, sole dispositive power with respect to 66,966,695 shares of common stock, and no shared voting or shared dispositive power.

(3)

Based upon a Schedule 13G/A filed with the SEC on February 7, 2022. BlackRock, Inc. reported that it has sole voting power with respect to 57,701,219 shares of common stock, sole dispositive power with respect to 66,756,973 shares of common stock, and no shared voting or shared dispositive power.

(4)

Includes 1,166,894 shares issuable upon the exercise of options vested and exercisable as of March 1, 2022 or, assuming continued service to the Company, vesting within 60 days of March 1, 2022 and upon settlement of PRSUs (based on actual performance for the performance period ending March 22, 2022) vesting within 60 days of March 22, 2022. All other shares are held in the Marc R. Benioff Revocable Trust.

(5)

Includes 392,886 shares issuable upon the exercise of options vested and exercisable as of March 1, 2022 or, assuming continued service to the Company, vesting within 60 days of March 1, 2022 and upon settlement of RSUs and PRSUs (based on actual performance for the performance period ending March 22, 2022) vesting within 60 days of March 1, 2022. Also includes 234,458 shares held in trusts.

(6)

Includes 835,945 shares issuable upon the exercise of options vested and exercisable as of March 1, 2022 or, assuming continued service to the Company, vesting within 60 days of March 1, 2022 and upon settlement of RSUs and PRSUs (based on actual performance for the performance period ending March 22, 2022) vesting within 60 days of March 1, 2022. Also includes 1,880,537 shares held in trusts.

(7)	Includes 1,350 shares held by a family member.
(8)

Includes 69,208 shares issuable upon the exercise of options vested and exercisable as of March 1, 2022 or, assuming continued service to the Company, vesting within 60 days of March 1, 2022 and upon settlement of RSUs vesting within 60 days of March 1, 2022.

(9)	Includes 39,000 shares held in a family member trust.
(10)

Includes 392,686 shares issuable upon the exercise of options vested and exercisable as of March 1, 2022 or, assuming continued service to the Company, vesting within 60 days of March 1, 2022 and upon settlement of RSUs and PRSUs (based on actual performance for the performance period ending March 22, 2022) vesting within 60 days of March 1, 2022.

(11)

Includes 103,418 shares issuable upon the exercise of options vested and exercisable as of March 1, 2022 or, assuming continued service to the Company, vesting within 60 days of March 1, 2022 and upon settlement of RSUs and PRSUs (based on actual performance for the performance period ending March 22, 2022) vesting within 60 days of March 1, 2022.

(12)	Includes 187 shares held by a family trust.
(13)	Includes 79,723 shares held in a family trust.
(14)	Includes 28,169 shares as to which Ms. Wojcicki shares or may be deemed to share voting and investment power. Ms. Wojcicki disclaims beneficial ownership of such shares.
(15)

Includes 2,994,794 shares issuable upon the exercise of options vested and exercisable as of March 1, 2022 or, assuming continued service to the Company, vesting within 60 days of March 1, 2022, and upon the settlement of RSUs or PRSUs (based on actual performance for the performance period ending March 22, 2022) vesting, assuming continued service to the Company, within 60 days of March 1, 2022.

2022 Proxy Statement	31

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three primary equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants: the 2004 Employee Stock Purchase Plan (the “ESPP”) and the 2013 Equity Incentive Plan (the “2013 Equity Plan”), which have both been approved by stockholders, and the 2014 Inducement Equity Incentive Plan (the “2014 Inducement Plan”), which has not been approved by stockholders. We have also assumed certain plans in connection with acquisitions, which plans have not been approved by Salesforce’s stockholders.

The following table sets forth information regarding outstanding stock options and restricted stock units as well as shares reserved for future issuance under the foregoing plans as of January 31, 2022:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	38,688,705(2)	$167.59	69,072,615(3)
Equity compensation plans not approved by stockholders	9,930,808(4)	$82.60	991,903(5)

Total	48,619,513	$156.34	70,064,518

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSU awards and PRSU awards which have no exercise price.

(2)

Consists of options, restricted stock units, and performance-based restricted stock units granted under the 2013 Equity Plan. Performance-based restricted stock units are for purposes of this column assumed to be payable at 100% of target. If instead the maximum amount of shares were achieved, the number of securities to be issued would be 39,842,570.

(3)

Consists of 3,594,273 shares available under the ESPP, including 2,580,831 shares subject to purchase during the purchase periods in effect as of January 31, 2022, and 65,478,342 shares available under the 2013 Equity Plan. Offerings under the ESPP were authorized by the Board of Directors in September 2011.

(4)

Consists of shares issuable under the 2014 Inducement Plan and the following plans, which have been assumed by us in connection with certain of our acquisition transactions: the Buddy Media, Inc. 2007 Equity Incentive Plan assumed by us with our acquisition of Buddy Media, Inc. in August 2012; the ExactTarget, Inc. 2008 Equity Incentive Plan assumed by us with our acquisition of ExactTarget, Inc. in July 2013; the RelateIQ, Inc. 2011 Stock Plan assumed by us with our acquisition of RelateIQ, Inc. in August 2014; the SteelBrick Holdings, Inc. 2013 Equity Incentive Plan assumed by us with our acquisition of SteelBrick Inc. in December 2015; the MetaMind, Inc. 2014 Stock Incentive Plan assumed by us with our acquisition of MetaMind, Inc. in April 2016 (the “MetaMind Plan”); the Demandware, Inc. 2012 Stock Incentive Plan assumed by us with our acquisition of Demandware, Inc. in July 2016; the Backchannel, Inc. 2012 Equity Incentive Plan assumed by us with our acquisition of Quip, Inc. in August 2016; the BeyondCore, Inc. 2007 Stock Incentive Plan assumed by us with our acquisition of BeyondCore, Inc. in August 2016; the Krux Digital, Inc. 2010 Stock Plan assumed by us with our acquisition of Krux Digital, Inc. in November 2016; the CloudCraze Software LLC 2016 Omnibus Incentive plan assumed by us with our acquisition of CloudCraze LLC in April 2018; MuleSoft, Inc. 2016 Equity Incentive Plan, and MuleSoft, Inc. 2017 Equity Incentive plan, each assumed by us with our acquisition of MuleSoft, Inc. in May 2018; the Datorama Inc. 2012 Stock Incentive Plan assumed by us in connection with our acquisition of Datorama Inc. in August 2018; the Optimizer Topco S.A.R.L. 2015 Share Incentive Plan assumed by us in connection with our acquisition of ClickSoftware Technologies Ltd. in October 2019; the MapAnything, Inc. Amended and Restated 2015 Stock Incentive Plan assumed by us in connection with our acquisition of MapAnything, Inc. in May 2019; the Salesforce Tableau Equity Incentive Plan (the “Salesforce Tableau Plan”) and the Tableau Software, Inc. 2004 Equity Incentive Plan, each assumed by us in connection with our acquisition of Tableau Software, Inc. in August 2019; and the Slack 2009 Stock Plan and the Slack 2019 Stock Option and Incentive Plan, each assumed by us in connection with our acquisition of Slack Technologies, Inc. in July 2021.

(5)	Consists of the 2014 Inducement Plan, the Salesforce Tableau Plan and the MetaMind Plan. The material features of the 2014 Inducement Plan and the Salesforce Tableau Plan are described below.

Material Features of the 2014 Inducement Equity Incentive Plan

The 2014 Inducement Plan was established by the Board in July 2014 with the purpose of attracting, retaining and incentivizing employees in furtherance of Salesforce’s success. In accordance with NYSE rules, this plan is used to offer equity awards as material inducements for new employees to join Salesforce, typically in connection with acquisitions. Subject to adjustment for certain changes in our capitalization, the maximum aggregate number of shares that may be issued under the 2014 Inducement Plan is the sum of 5,085,000 plus the number of shares, not to exceed 2,750,000, that, as of July 9, 2014, remained available for issuance under our 2006 Inducement Equity Incentive Plan (the “Prior Inducement Plan”) or that, after July 9, 2014, otherwise would have returned to the Prior Inducement Plan under its terms (for example, due to the expiration or forfeiture of an award under the Prior Inducement Plan).

The equity grants awarded under the 2014 Inducement Plan are typically in the form of restricted stock units but this plan also

32	2022 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION (CONTINUED)

provides for the granting of other types of equity awards, including stock options, with exercise prices equal to the fair market value of our common stock on the date of grant. As of January 31,

2022, 956,948 shares of Salesforce common stock remained available for issuance under the 2014 Inducement Plan.

Material Features of the Salesforce Tableau Equity Plan

The Tableau Software, Inc. 2013 Equity Incentive Plan (the “Original Tableau Plan”) was originally established by Tableau Software, Inc. (“Tableau”) in 2013. In connection with Salesforce’s acquisition of Tableau in 2019, Salesforce assumed the Original Tableau Plan, as amended, renamed it the Salesforce Tableau Equity Plan and amended and restated it as of August 1, 2019 (the “Salesforce Tableau Plan”). The purposes of the Salesforce Tableau Plan are to help Salesforce secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of Salesforce and its affiliates and provide a means by which eligible recipients may benefit from increases in the value of our common stock. From and after August 1, 2019, only employees and consultants of Tableau as of immediately prior to such date and employees and consultants of Salesforce hired on or following such date are eligible to receive grants of new awards under the Salesforce Tableau Plan.

The Salesforce Tableau Plan provides for the award of incentive stock options and nonstatutory stock options, each of which must generally have an exercise price equal to at least the fair market value of our common stock on the date of grant; stock appreciation rights; restricted stock awards; restricted stock unit awards; performance stock awards; performance cash awards and other stock awards.

As of August 1, 2019, the aggregate number of shares of common stock issuable under the Salesforce Tableau Plan (from and after such date) was 11,712,661. Following August 1, 2019, when a stock award or any portion of a stock award expires or otherwise terminates without all of the shares covered by such award having been issued, or if a stock award is settled in cash, such expiration, termination or settlement reduces or otherwise offsets the number of shares of common stock available for issuance under the Salesforce Tableau Plan. From and after August 1, 2019, Salesforce has only granted restricted stock units and stock options under the Salesforce Tableau Plan, and these are the only types of equity awards outstanding under the Salesforce Tableau Plan. As of January 31, 2022, 2 shares of Salesforce common stock remained available for issuance under the Salesforce Tableau Plan.

2022 Proxy Statement	33

A LETTER FROM OUR COMPENSATION COMMITTEE

A LETTER FROM OUR COMPENSATION COMMITTEE

April 28, 2022

Dear Fellow Stockholders,

Thank you for your continued support of Salesforce.

In fiscal 2022, the ongoing Covid-19 pandemic continued pushing leaders throughout the world to rethink the future of work. Salesforce focused on helping its employees, customers and stakeholders compete in the new all-digital, success from anywhere world.

In July 2021, Salesforce completed its acquisition of Slack—our largest acquisition to date. Together, Salesforce and Slack offer their customers the opportunity to create a new all-digital headquarters, giving teams a more intuitive, engaging, and productive way to work from anywhere.

Leveraging our success from anywhere strategy, we delivered another year of outstanding financial results. Our Fiscal 2022 revenue increased 25% year-over-year to $26.5 billion, cash provided by operations increased 25% year-over-year to $6.0B and our remaining performance obligation increased 21% year-over-year to $43.7 billion, which includes approximately $1.2 billion of remaining performance obligation related to Slack.

For fiscal 2022, we maintained our compensation program structure, which supports Salesforce’s strategic goals and prioritizes driving growth and long-term value for our stockholders. The decision to not make any material changes to our program for fiscal 2022 reflects the strong stockholder support we received at our last Annual Meeting, direct feedback from stockholders, and our determination that the program effectively tied pay to performance and aligned well with our business strategy.

For fiscal 2023, we have undertaken and continue to undertake a comprehensive evaluation of our Co-CEO compensation program, including the amounts and structure of any new equity awards for fiscal 2023.

At Salesforce, values drive decision-making. They are fundamental to, and a competitive advantage in, managing our business and our workforce. In fiscal 2023, we added sustainability to our other core values—trust, customer success, innovation and equality. This addition was a natural extension of our decade-long climate action journey to build a more just, fair and sustainable future. To further align our compensation program with our values, and to build greater accountability and accelerate our ESG initiatives, we have included environmental, social and governance (“ESG”) goals as part of the Gratitude bonus plan targets for our executive officers for fiscal 2023.

We hope we can count on your support of our pay program again this year. As the world continues to change rapidly, we believe that our program is well designed to motivate and retain our outstanding executives, align pay with performance, and incentivize long-term stockholder value creation.

Thank you for your continued support and investment in Salesforce.

Sincerely,

The Compensation Committee

John V. Roos (Chair)

Craig Conway

Neelie Kroes

Maynard Webb

34	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for our Named Executive Officers (“NEOs”), including our executive compensation policies and practices and the corresponding pay decisions. Specifically, it describes how and why the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) arrived at the specific compensation decisions for our NEOs for and during fiscal 2022 (February 1, 2021 – January 31, 2022) and the key factors the Committee considered in making those decisions. This Compensation Discussion and Analysis also addresses certain aspects of our compensation program applicable generally to our executive officers, as defined under SEC regulations (the “Executive Officers”).

Named Executive Officers

For fiscal 2022, our NEOs included all individuals who served as our principal executive officers during the fiscal year, our principal financial officer and the three next most highly compensated Executive Officers, who were:

•	Marc Benioff, our Chair of the Board and Co-Chief Executive Officer (“Co-CEO”);

•	Bret Taylor, our Vice Chair of the Board and Co-CEO, formerly our Chief Operating Officer (“COO”);

•	Amy Weaver, our President and Chief Financial Officer (“CFO”);

•	Parker Harris, our Chief Technology Officer and Co-Founder;

•	Gavin Patterson, our President and Chief Revenue Officer; and

•	Srinivas Tallapragada, our President and Chief Engineering Officer.

Executive Summary

Business Overview and Fiscal 2022 Performance Highlights

Salesforce is a global leader in customer relationship management technology that brings companies and customers together in the digital age. Founded in 1999, Salesforce enables companies of every size and industry to take advantage of powerful technologies, including cloud, mobile, social, voice, blockchain and artificial intelligence, to connect to their customers in a whole new way and help them transform their businesses around the customer in this digital-first world.

In fiscal 2022, the Company acquired Slack, our largest acquisition to date. Using Slack as our digital headquarters, regardless of where employees work, employees are able to connect, share information and get work done.

In fiscal 2022, the Company delivered significant growth and strong financial performance, including:

•	Revenue. Fiscal 2022 revenue was $26.5 billion, an increase of 25% year-over-year.

•	Operating Cash Flow. Cash provided by operations for fiscal 2022 was $6.0 billion, an increase of 25% year-over-year.

•

Remaining Performance Obligation.    Total remaining performance obligation as of January 31, 2022 was approximately $43.7 billion, which includes approximately $1.2 billion of remaining performance obligation related to Slack, an increase of 21% year-over-year.

2022 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The below charts show our Revenue and Operating Cash Flow growth over the last five years and our Remaining Performance Obligation growth over the last four years.

Return to Stockholders

We have delivered significant long-term total stockholder return (“TSR”) as evidenced by the chart below, which shows how a $100 investment in Salesforce on January 31, 2017 would have grown to $294 on January 31, 2022. The chart also compares the TSR on an investment in our common stock to the same investment in the S&P 500 Index, the Nasdaq Computer & Data Processing Index, the Nasdaq 100 Index and the Dow Jones Industrial Average over the last five fiscal years.

	1/31/2017	1/31/2018	1/31/2019	1/31/2020	1/31/2021	1/31/2022

Salesforce, Inc.	$100	$144	$192	$230	$285	$294

S&P 500 Index	$100	$124	$119	$142	$163	$198

Nasdaq Computer & Data Processing Index	$100	$141	$138	$199	$291	$365

Nasdaq 100 Index	$100	$136	$135	$176	$253	$292

Dow Jones Industrial Average	$100	$105	$100	$113	$126	$141

36	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Data for the Standard & Poor’s 500 Index, the Nasdaq Computer & Data Processing Index, the Nasdaq 100 Index and the Dow Jones Industrial Average assume reinvestment of dividends. The comparisons in the graph above are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

As shown above, the Company has shown consistently strong performance with a stock price that has appreciated substantially over the past five years. For example, our closing stock price on January 31, 2017 was $79.10 and our closing stock price on January 31, 2022 was $232.63, nearly 3x the January 2017 stock price.

Highlights of Our Executive Compensation Program Over Time

FY2016	• Introduced PRSUs for Mr. Benioff to further align his compensation with stockholder returns.
FY2017	• Reduced Mr. Benioff’s total compensation to respond to stockholder feedback. • Expanded our use of PRSUs to all Executive Officer direct reports of the CEO to further align pay with performance.
FY2018

•   Granted no annual equity awards due to a change in the timing of our grant cycle (November to March), to allow the Compensation Committee to evaluate Company and individual performance for the prior full fiscal year when making annual equity award decisions.

FY2019	• Equity awards granted in FY2019 reflected a 1.33 year equity cycle due to the change in our grant timing in FY2018. • Expanded our use of PRSUs further to all Executive Vice Presidents and above.
FY2020	• No changes made to our Executive Compensation Program.
FY2021	• Annual equity grants to eligible employees, including our NEOs, delayed from March to April in light of COVID-19 market disruption.
FY2022	• No changes made to our Executive Compensation Program.

Fiscal 2022 Compensation Program Highlights

Highlights of our fiscal 2022 compensation program for the Named Executive Officers and other Executive Officers were:

•

Maintained Marc Benioff Target Total Cash Compensation at Fiscal 2016 Level.    For the seventh year in a row, the Compensation Committee maintained Mr. Benioff’s base salary and target bonus at fiscal 2016 levels.

•

Promoted Bret Taylor to Co-CEO.    In connection with Mr. Taylor’s promotion to Co-CEO effective November 30, 2021, his annual base salary was increased from $1,000,000 to $1,400,000, his annual bonus target percentage was increased from 150% of base salary to 200% of base salary, and on December 22, 2022, he received a PRSU grant with a grant date fair value of $3,000,108 and an option grant with a grant date fair value of $2,000,060.

•

Continued Use of PRSUs.    In fiscal 2022, the Compensation Committee continued the use of PRSUs for all Executive Vice Presidents and above, with Mr. Benioff receiving 60% of his total target value of equity awards in the form of PRSUs, with target payout requiring 60th percentile relative TSR performance.

•

ESG Measures in Executive Compensation.    In fiscal 2022, the Compensation Committee undertook consideration of the use of ESG measures in our executive compensation programs, which we have begun implementing in fiscal 2023.

Leadership Transitions

In November 2021, Mr. Taylor, who had served as our President and Chief Operating Officer since December 2019, was appointed Vice Chair of the Board and Co-CEO. Following Mr. Taylor’s appointment, Mr. Benioff serves as our Co-CEO and continues to serve as Chair of the Board.

In September 2021, Joe Allanson, who had served as our Executive Vice President and Chief Accounting Officer since February 2014, was appointed Executive Vice President, Finance ESG and Sundeep Reddy was appointed Executive Vice President and Chief Accounting Officer.

2022 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Stockholder Outreach, Board Responsiveness and Program Evolution

Our Board and Compensation Committee value our stockholders’ views on our executive compensation program, as communicated to us via our stockholder engagement program and through our stockholders’ voting decisions. We take seriously, and believe it is important to respond to, stockholder input on our executive compensation programs. Our Compensation Committee has put considerable thought and care into evolving our executive compensation program over the last few years. We conduct extensive ongoing outreach with our stockholders. Since our 2021 Annual Meeting, we have met directly (primarily via video conference) with stockholders who own over half of our stock. Meetings included discussions on financials, strategy, compensation, governance and other matters. The stockholder perspectives that we receive, through direct engagement as well as through voting decisions, provide valuable insight and have continued to help influence our program.

For example, over the past five fiscal years we have:

•

Continued to maintain rigorous performance goals each year for our cash incentive plan applicable to our Executive Officers, including performance targets that exceeded our publicly announced financial guidance;

•

Changed the timing of our annual equity award cycle to better align with the Company’s fiscal year, so that the Compensation Committee can evaluate recent full fiscal year Company and individual performance when making annual equity grant decisions; and

•

Continued to align pay with performance by implementing and expanding our use of performance-based restricted stock units (“PRSUs”) that require above-median TSR performance (60th percentile) to achieve target payout.

The changes that we have made over the past five years have been responsive to feedback received from our stockholders. We believe these changes have advanced our compensation practices and governance in a manner that both benefits stockholders and continues to align with our strategy and pay philosophy.

Compensation Philosophy and Practices

Compensation Philosophy, Objectives and Challenges

Philosophy and Objectives.    Our compensation philosophy is driven by our objective to attract and retain the premier talent needed to lead our Company in a dynamic, innovative and extremely competitive environment and to strongly align the interests of our Executive Officers with those of our stockholders for the long term. To accomplish this, we use compensation structures directly tied to the performance of our common stock, as well as key drivers of Company performance, including revenue, operating cash flow and non-GAAP income from operations. Our Executive Officer compensation program is aligned with our overall business strategy, with a focus on driving growth and long-term value for our stockholders.

Our Executive Officer compensation program, including the program for our NEOs, is structured to use a mix of base salary, annual performance-based cash incentive awards and long-term equity awards to incentivize and reward those individuals who make the greatest contributions to our performance and creation of stockholder value over time. The majority of our Executive Officer compensation is variable, with the largest portion in the form of long-term equity awards. Some elements of Executive Officer compensation, such as stock options and restricted stock units (“RSUs”), are extended to some employees beyond the Executive Officer group. Similarly, as a result of competitive demands and the nature of various roles, certain types of compensation may be offered to other employees that are not offered to Executive Officers.

Challenges.    We operate in a highly competitive market and industry, and the competition for executive talent continues to intensify. The challenges we face in hiring and retaining Executive Officers are due to a number of factors, including:

•	Highly Competitive Cloud Computing Industry — We are a pioneer in the innovative and highly competitive enterprise cloud computing market. We are, however, an established, large public company, and some prospective Executive Officers may believe there is less opportunity to realize significant appreciation through equity compensation at an established public company of our size as compared with a privately held start-up or early-stage public company. Further, some of our competitors are much larger than we are and may be able to offer higher compensation.

•	Fiercely Competitive Employee Retention Environment — In the technology industry, there is substantial and continuous competition for executives with the experience and aptitude to motivate and lead engineers and others in designing, developing and managing software and Internet-related services, as well as qualified sales and operations personnel familiar with the technology industry. We are headquartered in the San Francisco Bay Area, where competition for top talent is particularly fierce. Further, our success has made our employees, including our Executive Officers, more attractive as candidates for employment with other companies, and they are subject to significant ongoing recruiting efforts by other companies in the technology industry.

•

High Growth — We are a high-growth company that continues to experience rapid changes to our technology, personnel and business tactics. We have experienced rapid growth in the geographic breadth and technical scope of our operations, along with the number of personnel we employ. Not all individuals desire or are suited to manage in such an

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

environment, making the services of our current Executive Officers more valuable and in some cases hindering our efforts to recruit new Executive Officers.

•	Executive Officer Background — We seek to recruit and retain experienced Executive Officers with specific skills in key functional areas who have worked in a high-growth environment comparable to ours. The number of executives with the most desirable experience is relatively low and proven executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our Executive Officer compensation packages.

Given this competitive environment, our compensation program is designed to be competitive with those companies with whom we compete for talent and to strengthen our ability to attract and retain the caliber of employees we need to sustain our industry-leading success.

Compensation and Governance Practices and Policies

We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of our key compensation and corporate governance practices.

What We Do	What We Don’t Do

✓ Actively engage in year-round dialogue with our stockholders and incorporate feedback into our Executive Officer compensation programs	✗ No pension plans or Supplemental Executive Retirement Plans

✓ Significant portion of compensation for Executive Officers is at risk, based on both the Company’s absolute performance and performance relative to the broader market	✗ No stock option repricing without stockholder consent

✓ Provide Executive Officer compensation mix that more heavily weights variable pay	✗ No hedging or pledging of our securities

✓ PRSUs granted to all Executive Vice Presidents and above, including our Executive Officers	✗ No excise tax gross-ups upon a change of control

✓ Rigorous goal-setting, including PRSUs that require above-median (60th percentile) relative performance to earn target payout

✓ Stringent stock ownership requirements apply to all Executive Officers and directors

✓ Annual advisory vote on NEO compensation

✓ Regular reviews of Executive Officer compensation and peer group data

✓ Compensation clawback policy applies to performance-based cash and equity programs

✓ Use of an independent compensation consultant to advise the Compensation Committee

✓ Double-trigger cash, option and RSU change of control benefits

✓ Regularly assess the risk-reward balance of our Executive Officer compensation programs in order to mitigate undue risks in our programs

2022 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Elements and Compensation for Named Executive Officers

We award cash compensation to our NEOs in the form of base salaries and annual cash incentives under our Gratitude Bonus Plan, and we award equity compensation in the form of stock options, RSUs and PRSUs. To a lesser extent we also provide certain other benefits, generally consistent with what we provide to other employees, as described further below. We believe that each of these compensation elements is necessary to attract and retain individuals in a very competitive market for executive talent.

A description of our key pay elements, the applicable performance measures and the rationale for each element is set forth in the following table:

Base Salaries

We believe we must offer competitive base salaries to attract, motivate and retain all employees, including our Executive Officers. The Compensation Committee has generally set the base salaries for our Executive Officers, including the NEOs, based on the following primary factors:

•	for all Executive Officers, a comparison to the base salaries paid by the companies in our compensation peer group;

•	for all Executive Officers, the overall compensation that each Executive Officer may potentially receive during his or her employment with us; and

•	for all Executive Officers, internal parity considerations with respect to the base salaries of other Executive Officers who are comparably situated in terms of reporting structure and level of responsibility.

In late fiscal 2021, the Compensation Committee conducted a review of our Executive Officer compensation program for purposes of informing its decisions regarding the base salaries and bonus opportunities for our Executive Officers for fiscal 2022. These decisions took into account the above factors as well as overall Company and individual performance and the roles and responsibilities of each of our Executive Officers. At the beginning of fiscal 2022, the Compensation Committee approved fiscal 2022 base salaries and bonus opportunities for the Executive

Officers (including the NEOs). The Compensation Committee initially approved an annual base salary of $1,000,000 for Mr. Taylor. In connection with his appointment as Co-CEO on November 30, 2021, taking into account the same factors used to set base salaries at the beginning of fiscal 2022, his annual base salary was increased to $1,400,000.

The below table reflects the base salary earned by each NEO as of January 31, 2022:

Named Executive Officer	End of Fiscal 2022 Base Salary		Change from End of Fiscal 2021

Mr. Benioff	$1,550,000		No change

Mr. Taylor	$1,400,000	(1)	40% increase

Ms. Weaver	$1,000,000		—	(2)

Mr. Harris	$1,000,000		No change

Mr. Patterson(3)	$1,022,818		6% increase

Mr. Tallapragada	$1,000,000		5% increase

(1)

Mr. Taylor was promoted from COO to Co-CEO effective November 30, 2021. Prior to his appointment as Co-CEO, his annual base salary for fiscal 2022 was $1,000,000. In connection with his appointment, his base salary was increased from $1,000,000 to $1,400,000.

(2)	Ms. Weaver was not an NEO in fiscal 2021.
(3)

Mr. Patterson is paid in British Pounds. The dollar amounts of his cash compensation are based on an exchange rate of $1.341400019 per GBP (referred to as the “GBP Exchange Rate”), the foreign exchange rate as of January 31, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Performance-Based Cash Bonuses

We provide annual performance-based cash incentive awards linked to achievement against certain corporate performance goals under our broad-based Gratitude Bonus Plan. The Compensation Committee believes that this plan’s annual performance metrics contribute to driving long-term stockholder value, play an important role in influencing Executive Officer performance and help attract, motivate and retain our Executive Officers and other employees.

Under the Gratitude Bonus Plan, the Compensation Committee establishes three bonus pools: one for our Executive Officers, including the NEOs, a second for SVPs and above and a third for all other employees. Each pool may be funded based on achievement of certain Company performance goals pre-established by the Committee for each of the groups. Funding of the pool applicable to Executive Officers is capped at 100%, unless otherwise determined by the Compensation Committee. The performance goals applicable to Executive Officers in fiscal 2022 are discussed in more detail below.

Typically, after the first half of the fiscal year, we pay 25% of the full target bonus amount, and after the end of the fiscal year, we pay the remaining amount. The remaining amount is determined based on the level of achievement against the applicable Company performance goals and may also take into account individual performance.

The Compensation Committee administers the Gratitude Bonus Plan with respect to our Executive Officers and determines the amounts of any awards under this plan to our Executive Officers. Once the pool is funded, individual bonus amounts are determined by the Compensation Committee for each of our Executive Officers. Individual bonus amounts are capped at 125% of the individual’s target payout opportunity. The Committee may increase or decrease awards under this plan in its discretion based on factors the Committee deems appropriate, including an assessment of individual performance and input from our Co-CEOs. Historically, the Compensation Committee has determined not to pay more than 100% of the target bonus to any of our Executive Officers.

Fiscal 2022 Target Cash Bonus Opportunity

To establish our Executive Officers’ individual target cash bonus opportunities, which are expressed as a percentage of base salary, the Compensation Committee considers competitive pay data, input from its compensation consultant, and the level, position, objectives and scope of responsibilities of each Executive Officer, as well as considerations of internal parity among similarly situated Company Executive Officers.

At the beginning of fiscal 2022, based on its review of our executive compensation program, peer company data, and the other factors described above, the Compensation Committee approved target annual cash bonus opportunities for fiscal 2022 for each of our NEOs. The Compensation Committee initially approved a target annual cash bonus opportunity of 150% of base salary for Mr. Taylor. In connection with his appointment as Co-CEO on November 30, 2021, this target annual cash bonus opportunity was increased to 200% of base salary, equivalent to that of Mr. Benioff.

The below table reflects the target bonus opportunity for each NEO as of January 31, 2022:

Named Executive Officer	Fiscal 2022 Target Cash Bonus Percentage(1)		Change in Target Cash Bonus Percentage from Fiscal 2021		Fiscal 2022 Target Cash Bonus Opportunity

Mr. Benioff	200%		No change		$3,100,000

Mr. Taylor	200%	(2)	100%		$1,691,325	(3)

Ms. Weaver	100%		—	(4)	$1,000,000

Mr. Harris	100%		No change		$1,000,000

Mr. Patterson(5)	100%		No change		$1,022,818

Mr. Tallapragada	100%		No change		$1,000,000

(1)	As a percentage of base salary.
(2)

Mr. Taylor’s target cash bonus percentage was 150% of his base salary while he served as COO in fiscal 2022. On November 30, 2021, in connection with his appointment to Co-CEO, his target cash bonus percentage was increased to 200% of his base salary.

(3)

Mr. Taylor’s fiscal 2022 Target Cash Bonus Opportunity is calculated as approximately 158% of his eligible base salary, which is based on the weighted average of a target bonus percentage of 150% of base salary for the period in fiscal 2022 in which he served as COO and 200% of base salary for the period in fiscal 2022 in which he served as Co-CEO.

(4)	Ms. Weaver was not an NEO in fiscal 2021.
(5)	Mr. Patterson is paid in British Pounds. Amounts shown are based on the GBP Exchange Rate.

Fiscal 2022 Cash Bonus Pool Payout Metrics, Performance and Fiscal 2022 Payouts

For fiscal 2022, the amount of the bonus pool for Executive Officers was based on our performance during the fiscal year compared to pre-established target levels for three equally weighted measures. These performance metric targets were established in early March 2021 and adjusted shortly thereafter to reflect a revised timeline for the closing of the acquisition of Slack. The Compensation Committee believes that these measures and this weighting are appropriate to incentivize achievement of certain annual corporate performance goals that further our strategy and that are used by investors to evaluate our financial performance. The Compensation Committee believes that targets for the cash pool should be rigorous and challenging and therefore the target levels exceeded the financial guidance the Company publicly announced at the beginning of the fiscal year. Additionally, as shown below, the fiscal 2022 target levels were significantly higher than the fiscal 2021 targets and fiscal 2021 actual results.

2022 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Annual Bonus Performance Metric Targets

(all amounts in millions)

	Fiscal 2021				Fiscal 2022
	Guidance(1)	Target	Actual(2)	Achievement	Guidance(3)	Target	Actual(2)	Achievement
Revenue	$21,000 - $21,100	$21,348	$21,252	99.6% of Target	$25,650 - $25,750	$25,947	$26,492	102.1% of Target

Operating Cash Flow	$5,197	$5,325	$4,801	90.2% of Target	$5,281 - $5,329	$5,450	$6,000	110.1% of Target

Non-GAAP Income from Operations	N/A	$3,856	$3,765	97.6% of Target	N/A	$4,618	$5,031	108.9% of Target

(1)	Guidance as published at the beginning of fiscal 2021, on February 25, 2020.
(2)	Results based on adjustments applicable to the Gratitude Bonus Plan, as described in more detail below.
(3)	Guidance as published at the beginning of fiscal 2022, on February 25, 2021.

For purposes of the Gratitude Bonus Plan, “Revenue” is defined as our GAAP revenues, as may be adjusted to exclude certain acquisitions. “Operating Cash Flow” is defined as our GAAP operating cash flow. “Non-GAAP Income from Operations” is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets), as may be adjusted to exclude certain acquisitions and not including the impact of amounts payable under the Gratitude Bonus Plan.

The Compensation Committee believes that basing the Executive Officer bonus pool under the Gratitude Bonus Plan on these measures aligns Executive Officer incentives with stockholder interests in accordance with our compensation philosophy.

The Compensation Committee has the discretion to increase or decrease the bonus amounts actually paid to individual Executive Officers but did not exercise such discretion for fiscal 2022 awards, although the Company’s performance for fiscal 2022 exceeded the target for all three measures. Instead, the Compensation Committee continued to cap funding of the Executive Officer bonus pool and set the amounts payable to each individual NEO with respect to fiscal 2022 at 100% of the target opportunity.

Accordingly, the cash bonuses paid to the NEOs for fiscal 2022 under the Gratitude Bonus Plan were:

Named Executive Officer	Fiscal 2022 Bonus Payment

Mr. Benioff	$3,100,000

Mr. Taylor(1)	$1,691,325

Ms. Weaver	$1,000,000

Mr. Harris	$1,000,000

Mr. Patterson(2)	$1,022,818

Mr. Tallapragada	$1,000,000

(1)

Mr. Taylor’s fiscal 2022 Target Cash Bonus Opportunity is calculated as approximately 158% of his eligible base salary, which is based on the weighted average of a target bonus percentage of 150% of base salary for the period in fiscal 2022 in which he served as COO and 200% of base salary for the period in fiscal 2022 in which he served as Co-CEO.

(2)	Mr. Patterson is paid in British Pounds. Amounts shown are based on the GBP Exchange Rate.

Equity Compensation

The Compensation Committee periodically reviews our equity compensation program from a market perspective as well as in the context of our overall compensation philosophy. The Compensation Committee also considers the appropriateness of various equity vehicles, such as PRSUs, stock options and RSUs, as well as overall program costs (which include both stockholder dilution and compensation expense), when evaluating the long-term incentive mix for our Executive Officers. Further, the Compensation Committee considers peer company data and competitive positioning analyses, each Executive Officer’s individual performance, as described below, as well as stockholder input.

Performance-Based Restricted Stock Units (PRSUs)

We grant equity awards subject to pre-established performance-based vesting conditions. We initially granted PRSUs to Mr. Benioff in fiscal 2016 and, in fiscal 2017, the Compensation Committee expanded the use of PRSUs to all of our Executive Officers who reported directly to the CEO at that time. In fiscal 2019, the Compensation Committee further expanded the use of PRSUs in our annual equity award program more broadly to all executive vice presidents and above.

The PRSUs that we have granted to date contain the following key terms:

•	A single, three-year performance period

•	Require employment through the 15th day of the month following the end of the performance period

•	The performance metric is three-year relative TSR compared to the Nasdaq 100 Index group of companies as of the grant date (the “PRSU Index Group”)

•	No payout above target if TSR is negative on an absolute basis

•	Target payout requires 60th percentile TSR performance

•	Payouts commence if performance is above the 30th TSR percentile, with no payout if performance is below the 30th TSR percentile

•	A maximum payout capped at 2x target

•	Each percentile of TSR performance below target reduces payout by 3.3333%, whereas performance above target increases payout by only 2.5641%

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In developing the performance conditions, performance period, comparison group, payout scale and other terms of the PRSUs, the Compensation Committee undertook significant deliberation, considering input received from stockholders, market data and the advice of its compensation consultant. The Compensation Committee also considered that the annual cash incentive plan already incentivizes performance on three key Company-specific financial measures, and the importance of emphasizing holistic Company performance, as opposed to an isolated metric; the importance of setting a sufficiently difficult target for maximum payout; the benefit of a large and objectively determined performance comparator group; and the overarching goal of an incentive clearly and directly aligned with stockholder interests. The chart and table below illustrate the potential PRSU payouts based on relative TSR percentile performance.

Percentile Rank	Payout if Absolute TSR Positive	Payout if Absolute TSR Negative(1)

99th	200%	100%

90th	177%	100%

80th	151%	100%

70th	126%	100%

60th	100%	100%

50th	67%	67%

40th	33%	33%

30th	0%	0%

(1)	Potential payout is capped at 100% of target if our absolute TSR is negative.

Additional vesting rules apply in the event of a change of control of the Company, as described under “Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units” beginning on page 58.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Historic PRSU Award Cycles and Performance

Our PRSUs vest and pay out based on our relative TSR performance (rTSR) over a three-year period with payouts commencing if performance is above the 30th TSR percentile and target payout if performance is at the 60th TSR percentile. The below table provides supplemental information regarding our historical PRSU performance, for awards that have already vested and performance as of January 31, 2022, for awards that have yet to vest, for supplemental information purposes only.

	Beginning of Performance Period CRM Stock Price	End of Performance Period CRM Stock Price	CRM TSR(1)	rTSR(2)	% of Target PRSUs Earned

Fiscal 2016 Grants	$74.08	$145.48	96.37%	78th Percentile	146%

Fiscal 2017 Grants	$74.20	$153.50	106.89%	82nd Percentile	156%

Fiscal 2019 Grants	$113.72	$224.23	97.17%	72nd Percentile	131%

Fiscal 2020 Grants(3)	$152.72	$219.25	43.56%	36th Percentile	20%

Fiscal 2021 Grants(4)	$164.52	TBD	TBD	TBD	TBD

Fiscal 2022 Grants—March(5)	$224.23	TBD	TBD	TBD	TBD

Fiscal 2022 Grant—December(6)	$283.04	TBD	TBD	TBD	TBD

(1)

TSR is calculated by comparing the Company’s average closing share price over the 90 calendar days before commencement of the performance period and Company’s average closing share price over the 90 calendar days before the end of the performance period.

(2)	rTSR is the Company’s relative TSR, i.e., its TSR measured against the TSRs of the PRSU Index Group.
(3)

Performance Period ended on March 22, 2022. The Company’s TSR at the end of the performance period was 43.56% and its rTSR was at the 36th percentile. This led to a payout of 20% of the target number of PRSUs granted in fiscal 2020 on April 15, 2022.

(4)

Performance Period ends on April 22, 2023. The Company’s TSR from April 22, 2020 to January 31, 2022 was 58.84% and its rTSR was at the 50th percentile. This would lead to a payout of 67% of the target number of PRSUs granted if the performance period had ended on January 31, 2022.

(5)

Performance Period ends on March 22, 2024. The Company’s TSR from March 22, 2021 to January 31, 2022 was 16.55% and its rTSR was at the 55th percentile. This would lead to a payout of 83% of the target number of PRSUs granted if the performance period had ended on January 31, 2022.

(6)

Performance Period ends on December 22, 2024. The Company’s TSR from December 22, 2021 to January 31, 2022 was (7.67)% and its rTSR was at the 12th percentile. This would lead to a payout of 0% of the target number of PRSUs granted if the performance period had ended on January 31, 2022. Bret Taylor was the only executive who received a PRSU grant in December 2021 in connection with his appointment as Co-CEO.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Fiscal 2022 PRSU Payout

As reflected in the chart above, PRSUs granted in fiscal 2019 vested and were paid out on April 15, 2021. The applicable performance period ended on March 22, 2021 and the Company’s TSR was at the 72nd percentile of the PRSU Index Group. As a result, 131% of the target PRSUs granted to Messrs. Benioff, Taylor, Harris, Tallapragada and Ms. Weaver vested on April 15, 2021. Mr. Patterson was not an employee of the Company in fiscal 2019.

Named Executive Officer	Target PRSU Shares Granted in Fiscal 2019	Earned PRSU Shares Paid in Fiscal 2022	Actual Award Value(1)

Mr. Benioff	104,127	136,406	$31,782,598

Mr. Taylor	19,283	25,260	$5,885,580

Ms. Weaver	9,642	12,631	$2,943,023

Mr. Harris	19,283	25,260	$5,885,580

Mr. Tallapragada	19,284	25,262	$5,886,046

(1)	Such amounts are based on a stock price of $233.00, the Company’s closing stock price on April 15, 2021.

Fiscal 2023 PRSU Payout

PRSUs granted in fiscal 2020 recently completed the three year performance period, ending in fiscal 2023 and were paid out on April 15, 2022. The applicable performance period ended on March 22, 2022 and the Company’s TSR was at the 36th percentile of the PRSU Index Group. As a result, 20% of the target PRSUs granted to Messrs. Benioff, Taylor, Harris, and Tallapragada and Ms. Weaver vested on April 15, 2022.

Named Executive Officer	Target PRSU Shares Granted in Fiscal 2020	Earned PRSU Shares Paid in Fiscal 2023	Actual Award Value(1)

Mr. Benioff	74,391	14,878	$2,818,042

Mr. Taylor	15,499	3,099	$586,982

Ms. Weaver	15,499	3,099	$586,982

Mr. Harris	17,048	3,409	$645,699

Mr. Tallapragada	15,499	3,099	$586,982

(1)	PRSUs granted in fiscal 2020 vested and were paid out in shares on April 15, 2022. Such amounts are based on a stock price of $189.41, the Company’s closing stock price on April 14, 2022.

Stock Options

We grant stock options to our Executive Officers and other employees to align their interests with those of our stockholders and as an incentive to remain with us. Because stock options generate value only to the extent that the market price of our common stock increases during the period that the option is outstanding, they provide a strong incentive to our Executive Officers and other employees to increase stockholder value. Further, because these options typically vest over a four-year period, they incentivize our Executive Officers and other employees to build value that can be sustained over time. Therefore, the Compensation Committee believes that options to purchase shares of our common stock, with an exercise price equal to the market price of our common stock on the date of grant, are inherently performance-based and are a very effective tool to motivate our Executive Officers and other employees to build stockholder value and reinforce our position as a growth company.

Restricted Stock Units (RSUs)

We also grant RSUs to our Executive Officers and other employees. RSUs align the interests of our Executive Officers and other employees with those of our stockholders and help manage the dilutive effect of our equity compensation program. Our RSUs are subject to service-based vesting. Because RSUs have value to the recipient even in the absence of stock price appreciation, RSUs help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSUs typically vest over a four-year period, and we believe that, like stock options, they help incentivize our Executive Officers and other employees to build value that can be sustained over time.

Fiscal 2022 Equity Award Decisions

In March of 2021, the Compensation Committee granted fiscal 2022 equity awards in the form of stock options, RSUs, and PRSUs to the NEOs as shown below with vesting and other terms as described above. In determining the amounts of these fiscal 2022 equity awards, the Compensation Committee took into account the outstanding performance of the Company and the NEOs during fiscal 2021.

Each of our NEOs, other than Mr. Benioff, received approximately 25% of their March 2021 equity award value in RSUs, 25% of their equity award value in PRSUs, and 50% of their equity award value in stock options. Mr. Benioff did not receive any RSUs. Instead, he received approximately 40% of his fiscal 2022 equity award value in stock options and 60% of his fiscal 2022 equity award value in PRSUs, both of which the Compensation Committee considers to be performance-based.

In December 2021, in connection with Mr. Taylor’s appointment as Co-CEO, he received an additional equity grant with an aggregate grant date fair value of $5,000,168. Similar to Mr. Benioff’s annual equity awards, approximately 40% of Mr. Taylor’s December 2021 equity award value was granted in stock options and 60% of his December 2021 equity award value was granted in PRSUs, both of which the Compensation Committee considers to be performance-based.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Named Executive Officer	FY22 Stock Options ($)(1)	FY22 Stock Options (#)	FY22 RSUs ($)(1)	FY22 RSUs (#)	FY22 PRSUs ($)(1)	FY22 PRSUs (# at target)

Mr. Benioff	$9,000,018	158,261	—	—	$13,500,117	65,694

Mr. Taylor(2)	$9,500,066	162,110	$3,750,198	17,429	$6,750,278	32,336

Ms. Weaver	$6,000,050	105,508	$3,000,115	13,943	$3,000,095	14,599

Mr. Harris	$6,000,050	105,508	$3,000,115	13,943	$3,000,095	14,599

Mr. Patterson	$6,000,050	105,508	$3,000,115	13,943	$3,000,095	14,599

Mr. Tallapragada	$6,000,050	105,508	$3,000,115	13,943	$3,000,095	14,599

(1)

Dollar values reported reflect the aggregate grant date fair value of options, RSUs and PRSUs granted to the executives. For further information on how these grant date fair values are calculated, please see footnotes 1 and 2 to the Summary Compensation Table on page 52.

(2)

Consists of equity grants made to Mr. Taylor in March and December 2021. In March 2021, Mr. Taylor received an equity grant of 131,884 stock options (with a grant date fair value of $7,500,006), 17,429 RSUs (with a grant date fair value of $3,750,198) and a grant of 18,249 PRSUs, at target (with a grant date fair value of $3,750,170). In December 2021, Mr. Taylor received an equity grant of 30,226 stock options (with a grant date fair value of $2,000,060) and 14,087 PRSUs, at target (with a grant date fair value of $3,000,108) in connection with his promotion to Co-CEO.

Mr. Benioff’s Security Program

We have provided a security program for Mr. Benioff since fiscal 2012 and continued to do so in fiscal 2022. The Compensation Committee believes that amounts paid by the Company for this security program have been reasonable, necessary and for the Company’s benefit. In fiscal 2018, the Committee sought specific feedback from our major institutional investors on this topic and our stockholders agreed that sponsorship of a comprehensive personal security program for Mr. Benioff was the right approach. The Committee, the Board and our stockholders concluded that in certain circumstances, personal security services can be a necessary component of an overall executive compensation program, and that any such program should align with the executive’s security profile.

Factors contributing to an executive’s security profile can include the size, location and activities of the company, the prominence of the company or the executive, overall public visibility and accessibility of the executive, and whether the company or executive is associated with controversial topics. Taking these factors into consideration, as well as trends in the overall security climate, the Compensation Committee believes that sponsorship of a comprehensive personal security program for Mr. Benioff continues to be the right approach for his safety and for the Company and its stockholders. The Compensation Committee periodically reviews the nature and cost of this program in relation to Mr. Benioff’s security profile. Because certain security services provided for Mr. Benioff may be viewed as conveying a personal benefit to him, we have reported the incremental costs to us of those services in the “All Other Compensation” column in the Summary Compensation Table on page 52.

Benefits

Like other employees, our Executive Officers, including the NEOs, participate in our employee benefit and welfare plans, including medical and dental care plans, a fitness reimbursement plan and a 401(k) plan. We generally do not provide our Executive Officers, including the NEOs, with additional retirement benefits, pensions, perquisites or other personal benefits, except Mr. Benioff’s security program as described above, certain security related benefits for Mr. Taylor, home security arrangements for Ms. Weaver and certain limited perquisites provided to Mr. Patterson, which are available to all similarly situated employees located in the United Kingdom, each as noted in the “All Other Compensation” column in our Summary Compensation Table on page 52. We believe the limited security benefits provided to Mr. Taylor and Ms. Weaver are appropriate given their respective security profiles, including their overall public visibility. We also occasionally provide certain benefits on an ad hoc basis, as noted for our NEOs in our Summary Compensation Table, if we believe that doing so is appropriate, reasonable and serves the interests of the Company, typically on the same terms we would provide such benefits for other employees.

Retention and Spot Bonuses

On occasion, the Company awards cash retention bonuses to high-performing employees believed to be at a risk of departure and spot-bonus cash awards to recognize extraordinary efforts. None of our Executive Officers received these types of awards in fiscal 2022.

Compensation-Setting Process

Role of the Compensation Committee, Tally Sheets and Competitive Data

The Compensation Committee oversees and administers our Executive Officer compensation program in accordance with its Charter, which can be viewed in the Corporate Governance section of our Investor Relations website at http://investor.salesforce.com/corporate-governance. The Committee’s role includes oversight of our equity and incentive-based plans.

The Compensation Committee meets regularly throughout the year, and it met 21 times in fiscal 2022. At least annually, it reviews the Executive Officer compensation program overall, and establishes base salaries, target annual cash bonus opportunities and equity grants (if any) for the fiscal year.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In setting these elements of compensation, the Compensation Committee reviews the total target compensation for our Executive Officers and also considers developments in compensation practices outside of the Company. Specifically, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our peer group, as well as summary consolidated information about our Executive Officers’ total compensation and pay history (commonly called “tally sheets”) to use in setting individual compensation elements and making decisions on total Executive Officer compensation levels.

Peer data is a helpful reference for the Compensation Committee to assess the competitiveness and appropriateness of our Executive Officer compensation program within our industry sector and the broader business community. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements, the amount of each compensation element and total target compensation. The Compensation Committee does not set or target the compensation of our Executive Officers at specific levels or within specified percentile ranges relative to peer company pay levels. Depending upon Company and individual performance, as well as the various other factors discussed in this Compensation Discussion and Analysis, target and actual total direct compensation of our Executive Officers, as well as individual compensation elements, may be within, below or above the market range for their positions.

Role of Committee Advisors

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. As in the past, the Compensation Committee continued to engage the services of Compensia, Inc., an independent, national compensation consulting firm (the “compensation consultant”), in fiscal 2022. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Compensation Committee has reviewed the independence of the compensation consultant and conducted a conflicts of interest assessment (taking into consideration factors specified in the NYSE listing standards) and has concluded that the compensation consultant is independent and its work for the Compensation Committee has not raised any conflicts of interest. No other fees were paid to the compensation consultant except fees related to its services to the Compensation Committee and the Governance Committee. The compensation consultant provides the Compensation Committee with guidance regarding the amount and types of compensation that we provide to our Executive Officers and how these compare to peer company compensation practices, as well as advice regarding other compensation-related matters. The compensation consultant also provides the Compensation Committee with advice related to our equity plans and provides the Board and Governance Committee with data and advice regarding the Board’s compensation program.

Representatives of the compensation consultant attend meetings of the Compensation Committee and Governance Committee, as requested, and also communicate with the Compensation

Committee and Governance Committee outside of meetings. The compensation consultant reports to the Compensation Committee and Governance Committee rather than to management, although representatives of the firm may meet with members of management, including our Co-CEOs, and individuals in our Employee Success (human resources) department, for purposes of gathering information on proposals that management may make to the Compensation Committee or Governance Committee. During fiscal 2022, the compensation consultant met with various Executive Officers to collect data and obtain management’s perspective on the fiscal 2022 compensation for our Executive Officers. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time.

Role of Peer Companies

The Compensation Committee regularly reviews the appropriateness of the compensation peer group used by the compensation consultant to generate competitive pay data for the Committee’s review in connection with Executive Officer compensation decisions.

The compensation consultant regularly analyzes our group of peer companies based on similarity to us on various financial and other measures, such as industry, revenue, market capitalization, number of employees and growth history and potential, as well as competition for Executive Officers. The fiscal 2022 peer group (the “2022 Peer Group”) selected by the Compensation Committee after considering the input of the compensation consultant was:

Adobe Inc.	Microsoft Corporation

Amazon.com, Inc.	Netflix, Inc.

Apple Inc.	Oracle Corporation

Booking Holdings Inc.	Paypal Holdings, Inc.

Cisco Systems, Inc.	SAP SE

eBay Inc.	ServiceNow, Inc.

International Business Machines Corporation	Uber Technologies Inc.

Intuit Inc.	VMware, Inc.

Meta Platforms, Inc. (formerly Facebook, Inc.)	Workday, Inc.

In addition, as part of its Executive Officer compensation planning process, the Compensation Committee reviewed aggregated survey data, which provided additional context regarding executive compensation practices in the marketplace, drawn from a Radford Custom Compensation Survey. The Compensation Committee also from time to time reviews compensation data from certain other companies in the market for the executive talent for whom we compete.

Role of Executive Officers

Our Co-CEOs provided input to the Compensation Committee with respect to the performance and compensation of Executive

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Officers, including the other NEOs. The Compensation Committee took our Co-CEOs’ input into consideration when determining and approving Executive Officer compensation.

Executive leaders in our Legal and Employee Success organizations provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings as requested.

Role of Stockholder Input

In setting the form and amount of compensation for our NEOs, the Compensation Committee also considers the voting results from our most recent annual stockholder advisory vote on NEO compensation as well as specific input provided by stockholders through our year-round engagement activities. Stockholder support for our fiscal 2021 NEO compensation program was very strong and did not result in our making any changes to our executive compensation program.

Summary Information Regarding Fiscal 2023 Compensation Decisions

Below is summary information regarding Compensation Committee decisions about fiscal 2023 compensation for our NEOs. Our Proxy Statement for the 2023 Annual Meeting will provide additional detail on fiscal 2023 compensation matters. Following Mr. Taylor’s appointment as Co-CEO, the Committee initiated a comprehensive review of the structure and elements of the Co-CEOs’ compensation to inform their decision-making regarding the Co-CEO compensation program for fiscal 2023, including the amount and structure of fiscal 2023 equity awards for the Co-CEOs. This review is ongoing. Pending completion of this process, the Co-CEOs continue to receive their base salaries as in effect at the end of fiscal 2022, $1,550,000 annually for Mr. Benioff and $1,400,000 annually for Mr. Taylor.

In March 2022, the Compensation Committee set fiscal 2023 base salaries and target bonus opportunities, expressed as a percentage of base salary, for the NEOs as stated below. Additionally, in order to build greater accountability and accelerate our environmental, social, and governance (ESG) initiatives, the Company approved the inclusion of ESG goals as part of the incentive compensation plans for our EVPs and above for fiscal 2023, either as part of the Gratitude Bonus Plan or individual commission plans. For each of our Executive Officers, including our NEOs, the Compensation Committee determined that achievement against such Executive Officer’s fiscal 2023 target cash bonus will be based 90% on achievement against financial targets and 10% on achievement against ESG measures. The ESG measures include two equality measures and two sustainability measures each equally weighted. The equality measures focus on increasing representation of Black, Latinx, Indigenous and multiracial employees in the U.S., and of women employees globally. The sustainability measures focus on reducing air travel emissions, as well as increasing the percentage of spend with suppliers who have signed Salesforce’s Sustainability Exhibit, a procurement contract with the goal of reducing our collective carbon footprint and helping our suppliers set and meet climate targets.

Named Executive Officer	Fiscal 2023 Base Salary	Change in Base Salary from Fiscal 2022	Fiscal 2023 Target Cash Bonus Percentage(1)	Change in Target Cash Bonus Percentage from Fiscal 2023

Ms. Weaver	$1,000,000	No change	100%	No change

Mr. Harris	$1,000,000	No change	100%	No change

Mr. Patterson(2)	$1,022,818	No change	100%	No change

Mr. Tallapragada	$1,000,000	No change	100%	No change

(1)	As a percentage of base salary.
(2)	Mr. Patterson is paid in British Pounds. Amounts shown are based on the GBP Exchange Rate.

Additionally, in March 2022, the Compensation Committee granted equity awards in the form of stock options, RSUs, and PRSUs to the NEOs with a grant date fair value as shown below, with vesting and other terms as described under “Equity Compensation” beginning on page 42 above.

Named Executive Officer	FY23 Stock Options	FY23 RSUs	FY23 PRSUs
Ms. Weaver	$7,000,007	$3,500,088	$3,500,062
Mr. Harris	$7,000,007	$3,500,088	$3,500,062
Mr. Patterson	$7,000,007	$3,500,088	$3,500,062
Mr. Tallapragada	$7,000,007	$3,500,088	$3,500,062

Other Compensation Policies

Stock Ownership Guidelines

We maintain a stock ownership policy for our Executive Officers, including our NEOs, as set forth in our Corporate Governance Guidelines (the “Guidelines”). The Guidelines provide that our Co-CEOs must attain ownership of, by the fifth anniversary of his or her appointment as Co-CEO, and maintain ownership throughout his or her tenure of, a number of shares of our common stock equal to the lesser of 112,000 shares or the number of shares equivalent in value to four times his or her annual salary. With ownership of over 28 million shares and one million shares, respectively, Mr. Benioff and Mr. Taylor significantly exceed their ownership requirements under these guidelines.

The Guidelines also provide that each other Executive Officer must attain ownership by the fifth anniversary from the date he or she becomes an Executive Officer and maintain ownership throughout his or her tenure as an Executive Officer of a number of shares equivalent in value to 1.5x his or her annual salary. Each of the NEOs is in compliance with the stock ownership policy.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

We also maintain a stock ownership policy for our non-employee directors, as described earlier in “Directors and Corporate Governance—Compensation of Directors” on page 23 and as set forth in our Guidelines.

Performance-Based Compensation Recoupment “Clawback” Policy

The Guidelines include a clawback provision, which provides that if we restate our reported financial results, the Board will review the performance-based awards made to our Executive Officers. If and to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, other clawback provisions of applicable law, or NYSE Listing Standards, we will seek to recover or cancel any such awards that were granted, vested or earned as a result of achieving performance targets that would not have been met under the restated financial results. We will also continue to monitor rule-making actions of the SEC and the NYSE related to clawback policies. In addition, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Co-CEOs and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Prohibition on Hedging and Pledging Transactions

Our insider trading policy prohibits any employee (including our Executive Officers) or director from, among other things, engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock (other than stock options and other awards granted pursuant to the Company’s equity plans). Executive Officers and directors also are not permitted to pledge our securities.

Equity Award Grant Practices

The majority of our equity awards are granted on an annual basis, typically in March. New hire and ad hoc awards are generally granted monthly throughout the fiscal year, typically on the 22nd day of the month.

Post-Employment Compensation

We recognize that it is possible that we may be involved in a transaction involving a change of control of the Company, and that this possibility could result in the departure or distraction of our Executive Officers to the detriment of our business. The Compensation Committee and the Board believe that the prospect of such a change of control transaction would likely result in our Executive Officers facing uncertainties about their future employment and distractions resulting from concern over how the potential transaction might affect them.

To allow our Executive Officers to focus solely on making decisions that are in the best interests of our stockholders in the event of a possible, threatened, or pending change of control transaction, and to encourage them to remain with us despite the possibility that a change of control might affect them adversely, we have entered into Change of Control and Retention Agreements with each of our Executive Officers, including our NEOs, that provide them with certain payments and benefits in the event of the termination of their employment within the three-month period prior to, or the 18-month period following, a change of control of the Company (referred to as the “change of control period”). Severance payments and benefits under these agreements are conditioned on the NEOs’ signing a release of claims in favor of the Company. The Compensation Committee and the Board believe that these “double-trigger” agreements serve as an important retention tool to ensure that personal uncertainties do not dilute our NEOs’ complete focus on building stockholder value.

These agreements provide each of the NEOs (other than Mr. Benioff as described below), who has a qualifying termination of employment during the change of control period with a payment equal to 150% of his or her annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 18 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards (based on performance through the date of the change of control for PRSUs).

If Mr. Benioff has a qualifying termination of employment during the change of control period, his Change of Control and Retention Agreement provides him with a lump-sum payment equal to 200% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 24 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards.

See “Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units” on page 58 for specific information regarding how such a qualifying termination would impact the NEOs’ PRSUs.

In establishing the terms and conditions of these agreements, the Compensation Committee and the independent members of the Board considered competitive market data and governance best practices information provided by the compensation consultant. The Compensation Committee and the independent members of the Board also evaluated the cost to us of these arrangements and the potential payout levels to each affected Executive Officer under various scenarios. In approving these agreements, they determined that their cost to us and our stockholders was reasonable and not excessive, given the benefit conferred to us.

The Compensation Committee and the Board believe that these agreements will help to maintain the continued focus and dedication of our Executive Officers to their assigned duties without the distraction that could result from the possibility of a change of control of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

For a summary of the material terms and conditions of agreements in effect during fiscal 2022, see “Employment Contracts and Certain Transactions—Payments Upon Qualifying Termination of Employment or a Change in Control,” on page 59.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to any person who has served as chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. As a result, we expect that compensation awarded to our NEOs will not be deductible to the extent it is in excess of the $1 million threshold.

Notwithstanding the repeal of the exemption for “performance-based compensation,” the Compensation Committee intends to maintain its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of the Company that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during fiscal 2022 and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain equity awards and severance arrangements. We generally have structured our equity awards in a manner intended to comply with the applicable Section 409A conditions. In addition, the Change of Control and Retention Agreements that we have entered into with the NEOs generally have been drafted or modified in a manner intended to comply with Section 409A.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period in which an executive is required to render service in exchange for vesting of the option or other award. When determining the types and amounts of equity compensation granted to the NEOs, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options, RSUs and PRSUs. As part of this consideration, the Compensation Committee takes into account the overall program cost, which includes the associated compensation expense for financial reporting purposes.

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COMPENSATION RISK ASSESSMENT

COMPENSATION RISK ASSESSMENT

As part of its review of the compensation to be paid to our Executive Officers, as well as the compensation programs generally available to our employees, the Compensation Committee considers potential risks arising from our compensation programs and the management of these risks, in light of our overall business, strategy and objectives.

As is the case with our employees generally, our NEOs’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under our bonus plan are tied to overall corporate and individual performance, and the bonus pool for Executive Officers is based on our performance during the fiscal year compared to pre-established target levels for three equally weighted measures: revenue, operating cash flow and non-GAAP income from operations. These three financial measures counterbalance each other, decreasing the likelihood that our NEOs or other Executive Officers will pursue any one measure to the detriment of overall financial performance. Combined, these measures limit the ability of an Executive Officer to be rewarded for taking excessive risk on our behalf by, for example, seeking revenue enhancing opportunities at the expense of profitability. Moreover, a significant portion of compensation provided to our NEOs and other Executive Officers is in the form of long-term equity awards, including PRSUs, that help further align their interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and because the awards are staggered and subject to long-term vesting schedules. Our Executive Officer stock ownership guidelines also help ensure that Executive Officers have significant value tied to long-term stock price performance. Additional controls such as our clawback policy, our Code of Conduct and related training, and periodic sub-certification requirements for our Executive Officers, help mitigate the risks of unethical behavior and inappropriate risk-taking.

CEO PAY RATIOS

The fiscal 2022 total compensation of the median employee, based on the compensation of all employees who were employed as of November 1, 2021, other than our Co-CEOs, was $181,612. Mr. Benioff’s fiscal 2022 annual total compensation was $28,602,112 and Mr. Taylor’s fiscal 2022 annual total compensation was $22,794,415. The ratios of our Co-CEOs’ fiscal 2022 pay to that of our median employee (our “Pay Ratios”) were approximately 157-1 and 126-1, respectively.

The fiscal 2022 Pay Ratios are a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described herein. First,

we identified our employee population as of November 1, 2021 based on our payroll records. Second, we collected employee compensation data using salary, cash bonuses, equity compensation and commissions as our “consistently applied compensation measures” for purposes of the Pay Ratios. Finally, we identified the median compensated employee (“Median Employee”) and calculated her or his total compensation consistent with the compensation for our Co-CEOs in accordance with SEC rules and as reflected in the Summary Compensation Table on page 52, the details of which are set forth in the table below:

Employee	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)

Marc Benioff, Co-CEO	2022	$1,550,000	—	$13,500,117	$9,000,018	$3,100,000	$1,451,977	$28,602,112

Bret Taylor, Co-CEO	2022	$1,067,778	$500	$10,500,476	$9,500,066	$1,691,325	$34,270	$22,794,415

Median Employee(1)	2022	$78,158	—	—	—	$85,677	$17,777	$181,612

(1)	The median employee was paid in Euros but amounts are reported in dollars based on an exchange rate of $1.116550031 per Euro (the foreign exchange rate as of January 31, 2022).

The SEC’s rules for identifying the Median Employee and calculating the Pay Ratios based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Pay Ratios reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In calculating our Pay Ratios, we did not annualize the compensation of any employees nor did we make use of any of the exclusions allowed under SEC rules. We did, however, exclude approximately 20 employees of LevelJump Software Corp., which we acquired on October 1, 2021, and 51 employees of ServiceTrace GmbH, which we acquired on September 1, 2021, who were not yet harmonized onto our payroll systems on November 1, 2021.

2022 Proxy Statement	51

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal 2022 and the two prior fiscal years, the compensation reportable for our NEOs, as determined under SEC rules.

Name and Principal Position	Fiscal Year	Salary		Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compen- sation	All Other Compen- sation	Total
Marc Benioff	2022	$1,550,000		—	$13,500,117	$9,000,018	$3,100,000	$1,451,977(3)	$28,602,112
Chair of the Board and	2021	$1,550,000		—	$12,000,089	$8,000,031	$2,824,100	$1,366,555	$25,740,775
Co-CEO	2020	$1,550,000		—	$12,000,012	$8,000,000	$3,100,000	$1,319,482	$25,969,494
Bret Taylor	2022	$1,067,778	(4)	$500(5)	$10,500,476	$9,500,066	$1,691,325(6)	$34,270(7)	$22,794,415
Vice Chair of the Board and Co-CEO	2021	$1,000,000		$1,500	$6,000,049	$6,000,003	$911,000	$6,568	$13,919,121
	2020	$900,000		$87,440	$5,000,164	$5,000,000	$900,000	$56,909	$11,944,513
Amy Weaver President and Chief Financial Officer(8)	2022	$1,000,000		—	$6,000,210	$6,000,050	$1,000,000	$43,254(9)	$14,043,514
Parker Harris	2022	$1,000,000		—	$6,000,210	$6,000,050	$1,000,000	—	$14,000,260
Chief Technology Officer and Co-Founder	2021	$1,000,000		—	$5,500,148	$5,500,016	$911,000	—	$12,911,164
	2020	$1,000,000		—	$5,500,035	$5,500,000	$1,000,000	$727	$13,000,762
Gavin Patterson	2022	$1,022,818		—	$6,000,210	$6,000,050	$1,022,818	$82,713(11)	$14,128,609
President and Chief Revenue Officer(10)	2021	$947,032		$1,373,200	$6,447,991	$6,623,644	$548,753	$209,332	$16,149,952
Srinivas Tallapragada	2022	$1,000,000		—	$6,000,210	$6,000,050	$1,000,000	$5,167(12)	$14,005,427
President and Chief	2021	$950,000		$250,000	$5,500,148	$5,500,016	$865,450	$5,167	$13,070,781
Engineering Officer	2020	$900,000		—	$5,000,164	$5,000,000	$900,000	$5,505	$11,805,669

(1)

Amounts reported under the Stock Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported reflect the aggregate grant date fair value of RSUs and PRSUs granted to the executives, which for RSUs is calculated by multiplying the number of shares subject to the award by the closing price of one share of our common stock on the date of grant, and for PRSUs is calculated by multiplying the number of shares subject to the award by the estimated fair value using a Monte Carlo valuation method pursuant to FASB ASC Topic 718. The Monte Carlo valuation method simulates a range of possible future stock prices for Salesforce and each company in the PRSU Index Group over the PRSUs’ three-year performance period using certain factual data and an assumed risk-free interest rate. For each award in fiscal 2022, the expected term was based on the actual three-year term of the PRSUs, the expected volatility of 36% for awards granted on March 22, 2021 and 34.8% for awards granted on December 22, 2021 was based on the Company’s historical stock price volatility over the three years prior to the date of grant to conform to the term of the awards and implied volatility on call options for the Company and the PRSU Index Group, consistent with the methodology addressed in FASB ASC Topic 718-10-55-37, and the expected dividend rate for Salesforce’s stock was based on the current dividend rate of zero, consistent with the statement in our Form 10-K that we do not intend to pay cash dividends for the foreseeable future. In addition to the foregoing, the risk-free rate of interest was 0.32% for PRSUs granted on March 22, 2021 and 0.96% for PRSUs granted on December 22, 2021 derived from prevailing interest rates on zero-coupon U.S. Treasury Bills for corresponding maturities. Based on this methodology, the valuation of the PRSUs granted on March 22, 2021 was 95.5% of the closing price of the Company’s stock on the date of grant for PRSUs and 84.2% of the closing price of the Company’s stock for PRSUs granted on December 22, 2021.

(2)

Amounts reported under the Option Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported are the grant date fair value of stock options granted to the executives as determined pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for fiscal 2022 filed with the SEC on March 11, 2022.

(3)

This amount includes an allocation of costs paid by the Company for security arrangements provided for Mr. Benioff ($1,446,977) that are in addition to security arrangements provided while at work or on business travel. We view these security services as a necessary and appropriate business expense, but have reported incremental costs to us of the arrangements because they may be viewed as conveying a personal benefit to him. Additionally, this amount includes Company contributions to the Company 401(k) plan ($5,000). On occasion, guests of Mr. Benioff also may accompany him or other Salesforce employees, at no incremental cost to the Company, on corporate aircraft used for business purposes.

(4)	Mr. Taylor was promoted from COO to Co-CEO effective November 30, 2021. In connection with his appointment, his base salary was increased from $1,000,000 to $1,400,000.
(5)	This amount represents the value of a patent bonus awarded to Mr. Taylor.
(6)

Mr. Taylor’s fiscal 2022 Target Cash Bonus Opportunity is calculated as approximately 158% of his eligible base salary, which is based on the weighted average of a target bonus percentage of 150% of base salary for the period in fiscal 2022 in which he served as COO and 200% of base salary for the period in fiscal 2022 in which he served as Co-CEO.

52	2022 Proxy Statement

SUMMARY COMPENSATION TABLE (CONTINUED)

(7)

This amount includes an allocation of costs paid by the Company for security benefits provided for Mr. Taylor ($29,270) that include the amounts paid by the Company for a security driver and a rental car used by Mr. Taylor for commuting purposes, as well as Company contributions to the Company 401(k) plan ($5,000). On occasion, guests of Mr. Taylor also may accompany him or other Salesforce employees, at no incremental cost to the Company, on corporate aircraft used for business purposes.

(8)	Ms. Weaver was not a Named Executive Officer prior to fiscal 2022.
(9)

This amount includes an allocation of costs paid by the Company for security benefits provided for Ms. Weaver ($19,620) and a tax gross-up provided with respect to the security benefits ($18,134), as well as Company contributions to the Company 401(k) plan ($5,500).

(10)

Gavin Patterson was not a Named Executive Officer prior to fiscal 2021. Mr. Patterson is paid in British Pounds. Amounts shown for fiscal year 2022 salary, bonus, and non-equity incentive plan compensation are based on the GBP Exchange Rate. Amounts shown for salary, bonus, and non-equity incentive plan compensation for fiscal year 2021 are based on an exchange rate of $1.3731999535 per GBP.

(11)

This amount includes $15,646 of tax gross-ups due to family travel on the Company aircraft used for business purposes (paid in British pounds and reported based on the GBP Exchange Rate), $16,097 for a car allowance for Mr. Patterson (paid in British pounds and reported based on the GBP Exchange Rate), and $50,970 related to spousal travel on a corporate aircraft. Additionally, on occasion, guests of Mr. Patterson also may accompany him or other Salesforce employees, at no incremental cost to the Company, on corporate aircraft used for business purposes.

(12)	This amount reflects Company contributions to the Company 401(k) plan.

2022 Proxy Statement	53

GRANTS OF PLAN-BASED AWARDS TABLE

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to all plan-based awards granted to the NEOs during fiscal 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold	Target		Maximum	Threshold (#)	Target (#)	Maximum (#)
Marc Benioff	N/A	—	$3,100,000		$3,875,000	—	—	—	—	—	—	—
	03/22/2021	—	—		—	—	65,694	131,388	—	—	—	$13,500,117
	03/22/2021	—	—		—	—	—	—	—	158,261	$215.17	$9,000,018
Bret Taylor	N/A	—	$1,691,325	(6)	$2,114,156	—	—	—	—	—	—	—
	03/22/2021	—	—		—	—	18,249	36,498	—	—	—	$3,750,170
	03/22/2021	—	—		—	—	—	—	—	131,884	$215.17	$7,500,006
	03/22/2021	—	—		—	—	—	—	17,429	—	—	$3,750,198
	12/22/2021	—	—		—	—	14,087	28,174	—	—	—	$3,000,108
	12/22/2021	—	—		—	—	—	—	—	30,226	$252.80	$2,000,060
Amy Weaver	N/A	—	$1,000,000		$1,250,000	—	—	—	—	—	—	—
	03/22/2021	—	—		—	—	14,599	29,198	—	—	—	$3,000,095
	03/22/2021	—	—		—	—	—	—	—	105,508	$215.17	$6,000,050
	03/22/2021	—	—		—	—	—	—	13,943	—	—	$3,000,115
Parker Harris	N/A	—	$1,000,000		$1,250,000	—	—	—	—	—	—	—
	03/22/2021	—	—		—	—	14,599	29,198	—	—	—	$3,000,095
	03/22/2021	—	—		—	—	—	—	—	105,508	$215.17	$6,000,050
	03/22/2021	—	—		—	—	—	—	13,943	—	—	$3,000,115
Gavin Patterson	N/A	—	$1,022,818		$1,278,523	—	—	—	—	—	—	—
	03/22/2021	—	—		—	—	14,599	29,198	—	—	—	$3,000,095
	03/22/2021	—	—		—	—	—	—	—	105,508	$215.17	$6,000,050
	03/22/2021	—	—		—	—	—	—	13,943	—	—	$3,000,115
Srinivas Tallapragada	N/A	—	$1,000,000		$1,250,000	—	—	—	—	—	—	—
	03/22/2021	—	—		—	—	14,599	29,198	—	—	—	$3,000,095
	03/22/2021	—	—		—	—	—	—	—	105,508	$215.17	$6,000,050
	03/22/2021	—	—		—	—	—	—	13,943	—	—	$3,000,115

(1)

The Company’s non-equity incentive plan awards, and how they were determined under the Gratitude Bonus Plan, are based upon a formula that may include some discretion as to amounts paid, as discussed under “Compensation Discussion and Analysis—Compensation Elements and Compensation for Named Executive Officers—Performance-Based Cash Bonuses.” “Maximum” amounts shown reflect a 125% individual multiplier limit on payouts to executive officers. Actual amounts paid were paid at 100% of target. Mr. Patterson is paid in British Pounds. Non-Equity Incentive Plan Award amounts for Mr. Patterson are based on the GBP Exchange Rate.

(2)	This equity incentive plan award is discussed under “Compensation Discussion and Analysis—Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units.”
(3)	All restricted stock unit awards, performance-based restricted stock unit awards and stock options were granted pursuant to the 2013 Equity Plan.
(4)

The exercise price of the stock options is equal to the closing market price of our common stock on the date of grant or, if the grant date is not a trading day, the closing price on the most recent trading day preceding the grant date.

(5)

The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718, which for RSUs is calculated by multiplying the number of shares subject to the award by the closing price of one share of our common stock on the date of grant. Regardless of the reported value of a stock option on the grant date, the actual value realized will depend on the excess, if any, of the market value of our common stock over the exercise price if and when the option is exercised. The value of our PRSUs is calculated by multiplying the number of shares subject to the award by the estimated fair value using a Monte Carlo valuation method pursuant to FASB ASC Topic 718. For further information on the Monte Carlo valuation method, please see footnote 1 to the Summary Compensation Table on page 52.

(6)

Mr. Taylor’s fiscal 2022 Target Cash Bonus Opportunity is calculated as approximately 158% of his eligible base salary, which is based on the weighted average of a target bonus percentage of 150% of base salary for the period in fiscal 2022 in which he served as COO and 200% of base salary for the period in fiscal 2022 in which he served as Co-CEO.

54	2022 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information concerning option exercises and the vesting of stock awards and the value realized upon exercise or vesting by the NEOs during fiscal 2022.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
Marc Benioff	2,012,358	$401,489,839	136,406	$31,782,598(3)
Bret Taylor	—	—	220,195	$54,391,329(4)
Amy Weaver	146,692	$15,429,912	26,245	$6,232,013(5)
Parker Harris	176,485	$32,852,418	42,617	$10,081,139(6)
Gavin Patterson	60,399	$4,552,902	17,157	$4,201,538(7)
Srinivas Tallapragada	135,000	$24,620,996	42,422	$10,047,541(8)

(1)

The value realized on exercise is pre-tax and represents the difference between the market price of the shares of the Company’s common stock underlying the options when exercised and the applicable exercise price.

(2)	The value realized on vesting is pre-tax and is determined by multiplying the number of vested restricted stock units by the closing price of the Company’s common stock on the vesting date.
(3)	This amount represents the value realized on vesting of PRSUs during fiscal 2022.
(4)

This amount includes $44,233,349 of value realized on vesting of restricted shares acquired by Mr. Taylor in connection with the Company’s acquisition of Quip, Inc. in August 2016 as consideration for his shares in the target company, $5,885,580 of value realized on the vesting of PRSUs granted in March 2018, which vested on April 15, 2021 and $4,272,400 of value realized on vesting of RSUs during fiscal 2022.

(5)	This amount includes $2,943,023 of value realized on the vesting of PRSUs granted in March 2018, which vested on April 15, 2021 and $3,288,990 of value realized on vesting of RSUs during fiscal 2022.
(6)	This amount includes $5,885,580 of value realized on the vesting of PRSUs granted in March 2018, which vested on April 15, 2021 and $4,195,559 of value realized on vesting of RSUs during fiscal 2022.
(7)	This amount represents the value realized on vesting of RSUs during fiscal 2022.
(8)	This amount includes $5,886,046 of value realized on the vesting of PRSUs granted in March 2018, which vested on April 15, 2021 and $4,161,495 of value realized on vesting of RSUs during fiscal 2022.

2022 Proxy Statement	55

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END TABLE

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END TABLE

The following table sets forth information with respect to the value of all outstanding equity awards held by our NEOs as of January 31, 2022.

	OPTION AWARDS				STOCK AWARDS
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Marc Benioff
11/22/2015	435,116	—	$80.99	11/22/2022	—	—	—	—
11/22/2016	151,057	—	$75.57	11/22/2023	—	—	—	—
03/22/2018	303,892	13,213	$118.04	03/22/2025	—	—	—	—
03/22/2019	138,742	57,130	$161.50	03/22/2026	—	—	74,391	$17,305,578
04/22/2020	88,280	113,502	$154.14	04/22/2027	—	—	86,344	$20,086,205
03/22/2021	—	158,261	$215.17	03/22/2028	—	—	65,694	$15,282,395
Bret Taylor
08/26/2016(5)	—	—	—	—	310,139	$72,147,636	—	—
03/22/2018	168,829	7,341	$118.04	03/22/2025	1,324	$308,002	—	—
03/22/2019	86,714	35,706	$161.50	03/22/2026	4,838	$1,125,464	15,499	$3,605,532
04/22/2020	66,209	85,127	$154.14	04/22/2027	10,949	$2,547,066	21,586	$5,021,551
03/22/2021	—	131,884	$215.17	03/22/2028	17,429	$4,054,508	18,249	$4,245,265
12/22/2021	—	30,226	$252.80	12/22/2028	—	—	14,087	$3,277,059
Amy Weaver
03/22/2018	1,835	3,671	$118.04	03/22/2025	662	$154,001	—	—
03/22/2019	2,551	35,706	$161.50	03/22/2026	4,838	$1,125,464	15,499	$3,605,532
04/22/2020	42,025	70,939	$154.14	04/22/2027	9,124	$2,122,516	17,989	$4,184,781
03/22/2021	—	105,508	$215.17	03/22/2028	13,943	$3,243,560	14,599	$3,396,165
Parker Harris
11/22/2015	235,479	—	$80.99	11/22/2022	—	—	—	—
11/22/2016	212,158	—	$75.57	11/22/2023	—	—	—	—
03/22/2018	168,829	7,341	$118.04	03/22/2025	1,324	$308,002	—	—
03/22/2019	95,385	39,277	$161.50	03/22/2026	5,322	$1,238,057	17,048	$3,965,876
04/22/2020	60,692	78,033	$154.14	04/22/2027	10,036	$2,334,675	19,788	$4,603,282
03/22/2021	—	105,508	$215.17	03/22/2028	13,943	$3,243,560	14,599	$3,396,165
Gavin Patterson
10/22/2019	22,582	17,563	$142.33	10/22/2026	4,392	$1,021,711	—	—
04/22/2020	—	33,663	$154.14	04/22/2027	8,417	$1,958,047	—	—
06/22/2020	—	52,225	$191.65	06/22/2027	13,508	$3,142,366	—	—
03/22/2021	—	105,508	$215.17	03/22/2028	13,943	$3,243,560	14,599	$3,396,165

56	2022 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END TABLE (CONTINUED)

	OPTION AWARDS				STOCK AWARDS
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Srinivas Tallapragada
11/22/2016	27,537	—	$75.57	11/22/2023	—	—	—	—
03/22/2018	90,006	3,914	$118.04	03/22/2025	705	$164,004	—	—
04/22/2018	83,331	5,556	$122.82	04/22/2025	667	$155,164	—	—
03/22/2019	86,714	35,706	$161.50	03/22/2026	4,838	$1,125,464	15,499	$3,605,532
04/22/2020	60,692	78,033	$154.14	04/22/2027	10,036	$2,334,675	19,788	$4,603,282
03/22/2021	—	105,508	$215.17	03/22/2028	13,943	$3,243,560	14,599	$3,396,165

(1)

Options shown in this table were granted under the 2013 Equity Plan and vest over four years, with 25% of the total shares granted vesting on the first anniversary of the date of grant and the balance vesting in equal monthly installments over the remaining 36 months.

(2)

Restricted stock unit awards shown in this table were granted under the 2013 Equity Plan and vest over four years, with 25% of the units vesting on the first anniversary of the date of grant and the balance vesting in equal quarterly installments over the remaining 36 months.

(3)	The market value of unvested RSUs and unearned PRSUs is based on the closing market price of the Company’s common stock on January 31, 2022 of $232.63 per share.
(4)

The PRSUs shown in this table will vest depending on the Company’s TSR over the three-year Performance Period from the grant date, relative to companies in the PRSU Index Group. If the Company’s TSR over the Performance Period is at the 60th percentile when ranked against the TSRs of the companies in the PRSU Index Group, 100% of the target number of shares will vest. For every percentile by which the Company’s TSR ranking within the PRSU Index Group exceeds the 60th percentile, shares vesting will increase by 2.5641%, up to a maximum payout of 200% of target if the Company’s TSR ranking is at the 99th percentile. For every percentile by which the Company’s TSR ranking within the PRSU Index Group is below the 60th percentile, shares vesting will decrease by 3.3333%, with no payout if the Company’s TSR ranking is below the 30th percentile. If the Company’s absolute TSR over the Performance Period is negative, the number of shares vesting will not exceed 100% of target. PRSUs granted in March 2019 vested, subject to continued employment, on April 15, 2022. PRSUs granted in April 2020 vest, subject to continued employment, on May 15, 2023. PRSUs granted in March 2021 vest, subject to continued employment, on April 15, 2024. PRSUs granted in December 2021 vest, subject to continued employment, on January 15, 2025. In accordance with SEC rules, based on the actual performance during the respective performance periods through the end of the last fiscal year, the PRSUs are reported assuming achievement of target performance goals. The performance period for the PRSUs granted in 2019 ended on March 22, 2022 and the Company’s TSR was at the 36th percentile of the PRSU Index Group. As a result, 20% of the target PRSUs granted in 2019 actually vested on April 15, 2022.

(5)

Shares represent restricted stock issued to Mr. Taylor in connection with the Company’s acquisition of Quip, Inc. in August 2016 as consideration for his shares of the target company. The restricted shares vest in equal quarterly installments through August 2023 subject to Mr. Taylor’s continued employment with the Company.

2022 Proxy Statement	57

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

Executive Officer Offer Letters, Agreements and Bonuses.    Each NEO is an “at-will” employee. Offer letters with our NEOs provide for one or more of the following: annual base salary, an annual bonus based on Company and individual performance, initial grants of stock options and other equity awards and participation in our Company-wide employee benefit plans.

Gavin Patterson Offer Letter.     Effective August 1, 2020, Mr. Patterson was appointed as our President, Chief Revenue Officer and, in connection therewith, we entered into a new offer letter with him. Pursuant to his offer letter, either party may terminate his employment by giving six months’ written notice, provided that the Company may provide Mr. Patterson pay in lieu of notice and provided further that the Company may terminate Mr. Patterson’s employment without notice and without pay in lieu of notice if it has reasonable grounds to believe Mr. Patterson is guilty of gross misconduct, gross negligence or in material breach of any term of his employment.

Change of Control.    In December 2008, we entered into a Change of Control and Retention Agreement with Mr. Benioff. Pursuant to this agreement, in the event that the employment of Mr. Benioff is terminated without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) within three months prior to, or 18 months after, a change of control (as defined in the agreement) of the Company, he will be entitled to receive the following payments and benefits:

•	A lump sum payment (less applicable tax withholdings) equal to 200% of his annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for him and his eligible dependents for a period of up to 24 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity incentive awards held by him at the time of termination.

We have also entered into Change of Control and Retention Agreements with the other NEOs. Pursuant to these agreements, in the event that the employment of these executives is terminated without cause or he or she resigns for good reason within three months prior to, or 18 months after, a change of control of the Company, he or she will be entitled to receive the following payments and benefits:

•	A lump sum payment (less applicable tax withholdings) equal to 150% of the executive’s annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for the executive and his or her eligible dependents for a period of up to 18 months following termination; and
•	Full vesting acceleration of the unvested portion of all equity awards held by the executive at the time of termination.

Each Change of Control and Retention Agreement contains a “best of” provision that termination payments and benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by the “golden parachute” rules of Section 4999 of the Internal Revenue Code of 1986, as amended, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis. Receipt of payments and benefits under each agreement is conditioned upon execution by the executive of a release of claims in favor of the Company, which release also requires continued compliance by the executive with confidentiality obligations.

Performance-Based Restricted Stock Units.    The PRSUs granted to our NEOs, including our Co-CEOs, provide that, if the applicable officer remains employed through a specified date (slightly longer than three years after each respective grant date), each respective award will vest in a percentage of the target number of shares subject to the award, between zero and 200%, depending on how our total stockholder return (“TSR”) ranks over the three-year period from the grant date (the “performance period”) relative to the companies in the PRSU Index Group. If our TSR over the Performance Period is at the 60th percentile when ranked against the TSRs of the companies in the PRSU Index Group, 100% of the target number of shares will be eligible to vest. For every percentile by which our TSR ranking within the PRSU Index Group exceeds the 60th percentile, the number of shares eligible to vest will increase by 2.5641% of target, up to a maximum payout of 200% of target if our TSR ranking is at the 99th percentile. For every percentile by which our TSR ranking within the PRSU Index Group is below the 60th percentile, the number of shares eligible to vest will decrease by 3.3333% of target, with no payout if our TSR ranking is below the 30th percentile. Additionally, if our absolute TSR over the performance period is negative, in no event will the number of shares eligible to vest exceed 100% of the target amount, even if our TSR ranks above the 60th percentile within the PRSU Index Group.

Special vesting rules apply to the PRSUs in the event of a change of control of the Company. The awards provide that if a change of control of the Company occurs during the NEO’s employment and before the end of the performance period, shares will become eligible to vest based on how our TSR performance ranks relative to the PRSU Index Group from the grant date through the date of the change of control (instead of through the three-year performance period), using the same zero to 200% scale described above. A portion of the award will be considered satisfied as of the date of a change of control, and a prorated portion of the eligible shares (if any) will vest to reflect service through that date, with the remaining eligible shares vesting in

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EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

equal calendar quarterly installments thereafter over the balance of the original performance period, subject to the NEO’s continued employment through each vesting date. Any shares eligible to vest based on the TSR performance are also subject to accelerated vesting if each applicable officer’s employment terminates within three months before, or 18 months after, a change of control in a qualifying termination of employment, determined in accordance with the terms of his or her existing change of control and retention agreement.

If a change of control of the Company occurs within the three-month period after an NEO ceases to be an employee, and such officer qualified for severance payments and benefits under his or her Change of Control and Retention Agreement, the rules described in the preceding paragraph apply as if such officer had remained an employee through the date of the change of control. Therefore, assuming the NEO qualifies for severance payments and benefits under his or her Change of Control and Retention Agreement, he or she will be entitled to full vesting of any and all shares eligible to vest based on the TSR performance (determined as described above) as of the date the performance is certified.

Bret Taylor Restricted Stock.    The Company entered into a Founder Restricted Stock Agreement with Mr. Taylor in connection with its acquisition of Quip, Inc. on July 30, 2016. Pursuant to this agreement, Mr. Taylor received, in exchange for his fully vested shares of Quip, Inc., restricted shares of the Company that vest following the closing of the acquisition, subject to Mr. Taylor’s continued employment. These restricted shares were not awarded as part of the Company’s regular compensation program but instead were consideration in exchange for the shares Mr. Taylor held in Quip, Inc. in connection with the transaction. Pursuant to the Founder Restricted Stock Agreement, upon Mr. Taylor’s termination without cause (as defined in the agreement), for good reason (as defined in the agreement) or as a result of Mr. Taylor’s death or disability (as defined in the agreement), subject to Mr. Taylor’s execution and non-revocation of a general release of claims in favor of the Company, Mr. Taylor’s unvested founder restricted shares will become fully vested. Further, had there been a change of control of the Company on January 31, 2022, all of Mr. Taylor’s unvested founder restricted stock would have accelerated and become immediately vested.

Special Vesting Rules Upon Death.    Pursuant to Company policy, upon the death of an NEO or any other Company employee, the employee’s unvested option and RSU awards will vest automatically, up to a maximum of $5 million in value. PRSUs are not subject to this benefit.

Payments Upon Qualifying Termination of Employment or a Change in Control.    The information below reflects the estimated value of compensation to be paid to each of the NEOs in the event of a change in control of the Company or qualifying termination as of January 31, 2022. For this hypothetical calculation, we have used each NEO’s compensation level as of January 31, 2022 (and, where applicable, the Company’s closing stock price on this date). Since several factors (e.g., the time of year when the event occurs and the Company’s stock price) could affect the nature and amount of benefits an NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the table below:

Name	Salary and Bonus(1)	Value of Continuation of Benefits	Value of Accelerated Stock Options, RSUs and Restricted Stock PRSUs	Total

Marc Benioff
Change in Control	—	—	$23,196,235(2)	$23,196,235
Qualifying Termination in Connection with a Change in Control	$9,300,000	$64,062	$55,505,514(3)	$64,869,576
Death	—	—	$5,000,000(4)	$5,000,000

Bret Taylor
Change in Control	—	—	$77,566,0054(2)	$77,566,054
Qualifying Termination	—	—	$72,147,636(5)	$72,147,636
Qualifying Termination in Connection with a Change in Control	$4,636,988	$47,273	$101,959,474(3)	$106,643,735
Death	—	—	$77,147,636(4)	$77,147,636

Amy Weaver
Change in Control	—	—	$4,883,136(2)	$4,883,136
Qualifying Termination in Connection with a Change in Control	$3,000,000	$40,696	$25,162,378(3)	$28,203,074
Death	—	—	$5,000,000(4)	$5,000,000

Parker Harris
Change in Control	—	—	$5,290,239(2)	$5,290,239
Qualifying Termination in Connection with a Change in Control	$3,000,000	$48,770	$27,404,979(3)	$30,453,749
Death	—	—	$5,000,000(4)	$5,000,000

2022 Proxy Statement	59

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

Name	Salary and Bonus(1)		Value of Continuation of Benefits	Value of Accelerated Stock Options, RSUs and Restricted Stock PRSUs		Total

Gavin Patterson(6)
Change in Control	—		—	$811,879	(2)	$811,879
Qualifying Termination	$511,409	(7)	—	—		$511,409
Qualifying Termination in Connection with a Change in Control	$3,068,453		$7,314	$20,394,959	(3)	$23,470,726
Death	—		—	$5,000,000	(4)	$5,000,000

Srinivas Tallapragada
Change in Control	—		—	$5,049,467	(2)	$5,049,467
Qualifying Termination in Connection with a Change in Control	$3,000,000		$48,770	$27,014,781	(3)	$30,063,551
Death	—		—	$5,000,000	(4)	$5,000,000

(1)	Based on salary and bonus targets as of January 31, 2022.
(2)

Represents acceleration of a prorated portion of unvested PRSUs based on the Company’s relative TSR performance through January 31, 2022 and based on a common stock price of $232.63 as of January 31, 2022. The portion of the unvested PRSUs that accelerate and vest is determined by reference to the fraction of the original performance period that was complete as of January 31, 2022. The remaining portion of the PRSUs would vest in equal installments on a calendar quarter basis over the remainder of the original three-year performance period, subject to each NEO’s continued employment through each such vesting date. Additionally, for Mr. Taylor, this also represents acceleration of Mr. Taylor’s unvested restricted shares as described above under “Bret Taylor Restricted Stock.”

(3)

Represents acceleration of unvested options and RSUs (and for Mr. Taylor, restricted shares) as well as acceleration of a portion of unvested PRSUs based on the Company’s relative TSR performance through January 31, 2022 (as described above in footnote 2) and based on a common stock price of $232.63, the closing market price of the Company’s common stock on January 31, 2022, less the applicable exercise price for each option for which vesting would have been accelerated.

(4)

All employees are eligible for accelerated vesting of their unvested options and RSUs, up to a maximum of $5 million upon their death. Additionally, for Mr. Taylor, this also represents acceleration of Mr. Taylor’s unvested restricted shares as described above under “Bret Taylor Restricted Stock.”

(5)	Represents acceleration of unvested restricted shares based on a common stock price of $232.63, the closing market price of the Company’s common stock on January 31, 2022.
(6)	Mr. Patterson is paid in British Pounds. Salary, bonus and benefits amounts are based on the GBP Exchange Rate.
(7)	Pursuant to Mr. Patterson’s offer letter, either party may terminate his employment by giving six months’ written notice, provided that the Company may provide Mr. Patterson pay in lieu of notice.

Indemnification Agreements.    The Company has entered into an indemnification agreement with each of our directors and Executive Officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and Executive Officers to the fullest extent permitted by Delaware law.

Policies and Procedures with Respect to Related Party Transactions.    Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Audit Committee Charter requires that the Audit Committee approve any related party transactions, after reviewing each such transaction for potential conflicts of interest and other improprieties. Further, the Company has in place written Related Party Transaction Policies and Procedures, under which the Audit Committee reviews and approves or, where pre-approval is not reasonably practical, ratifies any related party transactions. In approving or rejecting a proposed transaction, our Audit Committee will consider the relevant facts and circumstances, including the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Related Party and Other Transactions.    Except for the compensation of directors and executive officers described earlier and the transactions set forth below, there were no transactions since the beginning of fiscal 2022 in which the Company was a party, the amount involved in the transaction exceeds $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest.

Marc Benioff, our Chair and Co-CEO, owns entities that publish TIME Magazine, with which the Company does business in the ordinary course. In fiscal 2022, entities affiliated with TIME Magazine paid approximately $695,307 for cloud service offerings from the Company on terms negotiated on an arms-length basis.

In fiscal 2021, Mr. Benioff entered into a Time Sharing Agreement with the Company providing for the reimbursement by the Company to Mr. Benioff for business use of his personal airplane. In fiscal 2022, the value of this reimbursement was approximately $834,152, a portion of which will be paid in fiscal 2023.

In January 1999, the Salesforce.com Foundation, also referred to as the Foundation, was chartered on an idea of leveraging the Company’s people, technology and resources to help improve communities around the world. The Company calls this integrated philanthropic approach the 1-1-1 model. In connection with the 2019 business combination with Salesforce.org, the Company agreed to use its best efforts to make charitable cash contributions of up to $5 million to the Foundation in each fiscal quarter beginning in the third quarter of fiscal 2020 for ten years. The Company’s Chair is also the chair of the Foundation. Since the Foundation’s inception, the Company provided at no charge certain resources to the Foundation, such as services provided by

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EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

employees of the Company and other resources. The value of these resources and charitable cash contributions to the Foundation has not been and is not expected to be material. Although we do not consider this to be a related party transaction within the meaning of applicable SEC rules, we are providing this information in the interest of transparency.

Mr. Munoz previously served as a member of the Company’s Global Advisory Board prior to the commencement of his service as a director of the Company in January 2022 and received a total of $250,000 for this service in fiscal 2022. In addition, Mr. Munoz’s daughter, Kellie Munoz, is a non-executive employee of Salesforce who earned cash compensation of approximately $216,456 in fiscal 2022, in addition to receiving an equity award of restricted stock units with a grant date fair value of approximately $70,361, consistent with the total compensation provided to other employees of the same level with similar responsibilities.

2022 Proxy Statement	61

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2022, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of filed reports or written representations from certain Reporting

Persons, the Company believes that all reports were filed on a timely basis, except that the following forms were filed late due to administrative errors: a Form 3 filed on behalf of Oscar Munoz and a Form 4 filed on behalf of Susan Wojcicki to report a gift to a charitable foundation.

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COMMITTEE REPORTS

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates the report by reference into such filing.

Report of the Compensation Committee of the Board of Directors

We, the Compensation Committee of the Board of Directors of Salesforce, have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in Salesforce’s Annual Report on Form 10-K for the fiscal year that ended on January 31, 2022.

THE COMPENSATION COMMITTEE

John V. Roos (Chair)

Craig Conway

Neelie Kroes

Maynard Webb

2022 Proxy Statement	63

COMMITTEE REPORTS (CONTINUED)

Report of the Audit Committee of the Board of Directors

Role of the Audit Committee

The Audit Committee operates under a written charter and its functions are discussed above in “Directors and Corporate Governance—Board Committees and Responsibilities—Audit and Finance Committee.”

The Audit Committee, which is comprised entirely of non-management directors, oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP (“Ernst & Young”), the independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Part of the Audit Committee’s responsibility is to monitor and oversee this process, including monitoring independence and performance.

The Audit Committee generally meets twice per quarter, once in connection with quarterly Board meetings and once to review quarterly and year-end financial results. The Audit Committee also meets as needed to address developing accounting, compliance, applicable organizational planning and other matters. Specifically, in discharging its duties in fiscal 2022, the Audit Committee:

•

reviewed and discussed with management and Ernst & Young our quarterly earnings press releases, related periodic reports filed with the SEC, and our audited financial statements for the fiscal year ended January 31, 2022, as well as the overall quality of our financial reporting process;

•

reviewed and discussed with management and Ernst & Young key reporting practices (including with respect to our non-GAAP measures and key performance metrics), critical audit matters and the application of applicable accounting standards;

•

reviewed and discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB, which involve communications to the Audit Committee regarding responsibilities of the auditor and overall strategy and timing of the audit;

•

received and discussed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence;

•	reviewed and discussed with Ernst & Young the audit plan in connection with certain mergers and acquisitions, including the Company’s acquisition of Slack;

•	reviewed the Company’s environmental, social and governance (ESG) disclosures and discussed with Ernst & Young its review and assurance process thereof;

•

inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;

•	reviewed and discussed with management the issuance by the Company of debt securities in a registered offering, and appointed a designated committee to approve related pricing terms;

•	reviewed and approved amendments to the Audit Committee’s charter;

•	reviewed actual and potential related party transactions and the Company’s policy regarding related party transactions;

•	received reports about the receipt and resolution of employee or other concerns raised regarding financial reporting and other compliance matters;

•	reviewed and assessed the Company’s compliance and global ethics and integrity programs;

•

met periodically with management, the internal auditor and Ernst & Young regarding the evaluation and effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•

reviewed and discussed the scope and adequacy of the Company’s internal audit program, including discussions with the internal auditor regarding its audit plan as well as key findings and areas of focus;

•

considered the services provided and the fees paid to Ernst & Young for the provision of non-audit related services and concluded that these service fees did not compromise Ernst & Young’s independence in performing the audit; and

•	monitored the Company’s internal and disclosure control structure.

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COMMITTEE REPORTS (CONTINUED)

Recommendation Regarding Audited Financial Statements for Fiscal Year Ended January 31, 2022

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2022 for filing with the SEC.

Review of Independent Auditor

The Audit Committee conducts an annual evaluation of the independent auditor in connection with the committee’s determination of whether to continue to retain Ernst & Young or engage another firm as the Company’s independent auditor. In the course of these reviews, the committee has considered, among other things:

•	data relating to audit quality and performance, including recent PCAOB reports on Ernst & Young;

•	the value of Ernst & Young’s services in light of the fees charged to the Company;

•	Ernst & Young’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;

•	Ernst & Young’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	The periodic rotation of the lead audit partner, as required by Section 203 of the Sarbanes-Oxley Act, which most recently occurred effective as of fiscal 2022;

•	Ernst & Young’s integrity and objectivity; and

•	Ernst & Young’s independence.

Based on this evaluation, the Audit Committee has concluded that Ernst & Young is independent and believes it is in the best interests of the Company and its stockholders to retain Ernst & Young to serve as the Company’s independent registered public accounting firm for fiscal 2023. Accordingly, the Audit Committee has reappointed Ernst & Young as the Company’s independent auditor for fiscal 2023.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has operated according to appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young is in fact “independent.”

THE AUDIT AND FINANCE COMMITTEE

Robin Washington (Chair)

Alan Hassenfeld

Sanford Robertson

Maynard Webb

2022 Proxy Statement	65

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

As recommended by the Nominating and Corporate Governance Committee, the Board’s nominees for election to the Board by the stockholders are the following current members of the Board: Marc Benioff, Bret Taylor, Laura Alber, Craig Conway, Parker Harris, Alan Hassenfeld, Neelie Kroes, Oscar Munoz, Sanford Robertson, John V. Roos, Robin Washington, Maynard Webb and Susan Wojcicki. Each of the nominees, except for Bret Taylor, Laura Alber and Oscar Munoz, was most recently elected by the stockholders at the 2021 Annual Meeting.

It is intended that proxies will be voted, unless otherwise indicated, for the election of the nominees as directors to the Board to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal. Although the Board has no reason to believe that any nominee will be unable or, for good cause, unwilling to serve as a director as of the Annual Meeting, if such an event should occur, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the proxies will be voted for the election of such other person.

Vote Required and Board of Directors’ Recommendation

The Company’s Bylaws provide that each director nominee be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Board, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes against his or her election than votes for such election.

The Board of Directors Recommends a Vote FOR Each of the Nominees Listed Above.

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PROPOSAL 2 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE

PROPOSAL 2 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE

We are seeking stockholder approval to amend and restate our 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2013 Plan by an additional 43.7 million Shares. Our continuing ability to offer equity incentive awards under the 2013 Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive market for employee talent in which we operate.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment and restatement of the 2013 Plan to increase the available shares thereunder, subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, the amendment and restatement of the 2013 Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment and restatement of the 2013 Plan described in this proposal will not take effect and our 2013 Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2013 Plan. The remainder of this discussion, when referring to the 2013 Plan, refers to the amended and restated 2013 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2013 Plan prior to the amendment and restatement.

Increasing the Number of Shares Reserved for Issuance under the 2013 Plan

Background

The 2013 Plan was initially adopted by the Board in March 2013, and our stockholders approved it in June 2013. As described in more detail below, the initial share reserve under the 2013 Plan was 48 million Shares, plus an additional 21,920,540 Shares that were available for grant under our 2004 Equity Incentive Plan and 2004 Outside Directors Stock Plan (the “Prior Plans”) as of the date stockholders approved the 2013 Plan. In addition, any Shares subject to outstanding awards under the 2013 Plan or, after the date stockholders approved the 2013 Plan, under the Prior Plans, that expire or are otherwise forfeited to, or repurchased by, the Company also become available for future grant under the 2013 Plan, although the number of Shares that can become available under the 2013 Plan in this manner is limited to 54,332,000 Shares.

At the 2015 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 37 million Shares. At the 2017 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 37 million Shares. At the 2018 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 40 million Shares. At the 2019 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 35.5 million Shares. At the 2020 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 31.5 million Shares. At the 2021 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 10 million Shares.

As discussed in our 2021 proxy, when we sought stockholder approval of the amendment of the 2013 Plan at the 2021 Annual Meeting, we believed that the Shares reserved for issuance under it following stockholder approval (along with Shares becoming available for future grant due to forfeitures and cancellations) would be sufficient to enable us to continue to grant equity awards under the 2013 Plan for approximately one to two years. This estimate was based on a forecast that took into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we had available for grant under the 2014 Inducement Equity Incentive Plan (the “2014 Plan”).

Shares Available for Future Awards

As of March 31, 2022, approximately 31,031,385 Shares remained available for grant under the 2013 Plan, 985,304 Shares remained available for grant under the 2014 Plan, two Shares remained available for grant under the Salesforce Tableau Plan and 24,257 Shares remained available for grant under the Metamind Plan. The Board believes that additional Shares are necessary to meet the Company’s anticipated equity compensation needs. The proposed Share increase is expected

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to last approximately one to two years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we have available for grant under our 2014 Plan and acquired plans. We have also considered stockholder feedback in determining an appropriate number of Shares to seek to add to the 2013 Plan.

Reasons for Voting for the Proposal

Long-Term Equity Is a Key Component of Our Compensation Program

As discussed in the “Compensation Discussion and Analysis” section, our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a high-growth business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. As of March 31, 2022, approximately 45,576 of our employees or former employees held outstanding equity awards.

The 2013 Plan Requires Additional Shares to Meet Our Forecasted Needs

We currently forecast granting equity awards representing approximately 35,982,729 Shares (or 61,460,298 fungible shares, i.e., taking into account that full value awards such as restricted stock units deplete the 2013 Plan share reserve at a rate of 2.15 Shares for every Share, subject to the full value award) over a one-year period, or approximately 3.6% of our Common Stock outstanding as of March 31, 2022. We also anticipate Share forfeitures and cancellations of approximately 4,896,567 Shares (or 8,082,097 fungible shares) over this period, based on our historic rates.

If our expectation for forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next one-year period would be approximately 31,086,162 Shares (or 53,378,201 fungible shares), or approximately 3.1% of our Common Stock outstanding as of March 31, 2022.

As described above, the 2013 Plan has 31,031,385 Shares available for grant as of March 31, 2022. Our 2014 Plan allows us to grant awards to new employees as a material inducement to their joining the Company, such as in acquisitions, and our Salesforce Tableau Plan allows us to grant awards to employees and consultants of Tableau as of immediately prior to the acquisition date and employees and consultants of Salesforce hired on or following the acquisition date, which assist us in meeting a portion of our equity compensation needs, but only with respect to a limited group. We believe additional Shares should be reserved for issuance under our 2013 Plan to meet our estimated near-term equity compensation needs.

We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. As a high-growth company, we believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as effectively as a program that includes equity.

We Manage Our Equity Incentive Program Thoughtfully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 2.2% for fiscal years 2020 through 2022 (see chart on page 78 for detailed calculations of our three-year burn rates). We are also mindful of the ratio of our stock-based compensation expense to our revenues over time.

Equity Awards Outstanding

As of March 31, 2022, equity awards outstanding under Salesforce equity plans were approximately: 24,390,643 stock options, no unvested restricted shares, 29,728,658 restricted stock units and 1,532,652 performance-based restricted stock units (at target). An additional 2,301,261 stock options, 5,066,464 restricted stock units and 142,154 unvested restricted shares were outstanding under equity awards that had been assumed in connection with mergers and other corporate transactions as of March 31, 2022.

As of March 31, 2022, we had 993,525,793 Shares outstanding. Accordingly, our approximately 63,161,832 outstanding awards (not including awards under our employee stock purchase plan) plus 32,040,948 Shares available for future grant under our equity plans (not including under our employee stock purchase plan) as of March 31, 2022 represented approximately 9.6% of our Common Stock outstanding (commonly referred to as the “overhang”). As of March 31, 2022, the average weighted per share exercise price of all outstanding stock options (whether granted under Salesforce-originated equity plans or assumed in connection with corporate transactions) was $171.69 and the weighted average remaining contractual term was 5.1 years.

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The 2013 Plan Incorporates Good Compensation and Governance Practices

•	Administration. The 2013 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

•	Broad-based eligibility for equity awards. We grant equity awards to a broad range of our employees. By doing so, we align employee interests with those of stockholders. Approximately 90% of all outstanding equity awards, on a share basis, as of March 31, 2022 were held by employees who are not Named Executive Officers or directors. In fiscal 2022, approximately 94% of all equity awards, on a share basis, were issued to employees who are not Named Executive Officers or directors, with approximately 35% of all employees who are not Named Executive Officers or directors receiving awards.

•	Minimum vesting for equity awards. The 2013 Plan provides that awards may not become exercisable, vest or settle prior to the one-year anniversary of the date of grant, except in the case of a participant’s death, disability or in the event of a transaction (as described in the 2013 Plan). The foregoing is subject to a 5% exception, as discussed in further detail below.

•	Stockholder approval is required for additional Shares. The 2013 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.

•	Explicit prohibition on repricing without stockholder approval. The 2013 Plan prohibits the repricing, cash-out or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•	No discounted stock options or stock appreciation rights. The 2013 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our Common Stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.
•	No dividends or dividend equivalents on unvested restricted stock or restricted stock units. The 2013 Plan provides that dividends or other distributions credited or payable in connection with restricted stock or restricted stock units are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests.

•	Share-counting provisions. In general, when awards granted under the 2013 Plan expire or are cancelled without having been fully exercised, or are settled in cash, the Shares reserved for those awards are returned to the share reserve and become available for future awards. However, if Shares are tendered to us or withheld by us to pay a stock option’s or stock appreciation right’s exercise price or satisfy such award’s tax withholding obligations, those Shares do not become available for future awards. Also, if a stock appreciation right is exercised, we subtract from the 2013 Plan share reserve the full number of Shares subject to the portion of the stock appreciation right actually exercised, regardless of how many Shares actually were used to settle the stock appreciation right.

•	Full-value awards count more heavily in reducing the 2013 Plan share reserve. The 2013 Plan uses a “fungible share” concept, under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full-value awards, such as restricted shares and restricted stock units, reduce the reserve on a 2.15-for-one basis.

•	Limited transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or a committee of the Board administering the 2013 Plan.

•	Annual limits on non-employee director awards. The 2013 Plan limits the number of Shares that may be granted under non-employee director awards each fiscal year.

•	No tax gross-ups. The 2013 Plan does not provide for any tax gross-ups.

Summary of the 2013 Plan

The following is a summary of the operation and principal features of the 2013 Plan. The summary is qualified in its entirety by the 2013 Plan as set forth in Appendix A.

Purpose

The purposes of the 2013 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company and to promote the success of the Company’s business. These incentives are provided through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance bonus awards, performance shares and performance units.

Authorized Shares

At the 2013 Annual Meeting, our stockholders approved reserving a total of 48 million Shares, plus any Shares reserved but not issued, and not subject to outstanding awards, under the Prior Plans as of the date stockholders initially approved the 2013 Plan, on a one-for-one basis, but limited to a maximum of 23.8 million Shares; and any Shares subject to equity awards outstanding under the Prior Plans as of the date of initial stockholder approval

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of the 2013 Plan that thereafter expire, are forfeited, repurchased, cancelled or otherwise terminate (or otherwise would have, but for termination of the applicable Prior Plan, again become available for use under such Prior Plan), in this case with Shares underlying stock options and stock appreciation rights that so become available being credited to the 2013 Plan share reserve on a one-for-one basis, and Shares subject to other types of equity awards (i.e., full value awards), being credited to the 2013 Plan share reserve on a 2.15-for-one basis; provided, however, that no more than 54,332,000 Shares may be added to the 2013 Plan pursuant to this provision.

At the 2015 Annual Meeting, our stockholders approved reserving an additional 37 million Shares.

At the 2017 Annual Meeting, our stockholders approved reserving an additional 37 million Shares.

At the 2018 Annual Meeting, our stockholders approved reserving an additional 40 million Shares.

At the 2019 Annual Meeting, our stockholders approved reserving an additional 35.5 million Shares.

At the 2020 Annual Meeting, our stockholders approved reserving an additional 31.5 million Shares.

At the 2021 Annual Meeting, our stockholders approved reserving an additional 10 million Shares.

The stockholders are now being asked to approve an additional 43.7 million Shares to become available for issuance under the 2013 Plan. As of March 31, 2022, we had approximately 31,031,385 Shares available for issuance under the 2013 Plan.

Share Reserve Reduction and Share Recycling

Any Shares subject to options or stock appreciation rights are counted against the 2013 Plan share reserve as one Share for every one Share subject to the award. Any Shares subject to awards granted under the 2013 Plan other than options or stock appreciation rights (i.e., full value awards, including restricted stock, restricted stock units, performance units and performance shares) are counted against the 2013 Plan share reserve as 2.15 Shares for every one Share subject thereto.

If any award granted under the 2013 Plan expires or becomes unexercisable without having been exercised in full, is surrendered or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or forfeited or repurchased Shares subject to such award become available for future grant or sale under the 2013 Plan. When Shares underlying full value awards are so returned to the 2013 Plan share reserve, 2.15 Shares are returned to the 2013 Plan reserve for each Share underlying such award.

With respect to the exercise of stock appreciation rights, the gross number of Shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, cease to be available under the 2013 Plan. If Shares subject to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such Shares become available for future grant under the 2013 Plan (and increase the 2013 Plan reserve on the 2.15-for-one basis described above).

Shares used to pay the purchase price or satisfy tax withholding obligations of awards other than stock options or stock appreciation rights become available for future issuance under the 2013 Plan. However, Shares used to pay the exercise price or purchase price of an option or stock appreciation right or to satisfy tax withholding obligations relating to such awards do not become available for future issuance under the 2013 Plan.

Adjustments to Shares Subject to the 2013 Plan

In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan, will adjust the number and class of Shares that may be delivered under the 2013 Plan, the number, class and price of Shares subject to outstanding awards and the numerical award limitations. Any fractional Shares resulting from the adjustment will be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any award be decreased to an amount less than the par value.

Administration

The 2013 Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). The Board has appointed its Compensation Committee as the Committee administering the 2013 Plan. Different Committees may administer the 2013 Plan with respect to different groups of service providers. If the Administrator desires to qualify grants to certain officers and key employees of the Company as exempt under Rule 16b-3 of the Exchange Act, the members of the Committee must qualify as “non-employee directors” under such rule. (For purposes of this summary of the 2013 Plan, the term “Administrator” will refer to either the Committee or the Board.) The Administrator may delegate day-to-day administration of the 2013 Plan, and any of the functions assigned to it, to one or more individuals.

Subject to the terms of the 2013 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards (including the exercise price, the method of payment for Shares purchased under awards, the method of satisfaction of any tax withholding obligation arising in connection with an award, and the exercise terms for any award), to modify or amend each award subject to the restrictions of the 2013 Plan (including to accelerate vesting or waive forfeiture restrictions subject to any minimum vesting requirements set forth in the 2013 Plan), and to interpret the provisions of the 2013 Plan and outstanding awards. The Administrator may allow a participant to

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defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant, provided that, unless expressly determined by the Administrator, such deferral election must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance promulgated thereunder (“Section 409A”). The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2013 Plan of any award agreement and may make all other determinations deemed necessary or advisable for administering the 2013 Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent, subsidiary, or affiliate of the Company. Performance Bonus Awards also may only be granted to employees of the Company or any parent, subsidiary, or affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2022, there were approximately 75,325 employees, including six Named Executive Officers, and ten non-employee directors, each of whom would be eligible to be granted awards under the 2013 Plan. In principle, any consultant to the Company is eligible to participate in the 2013 Plan, subject to certain SEC limitations. However, the Company’s current practice is generally not to grant equity awards to consultants except in certain limited cases. In fiscal 2022, seven consultants received equity awards under the 2013 Plan.

Minimum Vesting

Notwithstanding anything in the 2013 Plan to the contrary, equity-based awards granted under the 2013 Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that awards become exercisable, vest or settle prior to such date in the event of the participant’s death or disability or in the event of a transaction described in the 2013 Plan. Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved the amended and restated version of the 2013 Plan (31,031,385 Shares as of March 31, 2022), plus (b) the proposed increase in the number of Shares available for issuance under the 2013 Plan (as described above), may be issued pursuant to awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

Stock Options

Options granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the option, the exercise price, the expiration date of the option, any conditions to exercise the options, and the other terms and conditions of the option, consistent with the requirements of the 2013 Plan.

The exercise price per Share of each option may not be less than the fair market value of a Share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a Share on the date of grant. In addition, stock options may be granted with an exercise price per share of less than the fair market value of a Share of the Company’s Common Stock in certain situations in which we are assuming or replacing options granted by another company that we are acquiring. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price per share on the relevant date as quoted on the NYSE.

The 2013 Plan provides that the Administrator will determine acceptable forms of consideration for exercising an option. An option is deemed exercised when the Company receives the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Options are exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option is as specified in the award agreement, provided that options may not have a term of more than seven years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

The Administrator determines and specifies in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally is able to exercise the option to the extent vested for (i) 90 days following the participant’s termination as a service provider for reasons other than death, disability, or cause and (ii) 12 months following his or her termination due to death or disability. If the exercise of the option is prevented by applicable law within the time periods otherwise applicable, the option generally will remain exercisable for 90 days (or such longer period determined by the Administrator) following the date the participant received notice that the option is exercisable. If a sale within the applicable post-termination exercise period would subject the participant to suit under Section 16(b) of the Exchange Act, the option generally will remain exercisable until the 10th day following the date on which a sale of the Shares by the

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participant would no longer be subject to suit. Options terminate immediately upon the participant’s termination for cause. In no event can an option be exercised after the expiration of the term of the option.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Restricted stock awards are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock awards are subject to vesting conditions as the Administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants. Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.

Participants holding restricted stock generally have the right to vote the Shares and to receive any dividends paid, provided that dividends or other distributions credited or payable in connection with shares of restricted stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive Shares at a future date as set forth in the participant’s award agreement. Restricted stock units granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of restricted stock units subject to the award, any vesting conditions, and other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock units vest if the performance goals or other vesting criteria the Administrator may establish are achieved. Earned restricted stock units may be settled, in the sole discretion of the Administrator, in cash, Shares, or a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of Shares or amount of cash to be paid out to participants.

A participant will forfeit any unearned restricted stock units as of the date or under the conditions set forth in the award agreement.

Participants holding restricted stock units have no voting rights with respect to the Shares represented by the restricted stock units until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. The Administrator, in its sole discretion, may provide in the participant’s award agreement that the participant shall be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the restricted stock units are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional restricted stock units resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the restricted stock units to which they relate and shall not be paid or settled prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s restricted stock unit award so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant, except in certain situations in which we are assuming or replacing stock appreciation rights granted by another company that we are acquiring. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price by (ii) the number of exercised Shares. The Company may pay the appreciation in cash, in Shares, or in some combination thereof. The term of a stock appreciation right must be no more than seven years from the date of grant. The terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the 2013 Plan. Each award of performance units or

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performance shares granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying any vesting conditions, the number of performance units or performance shares (as applicable), and other terms and conditions of the award, consistent with the requirements of the 2013 Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest (if applicable). Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, Shares, or in a combination thereof. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis), and which, depending on the extent to which they are met, will determine the number or value of performance units and performance shares to be paid out to participants.

Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. A participant will forfeit any performance shares or performance units that are unearned or unvested as of the date set forth in the award agreement.

Participants holding performance units or performance shares have no voting rights with respect to the Shares represented by the performance units or performance shares until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. No dividend equivalents may be granted with respect to performance units. However, the Administrator, in its sole discretion, may provide in the participant’s performance share award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the performance shares are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional performance shares resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the performance shares to which they relate and shall not be paid or settled prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s award of performance shares so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Performance Bonus Awards

Performance bonus awards may also be granted under the 2013 Plan to employees in the form of a cash bonus payable upon the attainment of performance goals or objectives determined by the Administrator. The Administrator has complete discretion to determine the amount of the cash bonus that can be earned under a performance bonus award, provided that no one participant may be granted performance bonus awards under the 2013 Plan that could result in the participant receiving more than $10,000,000 in any one fiscal year of the Company.

Performance Goals

The Administrator (in its discretion) may make performance goals applicable to an award recipient with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. Awards granted under the 2013 Plan and subject to achievement of performance goals may be subject to achievement of one or more of the following measures: revenue, gross margin, operating margin, operating income, operating profit or net operating profit, pre-tax profit, earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings), net income, cash flow (including operating cash flow or free cash flow), expenses, the market price of the Company’s Common Stock, earnings per share, return on stockholder equity, return on capital, return on assets or net assets, return on equity, return on investment, economic value added, number of customers, stock price, growth in stockholder value relative to the moving average on the S&P 500 Index or another index, market share, contract awards or backlog, overhead or other expense reduction, credit rating, objective customer indicators, new product invention or innovation, attainment of research and development milestones, or improvement in productivity, as well as any additional measures or metrics deemed appropriate by the Administrator.

The performance goals applicable to awards may differ from participant to participant and from award to award. The Administrator in its discretion determines whether and the extent to which any performance goals are or are not satisfied and to which awards subject to performance goals are earned or settled, including whether any significant elements or items shall be included in or excluded from the calculation of any performance goal with respect to any awards or participants.

Grants to Non-Employee Directors

Our non-employee directors are eligible to receive all awards under the 2013 Plan, except incentive stock options and performance bonus awards, and subject to the limits described below.

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Individual Award Limitations

The 2013 Plan contains annual grant limits. Specifically, subject to the adjustment provisions of the 2013 Plan, the maximum number of Shares or dollars that can be subject to awards granted to any one employee in any fiscal year is:

Award Type	Annual Number of Shares or Dollar Value	Additional Shares or Dollar Value in Connection with New Hire*	Maximum Number of Shares and/or Dollars
Stock Options, Stock Appreciation Rights or Combination Thereof	20,000,000 shares	8,000,000 shares	28,000,000 shares
Restricted Stock, Restricted Stock Units, Performance Shares or Combination Thereof	10,000,000 shares	4,000,000 shares	14,000,000 shares
Performance Units	$15,000,000	$5,000,000	$20,000,000

*	May be granted in the Company’s fiscal year in which the employee’s employment with the Company (or a parent or subsidiary corporation of the Company or an affiliate of the Company) first commences.

In addition, the 2013 Plan limits the granting of cash performance bonus awards, such that no one employee may be granted performance bonus awards that could result in the employee receiving more than $10,000,000 in any one fiscal year of the Company.

If an award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a merger of the Company with or into another corporation or entity or a change in control of the Company), the cancelled award will be counted against the Share limitations described above.

The 2013 Plan also provides that no non-employee director may be granted awards that cover more than 60,000 Shares in any one fiscal year of the Company, subject to the adjustment provisions of the 2013 Plan, provided that any awards granted to an individual while he or she was an employee or consultant but not a non-employee director shall not count for purposes of this limitation. This limit was determined after consultation with the Compensation Committee’s independent compensation consultant, Compensia, Inc.

The limit is consistent with the Company’s non-employee director compensation program, described in more detail starting on page 23.

The Administrator will adjust the Share limitations in this section in the event of any adjustment to the Company’s Shares discussed above (under “Adjustments to Shares Subject to the 2013 Plan”).

Transferability of Awards

Awards granted under the 2013 Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative).

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2013 Plan provides that, in the event of a merger or our “change in control” (as defined in the 2013 Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that awards be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all outstanding awards similarly.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director’s status as a director of the Company or a director of the successor or acquiring company terminates other than upon voluntary resignation by the non-employee director (unless such resignation is at the request of the acquirer), then any options and stock appreciation rights held by the non-employee director will fully vest and become immediately exercisable. In addition, in such circumstances, all restrictions on restricted stock and restricted stock units held by such non-employee director will lapse, and, unless otherwise determined by the Administrator, all performance goals or other vesting requirements will be deemed achieved at 100% and all other terms and conditions met.

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Termination or Amendment

The 2013 Plan, as amended and restated and described in this proposal, will automatically terminate ten years from the date of its adoption by the Board, which occurred on March 10, 2022 unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the 2013 Plan at any time; however, no amendment may be made without stockholder approval except as described under “Administration” above on page 70. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2013 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside. As a result, tax consequences for any particular participant may vary from this summary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the Shares. If an optionee satisfies such holding periods upon a sale of the Shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

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Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares, Performance Units, and Performance Bonus Awards

A participant generally will recognize no income upon the grant of a performance share, a performance unit, or performance bonus award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2013 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Section 162(m) limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers.

Therefore, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Co-Chief Executive Officers, Chief Financial Officer and the next three highest-paid executive officers.

The foregoing is only a summary of the effects of the U.S. federal income taxation upon participants and the Company with respect to awards under the 2013 Plan. It does not purport to be complete, and does not discuss the impact of employment or other tax requirements, the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

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Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the 2013 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Notwithstanding the foregoing, non-employee directors are entitled to receive annual grants under the 2013 Plan and thus it is expected that each non-employee director will next receive an award of restricted stock units with a grant date fair value of approximately $395,000 on February 1, 2023, subject to continued service on such date.

The following table sets forth, with respect to the individuals and groups named below: the aggregate number of Shares subject to options granted under the 2013 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 31, 2022, and the aggregate number of Shares subject to awards of restricted stock and restricted stock units granted under the 2013 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 31, 2022.

Name of Individual or Group	Number of Options Granted (#)	Number of Shares subject to Stock Awards (#)

Marc Benioff Chair of the Board and Co-Chief Executive Officer	5,320,992	1,156,938(1)

Bret Taylor Vice Chair of the Board and Co-Chief Executive Officer	612,036	250,960(2)

Amy Weaver President and Chief Financial Officer	868,419	312,202(3)

Gavin Patterson President and Chief Revenue Officer	399,892	136,109(4)

Srinivas Tallapragada President and Chief Engineering Officer	1,067,275	369,708(5)

Parker Harris Chief Technology Officer and Co-Founder	1,661,353	393,556(6)

All current executive officers as a group	10,232,426	2,730,940(7)

All current non-employee directors as a group	—	344,911(8)

All other current employees (including all current officers who are not executive officers) as a group	30,223,884	67,933,058(9)

(1)	Consists of performance-based restricted stock units (calculated at maximum performance).
(2)	Consists of 177,408 performance-based restricted stock units (calculated at maximum performance) and 73,552 restricted stock units.
(3)	Consists of 172,242 performance-based restricted stock units (calculated at maximum performance) and 139,960 restricted stock units.
(4)	Consists of 59,516 performance-based restricted stock units (calculated at maximum performance) and 76,593 restricted stock units.
(5)	Consists of 168,658 performance-based restricted stock units (calculated at maximum performance) and 201,050 restricted stock units.
(6)	Consists of 224,686 performance-based restricted stock units (calculated at maximum performance) and 168,870 restricted stock units.
(7)	Consists of 2,018,562 performance-based restricted stock units (calculated at maximum performance) and 712,378 restricted stock units.
(8)	Consists of 297,931 restricted stock awards and 46,980 restricted stock units.
(9)	Consists of 2,278,512 performance-based restricted stock units (calculated at maximum performance) and 65,654,546 restricted stock units.

Registration with the SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2013 Plan in June 2022.

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Detailed Three-Year Average Burn Rate Calculation

	FY20	FY21	FY22	Average
Options granted under all plans(1)	8,041,648	7,041,908	7,023,120
Restricted stock units and awards granted under all plans(1)	11,966,540	11,469,596	12,308,788
Performance-based restricted stock units granted under all plans(2)	473,331	574,352	442,063

Total granted	20,481,519	19,085,856	19,733,971
Performance-based restricted stock units earned and vested under all plans(2)	294,619	7,732	441,074
Weighted Average # of Common Shares Outstanding	829,221,079	908,049,547	955,093,126
Burn Rate	2.5%	2.1%	2.1%	2.2%
(1)	This table does not include appreciation and full value awards assumed in acquisitions.
(2)

The performance-based restricted stock units noted in the table were granted in the year indicated but such performance stock units vest, if at all, following a three-year performance period from the date of grant.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote FOR the Proposal to Amend and Restate the 2013 Equity Incentive Plan to Increase the Number of Plan Shares Reserved for Issuance.

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE

Our 2004 Employee Stock Purchase Plan, as amended (the “ESPP”), is a benefit that we make broadly available to our employees and employees of our participating subsidiary corporations that allows them to purchase shares of Company Common Stock (“Shares”) at a discount. The ESPP helps us attract, motivate and retain highly qualified employees and promotes employee stock ownership, which aligns employees’ interests with those of our stockholders. We are asking stockholders to approve amending the ESPP to increase by 24 million Shares the number of Shares reserved for issuance under the ESPP. The Board has approved amending the ESPP to increase the share pool by 24 million Shares, subject to stockholder approval at the Annual Meeting. No other changes to the ESPP are being proposed. Stockholder approval of the ESPP requires the affirmative vote of a majority of the outstanding Shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

If stockholders approve this proposal, the total number of Shares authorized and reserved for issuance under the ESPP will be 61 million Shares. However, if this proposal is rejected by stockholders, the total number of Shares authorized and reserved for issuance under the ESPP will remain at 37 million, of which approximately 3,594,273 remain available for issuance as of

March 31, 2022. Based on our current forecasts and estimated participation rates, if the increase is not approved, it is anticipated that the ESPP will run out of available Shares in approximately December 2022.

We believe that the ESPP is an essential tool that helps us compete for talent in the labor markets in which we operate. We also believe the ESPP is a crucial element in rewarding and encouraging current employees that promotes stock ownership by employees, which aligns their interests with those of our stockholders. Without stockholder approval of this proposal, we believe our ability to attract and retain talent would be hampered, and our recruiting, retention and incentive efforts would become more difficult.

Our executive officers currently are not permitted to participate in the ESPP. However, they may be permitted to participate in the ESPP in the future and therefore they have an interest in this proposal. The remainder of this discussion, when referring to the ESPP, refers to the amended and restated ESPP as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the ESPP prior to amendment and restatement.

Increasing the Number of Shares Reserved for Issuance under the ESPP

Background

The ESPP was initially adopted by the Board in December 2003 and approved by our stockholders in March 2004. In September 2011, the Board amended and restated the ESPP to provide, among other changes, that the ESPP would be implemented through consecutive and overlapping offering periods of approximately 12 months in length, with each offering period divided into two purchase periods of approximately six months each. The ESPP was implemented and made available to employees beginning with the 12-month offering period starting in December 2011.

At the 2015 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment and restatement of the ESPP and share increase to reserve an additional seven million Shares for issuance under the ESPP.

At the 2017 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment and restatement of the ESPP and share increase to reserve an additional eight million Shares for issuance under the ESPP.

At the 2020 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment and restatement of the ESPP and share increase to reserve an additional ten million Shares for issuance under the ESPP.

Under the ESPP, a participant may authorize participant contributions, generally in the form of payroll deductions, which may not exceed 15% of the participant’s eligible compensation during the offering period. Payroll deductions are applied on the last day of a purchase period (the “purchase date”) to purchase a whole number of Shares on behalf of a participant. The purchase price is 85% of the fair market value of a Share on the first day of the offering period or on the purchase date, whichever date results in a lower price.

Reasons for Voting for the Proposal

We believe that the number of Shares remaining available for issuance under the ESPP will not be sufficient for the expected levels of ongoing participation in the ESPP. Therefore, increasing the number of Shares available under the ESPP would be

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appropriate to help the Company meet the goals of its compensation strategy. The Board believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer employees the opportunity to acquire or increase their ownership interests in the Company.

In considering its recommendation to seek stockholder approval for the addition to the ESPP of 24 million Shares, the Board considered the historical number of Shares purchased under the ESPP in the past three fiscal years, which were 3.3 million, 3.9 million and 3.3 million, in fiscal years 2022, 2021 and 2020, respectively. The Board also considered the Company’s expectation that the additional Shares should last until approximately June 2026. In the event that more Shares are required for the ESPP in the future, the prior approval of our stockholders will be required.

Summary of the ESPP

The following paragraphs provide a summary of the principal features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP, and is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP is provided as Appendix B to this proxy statement.

Purpose

The purpose of the ESPP is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward eligible employees and by motivating such employees to contribute to the growth and profitability of the Company and its participating parent and subsidiary corporations, in each case, by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through the purchase of Shares. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Under an employee stock purchase plan that qualifies under Section 423, no U.S. taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. U.S. taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares. The ESPP also authorizes the grant of rights to purchase Shares that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by the Administrator of the ESPP (as described below) to achieve tax, securities law or other compliance objectives in particular locations outside of the United States (the “Non-Section 423 Plan”).

Eligibility to Participate

Most employees of the Company and its participating parent and subsidiary corporations whose customary employment is for at least 20 hours per week and more than five months per calendar year are eligible to participate in the ESPP. Currently, the Administrator has excluded from eligibility those employees who are both (1) “highly compensated employees” as defined under Section 414(q) of the Code and (2) officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act. In addition, an employee is not eligible if he or she would own or hold outstanding options to purchase five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company. Also, the Administrator generally has discretion to exclude employees from participating in the ESPP, for the Section 423 portion of the ESPP (the “Section 423 Plan”) on a uniform and nondiscretionary basis or as otherwise permitted by Section 423, if the employee normally is scheduled to work less than or equal to 20 hours per week or five months per calendar year, has worked for the Company for less than two years, or is an officer or other highly compensated employee. As of March 31, 2022, approximately 75,325 employees were eligible to participate in the ESPP.

Number of Shares and Market Price of Shares Available under the ESPP

A total of four million Shares (after adjusting for the Company’s 4-to-1 stock split in 2013) were initially authorized and reserved for issuance under the ESPP. The ESPP provided for an automatic annual increase in the number of shares available under the ESPP on February 1 of each year from 2005 through 2013 equal to the smaller of (i) one percent of the number of Shares issued and outstanding on the immediately preceding January 31, (ii) four million Shares (after adjusting for the Company’s 4-to-1 stock split in 2013), or (iii) a lesser number of Shares determined by the Administrator.

The ESPP was suspended and not active from its original approval until it resumed in December 2011. During the period of ESPP suspension, the automatic annual increase to the share reserve also was suspended. This provision came back into effect in December 2011 when the ESPP became active; the automatic annual increase provision expired after a final increase in February 2013. A total of eight million Shares became available for issuance under the ESPP as a result of the automatic annual increase provisions. At the 2015 Annual Meeting, our stockholders approved a share increase to reserve an additional seven million Shares, at the 2017 Annual Meeting, our stockholders approved a share increase to reserve an additional eight million Shares, and at the 2020 Annual Meeting, our stockholders approved a share increase to reserve an additional ten million Shares, resulting in a maximum of 37 million Shares that have been authorized for issuance pursuant to the ESPP.

Because approximately 3,594,273 Shares remained available for issuance as of March 31, 2022, if stockholders approve the proposed 2022 increase of 24 million Shares, approximately 28 million Shares would remain available for issuance under the ESPP.

As of March 31, 2022, the closing price of our Common Stock on the NYSE was $212.32 per Share.

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Administration

The Board or a committee of the Board administers the ESPP (the Board and any committee of the Board administering the ESPP is referred to as the “Administrator”). Currently, the Compensation Committee acts as Administrator of the ESPP. Subject to the terms of the ESPP, the Administrator has all of the powers and discretion necessary or appropriate to control the operation and supervise the administration of the ESPP. The Administrator’s authority under the ESPP includes, among other powers, interpreting and determining the terms and provisions of the ESPP and purchase rights thereunder. All actions, interpretations and decisions of the Administrator are conclusive and binding on all persons and will be given the maximum deference permitted by law.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the ESPP by completing, signing and submitting to the Company an enrollment form in a form and manner and by the deadline set by the Administrator. Each employee who joins the ESPP (a “participant”) is granted a right to purchase Shares on each first day of the applicable offering period (the “offering date”) while participating in the ESPP and, as long as he or she has not withdrawn from participation, reduced his or her contributions down to 0% or terminated employment or eligibility, automatically is re-enrolled in the subsequent offering period. An employee may cancel his or her enrollment in an offering period at any time (subject to ESPP rules).

Participants contribute to the ESPP through payroll deductions or, if permitted by the Administrator, through other means specified by the Administrator. Currently, contributions are permitted only through payroll deductions. Participants generally may contribute a minimum of 2% and up to a maximum of 15% of their eligible compensation through after-tax payroll deductions. After the start of an offering period, a participant can decrease his or her contribution rate to 0% while remaining a participant in the offering period, but if the decrease occurs during the first purchase period in an offering period, then the participant automatically will be deemed to withdraw from the second purchase period in that offering period. From time to time, the Administrator may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, limit the nature or number of contribution rate changes that may be made during an offering period or purchase period, or change the length of the offering and purchase periods (but in no event may such periods exceed 27 months). A participant may increase or decrease his or her contribution percentage by following procedures established by the Administrator.

Offering Period and Purchase Periods

Each offering period is of a duration determined by the Administrator and is comprised of a series of one or more successive purchase intervals, also as determined by the Administrator. Currently, Shares are offered for purchase under the ESPP through a series of successive, overlapping offering periods, each with a maximum duration of approximately

12 months and two consecutive purchase periods. These offering periods begin with the first trading day on or after June 15 and December 15 each year and end on the first trading day on or after the next June 15 and December 15, respectively. Purchase periods within each offering period last approximately six months and each ends with a purchase date on the first trading day on or after June 15 or December 15, as applicable. Should the fair market value of our Shares on any purchase date within an offering period be less than the fair market value per Share on the start date of that offering period, then that offering period automatically terminates immediately after the purchase of Shares on such purchase date, and a new offering period commences on the next trading day following the purchase date.

Purchase of Shares

On the last trading day of each six-month purchase period in an offering period, the Company uses each participant’s payroll deductions or contributions to purchase Shares for the participant. The price of the Shares purchased is determined under a formula established in advance by the Administrator. However, in no event may the per Share purchase price be less than 85% of the lower of (i) the fair market value of a Share on the offering date of the offering period, or (ii) the fair market value of a Share on the purchase date (subject to the adjustment provisions of the ESPP). The fair market value of a Share on any relevant date will be the closing price of our Common Stock as quoted on the NYSE for the date of purchase, and as reported in the Wall Street Journal or such other source as the Administrator deems reliable.

The number of whole Shares a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s eligible compensation during that purchase period by the purchase price, but may not exceed the maximum permitted. The maximum number of Shares any participant may purchase during any purchase period is determined by dividing $12,500 by the fair market value of a Share on the first day of that offering period (subject to the adjustment provisions of the ESPP). In addition, a participant’s right to buy Shares may not accrue at a rate in excess of $25,000 in the fair market value of such Shares (determined as of the offering date) for each calendar year in which the purchase right is outstanding.

The Administrator has discretion to change the maximum number of Shares that may be purchased by one participant or all participants during an offering period or purchase period and, if necessary to avoid securities law filings, achieve tax objectives or meet other Company compliance objectives in particular locations outside the United States, may generally limit the number or value of the Shares available for purchase in a qualified period by participants in specified countries or locations or by participating companies.

Termination of Participation

Participation in the ESPP generally terminates when a participating employee’s employment with the Company or its participating parent or subsidiary corporations ceases for any reason, the

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employee withdraws from the ESPP, or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to the deadline, specified by the Administrator. Upon withdrawal from the ESPP, generally the employee will receive the return of any remaining amounts not used to purchase Shares that have been credited to his or her account, without interest (unless otherwise required by applicable law), and his or her payroll withholdings or contributions under the ESPP will cease.

Non-transferability

Rights to purchase Shares and any other rights and interests under the ESPP may not be assigned, transferred, pledged or otherwise disposed of (other than by will or the laws of descent and distribution). A right to purchase shares under the ESPP is exercisable during the lifetime of a participant only by the participant.

Adjustments; Certain Transactions

Subject to any required action by the Company’s stockholders, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of Shares, exchange of Shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than stock (excepting normal cash dividends) that has a material effect on the fair market value of our Shares, the Administrator, in order to prevent dilution or enlargement of a Participant’s rights under the ESPP, will adjust the number and class of Shares subject to the ESPP, the limit on the Shares that may be purchased by any participant during an offering and under each purchase right, and the purchase price.

In the event of a change in control of the Company, each outstanding purchase right may, without the participant’s consent, be assumed by the surviving, continuing successor, or purchasing corporation (or parent of such successor corporation).

If such acquirer refuses to assume the outstanding purchase right, the offering period with respect to which it relates will be shortened by setting a new purchase date specified by the Administrator. The new purchase date will occur prior to the change in control. If a purchase right is neither assumed by the successor corporation nor exercised as of the date of the change in control, it automatically will terminate and cease to be effective as of such date.

Amendment and Termination

The Administrator generally may amend, suspend or terminate the ESPP or any part of the ESPP at any time and for any reason. If the ESPP is terminated, the Administrator may determine that all outstanding offering periods under the ESPP terminate immediately, upon completion of the next purchase date (which may be adjusted to occur sooner than originally scheduled), or in accordance with their terms. If purchase rights are terminated prior to expiration, then all amounts credited to participants that have not been used to purchase Shares will be returned, without interest (unless otherwise required by applicable law), as soon as administratively practicable. Amendments to increase the number of Shares available under the ESPP or to change the definition of the corporations that may be designated to participate in the ESPP must be approved by the stockholders of the Company within 12 months of the adoption of the amendment.

Number of Shares Purchased by Certain Individuals and Groups

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Further, the number of Shares that may be purchased under the ESPP is determined, in part, by the price of our Common Stock on the first and last day of each offering period or purchase period, as applicable. Accordingly, the actual number of Shares that may be purchased by any eligible individual is not determinable.

For illustrative purposes only, the following table sets forth, with respect to the groups named below, the number of Shares that were purchased through fiscal 2022 under the ESPP.

Name of Individual or Group	Number of Shares Purchased (#)	Weighted Average Purchase Price Per Share ($)

All current executive officers as a group(1)	—	$—

All current non-employee directors as a group(2)	—	$—

All other current employees (including all current officers who are not executive officers) as a group	3,301,867	$185.59

(1)

In fiscal 2022, none of our executive officers were eligible to participate in the ESPP. In 2022 and currently, the Administrator has excluded from eligibility those employees who are both (i) “highly compensated employees” as defined under Section 414(q) of the Code and (ii) officers or subject to the disclosure requirements of Section 16(a) of the 1934 Act.

(2)	Non-employee directors are not eligible to participate in the ESPP.

82	2022 Proxy Statement

PROPOSAL 3 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Registration with the SEC.    The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the ESPP in June 2022.

Summary of U.S. Federal Income Tax Consequences

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the Shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423. The ESPP also authorizes the grant of rights to purchase Stock that do not qualify under Section 423 pursuant to the Non-Section 423 Plan. Under an employee stock purchase plan that qualifies under Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares.

If the participant sells or otherwise disposes of the purchased Shares within two years after the start date of the offering period in which the Shares were acquired or within one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs in an amount equal to such excess. The amount of this ordinary income will be added to the participant’s basis in the Shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the Shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased Shares more than two years after the start date of the offering period in which the Shares were acquired and more than one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (b) 15% of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the Shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased Shares at the time of death, the lesser of (i) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

Summary

The Board believes that it is in the best interests of the Company and its stockholders to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of our stockholders.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote FOR the Proposal to Amend and Restate the 2004 Employee Stock Purchase Plan to Increase the Number of Plan Shares Reserved for Issuance.

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PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023. The Board recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Please see “Review of Independent Auditor” on page 65 for information regarding the factors considered by the Audit Committee in determining to reengage Ernst & Young LLP.

Engagement Letter and Fee Disclosure

In connection with the audit of the fiscal 2022 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young’s audit engagement. Among other things, the agreement is subject to alternative dispute resolution procedures.

The following table sets forth the aggregate audit fees billed and expected to be billed by Ernst & Young for the indicated fiscal year and the fees billed by Ernst & Young for all other services rendered during the indicated fiscal year.

	Fiscal 2022	Fiscal 2021

Audit Fees, plus consultations(1)	$19,804,000	$16,369,000

Audit-Related Fees(2)	$5,344,000	$4,253,000

Tax Fees(3)	$5,143,000	$6,653,000

All Other Fees	—	—

Total	$30,291,000	$27,275,000

(1)

Audit Fees consist of fees incurred for professional services rendered for the integrated audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees also include accounting consultations and research related to the integrated audit.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These include fees for the audit of an employee benefit (401(k)) plan, service organization control examinations, fees for due diligence related to acquisitions as well as a review of select sustainability metrics.

(3)	Tax Fees consist of fees billed for tax compliance, consultation and planning services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. The Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the update and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees. However, approval of such additional or amended services is not permitted if it would affect Ernst & Young LLP’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All Ernst & Young LLP services and fees reported under “Engagement Letter and Fee Disclosure” were approved according to the procedures described above.

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PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR (CONTINUED)

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of Ernst & Young LLP as

Our Independent Registered Public Accounting Firm.

2022 Proxy Statement	85

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to cast an advisory vote to approve the compensation of the Named Executive Officers during fiscal 2022 as disclosed in this Proxy Statement in accordance with the requirements of Section 14A of the Exchange Act. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain the Named Executive

Officers, who are critical to our success, and to align their interests with the long-term interests of our stockholders. Under this program, the Named Executive Officers are rewarded for the achievement of both corporate and individual performance goals, which are intended to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the fiscal 2022 compensation of the Named Executive Officers.

Advisory Vote and Board of Directors’ Recommendation

We request stockholder approval of the fiscal 2022 compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosure that accompany the compensation tables in this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Salesforce, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders of the Company, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2022 and the other compensation tables and narrative disclosure within such Proxy Statement.”

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.

Under our policy of providing for annual votes, we expect that our next advisory vote on executive compensation will occur at our 2023 Annual Meeting.

The Board of Directors Recommends a Vote FOR Approving on an Advisory Basis

the Compensation of the Named Executive Officers.

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PROPOSAL 6 — STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT CHAIR OF THE BOARD

PROPOSAL 6 — STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT CHAIR OF THE BOARD

The Company has been advised that the National Legal and Policy Center, 2217 Matthews Township Parkway, Suite D-229, Matthews, North Carolina 28105, beneficial owner of 42 shares of the Company’s common stock, intends to submit the proposal set forth below at the Annual Meeting:

RESOLVED: Shareholders request the Board of Directors adopt as policy, and amend the bylaws as necessary, to require hereafter that the Chair of the Board of Directors be an independent member of the Board, consistent with applicable law and existing contracts. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time.

Supporting Statement by Stockholder Proponent

The co-Chief Executive Officer of Salesforce.com, Inc., is also Board Chairman. We believe these roles – each with separate, different responsibilities that are critical to the health of a successful corporation – are greatly diminished when held by an executive company official, thus weakening its governance structure.

Expert perspectives substantiate our position:

•	According to the Council of Institutional Investors (https://bit.ly/3pKrtJK), “A CEO who also serves as chair can exert excessive influence on the board and its agenda, weakening the board’s oversight of management. Separating the chair and CEO positions reduces this conflict, and an independent chair provides the clearest separation of power between the CEO and the rest of the board.”

•	A 2014 report from Deloitte (https://bit.ly/3vQGqe1) concluded, “The chairman should lead the board and there should be a clear division of responsibilities between the chairman and the chief executive officer (CEO).”

•	Proxy adviser Glass Lewis advised (https://bit.ly/2ZD4l59) in 2016, “an independent chairman…is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exist when a CEO or other executive also serves as chairman.”

The Company’s Statement of Opposition

The Board of Directors recommends a vote AGAINST Proposal 6:

The Board believes it is important to have the flexibility to determine the most appropriate leadership structure to support the Company and its operations in light of the circumstances at any particular time. Eliminating this flexibility in favor of the rigid and prescriptive approach set forth in this proposal is not in the best interests of our Company or our stockholders. Our Board believes that the current leadership structure benefits our stockholders: it promotes a clear strategic vision, provides critical leadership drawing on years of experience and in-depth knowledge of our business and industry, and includes effective independent oversight through our corporate governance practices, which include a strong Lead Independent Director.

Our current board leadership structure, which includes an empowered Lead Independent Director with expansive duties, provides strong and effective independent oversight. The Board is committed to a sound corporate governance structure that facilitates strong independent leadership and decision-making and, based on regular evaluations and reviews of the leadership structure, is adapted as appropriate based on the evolving needs of the Board and the Company. In furtherance of this commitment, the Board has appointed a Lead Independent Director who provides an effective independent voice. The Lead Independent Director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chair of the Board and Co-CEOs, advises on meeting agendas, is available, as necessary, for consultation and direct communication with the Chair, is available for direct communication with stockholders as requested, and has such additional authority as is generally held by lead independent directors and as the independent directors may determine from time to time.

Our Board has acted in the best interests of its stockholders to identify the right leadership structure. Our Board believes that at this time having one individual serve as both Chair of the Board and Co-Chief Executive Officer, with a strong Lead Independent Director in place, helps drive long-term stockholder value. This structure allows both the Board and management to benefit from Mr. Benioff’s leadership and years of experience in the Company’s business and the technology industry. As Chair of the Board and Co-CEO, Mr. Benioff is the director most capable of effectively identifying strategic priorities, coordinating board discussions on matters critical to the success of the Company, and executing the Company’s strategy and business plans. Further, the Board

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PROPOSAL 6 — STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT CHAIR OF THE BOARD (CONTINUED)

believes that Mr. Benioff’s combined role enables decisive leadership, fosters clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, customers and other stakeholders. Given our long history of sustained, strong business, operational, and financial performance, the Board believes that our stockholders continue to be best served by this leadership structure.

The proposal’s rigid and prescriptive approach is not necessary to ensure effective oversight of management and accountability to stockholders. In addition to having a robust lead independent director role, the Board has adopted numerous governance practices to further its commitment to active, independent oversight of Company management. These practices, which we strongly believe advance the creation of stockholder value over the long term, include:

Promoting director accountability

•	Annual election of all directors (no classified board) by majority vote.

•	Proxy access right on market terms (holders of at least 3% of shares outstanding for three years; up to 20% of the Board).

•	No supermajority voting provisions in our governing documents.

•	Right of stockholders with 15% of the voting power to call special meetings.

Driving Board effectiveness

•	Predominantly independent Board (69% of our directors qualify as independent).

•	Fully independent Audit and Finance, Compensation and Nominating and Corporate Governance Board committees.

•	Rigorous director selection and evaluation process.

•	Board diversity and continuing Board refreshment (two new directors appointed in the last year).
•	Comprehensive framework for risk oversight by the full Board and its committees.

•	Robust Board and committee schedule along with frequent informal director touchpoints with the Company.

Aligning directors’ and management’s interests with stockholders

•	Robust stock ownership policy for directors and executive officers.

•	Limits on outside directorships.

•	Annual stockholder advisory votes on executive compensation.

Stockholder engagement

•	We have regularly provided stockholders with opportunities to deliver direct feedback, not only through annual meetings, but also outside the meeting process through an extensive stockholder engagement program.

Our Board believes that the Company’s stockholders are best served by preserving the flexibility to determine the appropriate leadership structure for the Company in light of the circumstances at the relevant time.

Conclusion. We believe it is important that our Board retain the flexibility and ability to exercise judgment, in accordance with its fiduciary duties, to determine the most effective Board leadership structure to best serve the interests of the Company and its stockholders today and in the future. The current leadership structure, including a strong Lead Independent Director, majority independent board, and our strong governance practices, provides for effective, independent oversight of management. This leadership structure has served our stockholders well over time. The proposal’s rigid approach to Board leadership, which would require an independent chair, is neither necessary nor in the best interests of our stockholders at this time.

For the foregoing reasons, the Board recommends that you vote AGAINST Proposal 6.

Vote Required and Board of Directors’ Recommendation

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders and recommends that you vote AGAINST Proposal 6.

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote AGAINST Proposal 6.

88	2022 Proxy Statement

PROPOSAL 7 —STOCKHOLDER PROPOSAL REGARDING A RACIAL EQUITY AUDIT

PROPOSAL 7 — STOCKHOLDER PROPOSAL REGARDING A RACIAL EQUITY AUDIT

The Company has been advised that Laurent Ritter, c/o Tulipshare Limited, 64 Nile Street, International House London, England, N1 7SR, United Kingdom, beneficial owner of at least $25,000 worth of the Company’s common stock, intends to submit the proposal set forth below at the Annual Meeting.

RESOLVED: Shareholders of Salesforce.com, Inc. (“Salesforce”) request that the Board of Directors commission a racial equity audit to be conducted by an independent third-party with input from civil rights organizations, employees, communities in which Salesforce operates, and other stakeholders that will analyze Salesforce’s impacts on civil rights, equity, diversity and inclusion, and the impacts of those issues on Salesforce’s business. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information and any information that could be construed as an admission in pending litigation, should be publicly disclosed on Salesforce’s website.

Supporting Statement by Stockholder Proponent

Recent events have galvanized the movement for racial justice and equity. That movement and the disproportionate impacts of the COVID-19 pandemic have focused the attention of media and policymakers on systemic racism, racial violence, and inequities throughout society. Companies would benefit from assessing the risks of products, services, and overall corporate practices that are or are perceived to be discriminatory, racist, or increasing inequalities.

In February 2021, two Black women in prominent positions left Salesforce citing “rampant microaggressions and gaslighting”:1

•	A manager of design research and innovation resigned, claiming Salesforce lacks accountability regarding diversity, equity, and inclusion, and its “disingenuous marketing around equality” does not align with internal practices.[2] She alleged Salesforce lacks a proactive action plan to prevent underrepresented minorities from suffering “unchecked harm and trauma.”[3]

•	A senior manager of business technology research resigned, claiming she was “manipulated, bullied, [and] neglected.”[4] She asserted there is a “big gap from how Salesforce portrays itself and the lived experience,” citing Salesforce’s “toxic environment.”

Despite hiring its first Chief Equality Officer in 2016,5 Salesforce has failed to improve its U.S. workforce diversity numbers for Latinx and Black employees in a meaningful way:

•	The percentage of Latinx and Black employees has barely changed, going from 4% to 5.1%[6] and from 2% to 4.3%[7] from 2015-2021 respectively.

•	Salesforce’s goal of “doubling” its “representation of Black leaders” and increasing its representation of underrepresented minority leaders by 50% by 2023[8] would still leave Blacks vastly underrepresented considering that only 2.7% of Salesforce’s leaders and managers were Black in 2020.[9]

•	While Salesforce’s goal of having 50% of its workforce consisting of “underrepresented groups” by 2023 is commendable, its decision to place all such groups (Women, Black, Latinx, Indigenous, Multiracial, LGBTQ+ employees, People with Disabilities, and Veterans10) into one broad category means that certain groups could remain underrepresented at Salesforce.

Following controversies, Facebook and Starbucks conducted civil rights and equity audits that assisted each company to identify, prioritize, and implement improvements. These efforts provide an emerging model for such audits, conducted by a third-party, in collaboration with experts in civil rights, and input from an array of stakeholders.

We urge Salesforce to commission a racial equity audit of its policies, practices, products, and services to analyze the way Salesforce impacts civil rights, equity, diversity and inclusion and the impacts of those issues on Salesforce’s business and employees.

[1]	https://www.fastcompany.com/90608433/vivianne-castillo-leaves-salesforce-citing-rampant-microaggressionsand-gaslighting
[2]	https://www.linkedin.com/posts/vccastillo_vivianne-castilloresignation-letter21521-activity-6770470033694035968-sWJR
[3]	Id.
[4]	https://www.linkedin.com/posts/activity-6763264995485728768-aRii
[5]	https://www.businessinsider.com/salesforce-push-to-improve-equality-yielded-slow-results-tony-prophet-2020-11
[6]	https://www.salesforce.com/content/dam/web/en_us/www/assets/pdf/datasheets/sustainability-report-fy1516.pdf
[7]	https://www.salesforce.com/news/stories/quarterly-equality-update-inclusive-employee-experience/
[8]	Id.
[9]	https://www.salesforce.com/content/dam/web/en_us/www/documents/reports/sfdc-certified-eeo-1-2021-report.pdf
[10]	https://www.salesforce.com/company/equality/

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PROPOSAL 7 — STOCKHOLDER PROPOSAL REGARDING A RACIAL EQUITY AUDIT (CONTINUED)

The Company’s Statement of Opposition

The Board of Directors has carefully considered this proposal and believes it is not in the best interests of stockholders. The Board recommends a vote AGAINST Proposal 7 for the following reasons:

Equality is a core value at Salesforce. Together, we stand against racism, violence, and hate – and for justice and equality for all. We are committed to continuing our work to affect systemic change in our workplace and communities by driving inclusive and equitable business practices, investing resources in minority-led organizations, designing inclusive technology, and advocating for policies for racial equality. As described in greater detail below, our efforts so far have culminated in meaningful change within our company and our communities. We are committed to our path forward, for which transparency and accountability are key, and we believe that the audit and report requested by this proposal would be a duplicative and unproductive use of resources in light of our past and continuing efforts as detailed below, our public statements and regular and transparent public reporting, and our management’s and Board’s focus on and oversight of these matters.

We have long been aligned with promoting equality for all people.

•	In the context of the renewed focus in the U.S. on racial justice and equity, we reaffirmed our commitment to our core value of equality and our stance as allies against racism, violence, and hate. In June 2020, we addressed our plans to advance that commitment in our statement available at https://www.salesforce.com/news/stories/taking-action-for-racial-equality-and-justice/.

•	At that time, we launched our Racial Equity and Justice Task force to help drive systemic change in our workplace and community and to guide our vision, focused on a framework based on the four pillars of “People, Purchasing, Philanthropy and Policy.”

•	To further our commitments to transparency and accountability, we started publishing on our website (https://www.salesforce.com/company/equality/) data on how we are addressing each of the four pillars of this framework, including setting forth our commitments and our progress against those goals.

•	Our Stakeholder Impact Report annually reports developments and key metrics in our path to equality, including our equality commitments and actions, so our stakeholders can stay informed and track our progress.

We believe that creating a culture of equality at Salesforce empowers us to innovate, build deeper connections with our customers, and ultimately become a better company.

•	To accelerate representation and create a workplace that looks like society, we set a goal in 2019 to have 50% of our U.S. employees from underrepresented groups (Women, Black, Latinx, Indigenous, Multiracial, LGBTQ+ employees, People with Disabilities, and Veterans) by 2023.

•	We met that goal nearly a full year early, as 50.7% of our U.S. employees are members of underrepresented groups.
•	Demonstrating our continuous evaluation of new goals and intention to accelerate our pace on existing goals, we publicly announced additional representation goals in 2020, namely to (1) double the U.S. representation of Black leaders (VP+) and increase our representation of underrepresented minority (Black, Indigenous, Latinx, and Multiracial) leaders by 50% by 2023 and (2) increase our U.S. representation of underrepresented minority (Black, Indigenous, Latinx, and Multiracial) employees by 50% by 2023.

•	We publish quarterly and annual updates on our equality website (https://www.salesforce.com/company/equality/) setting forth data on representation at Salesforce, including global employee gender representation, U.S. employee gender representation, U.S. employee race and ethnicity representation, and total U.S. underrepresented minority representation.

•	We voluntarily and publicly disclose our EEO-1 Report.

•	We launched several equity-focused programs, including the Warmline, an employee advocacy program for women of all races as well as Black, Latinx, Indigenous, and LGBTQ+ employees. We also hosted racial equality ally trainings for nearly 10,000 employees, trained over 40,000 employees on inclusive hiring practices, and launched a global all-company microaggression training with a focus on racial equality.

•	To address the nuanced, unique, and intersectional experience of Black Women in the Workplace, we founded our Black Women Experience Initiative focused on accelerating representation, creating access, embedding equality through processes and enablement, and elevating Black leaders.

•	To help build community internally, educate allies, and drive equality, our 12 Equality Groups are employee-led organizations that lead equality from the front line as volunteers.

•	Central to our equality commitments is our commitment to equal pay for equal work. We evaluate pay on an annual basis to address any unexplained gaps among gender and race. In 2021, Salesforce spent approximately $3.8 million to address any unexplained differences in pay, bringing our total spend to $16.2 million to date.

As a platform for change, we are committed to supporting our communities and stakeholders through investments, mentoring, and more.

•

We believe that investing in our communities is integral to advancing racial equality and closing the racial wealth gap. To support underrepresented minority founders and businesses, we are focused on “counting impact,” as opposed to merely “counting spend.” We have set numerous goals to help hold us accountable and collaborate with development councils and stakeholders to learn how we can most effectively

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PROPOSAL 7 — STOCKHOLDER PROPOSAL REGARDING A RACIAL EQUITY AUDIT (CONTINUED)

empower and support businesses that are owned by, or that help support, Black and other underrepresented communities.

•	We committed to spending $100 million with Black-owned businesses by 2023 and have increased our spending with minority-owned businesses by 50%.

•	Additionally, through Salesforce Ventures, we committed to increasing the overall number of Black and underrepresented minority founders in our portfolio companies by more than 3X by 2023, and have already invested more than $100 million in Black and underrepresented minority-led companies since the launch of our Racial Equity and Justice Task force.

•	Our commitment to equality extends to our supply chain, as we actively seek to partner with small businesses and diverse suppliers. We engage with numerous third-party civil rights and civil justice organizations to help us accelerate these efforts and develop diverse supplier relationships.

•	We further introduced our 12-month Black-Owned Business Mentor Program and formalized an accelerated pay program to offer verified small business suppliers a shortened net 15-day payment term. More than 450 suppliers have signed up to receive this accelerated payment option.

•	In addition, we supported the National Minority Supplier Development Council CRM License Initiative.

Action and philanthropy are most effective when paired together. As such, we advocate for meaningful policy reforms and also break down inequalities through philanthropic efforts, prioritizing organizations supporting Black and underrepresented minority communities.

•	We work to advance laws and regulations that protect against racism and discrimination and address the equity gap, including, but not limited to, police reform, civic engagement and protection for voting rights, and economic empowerment. In 2021, our Government Affairs team analyzed and tracked over 275 pieces of legislation that aligned with our policy priorities, directly advocating for more than 20 pieces of legislation and engaging with more than a dozen U.S. Congressional offices on police and criminal justice reform.

•	In addition to our philanthropic commitments, such as to donate $10 million through Tableau’s Racial Justice Data Initiative, Salesforce has committed through our integrated “1/1/1” philanthropic program to donate $200 million and one million volunteer hours globally with organizations working to advance racial equality and justice at the global, national, and local levels over the next five years.

•	Since June 2020, we have donated over $82 million to advance racial equality and justice and delivered 223,000 racial equality and justice-related employee volunteer hours. For example, we delivered $1.6 million in pro bono services aligned to the Sustainable Development Goal 10 (Reduced Inequalities) over the past year.

We actively engage with our stakeholders, including our employees and stockholders, to learn how to better support our workforce and affect systemic change.

•	The Nominating and Corporate Governance Committee has direct oversight of the Company’s policies and practices concerning corporate social responsibility, including the development of our existing initiatives for advancing racial equity and diversity and inclusion. The Committee actively continues to monitor and direct our progress through, among other things, evaluating our progress towards our aspirations and overseeing proper accountability.

•	Management’s role in shaping our culture and core values is critical and is steered by our Chief Equality Officer with the full support of the executive leadership team, and we regularly meet with employees, stockholders and other stakeholders to discuss our progress and initiatives.

•	This year, a portion of executive variable pay for Executive Vice Presidents and above will be determined by achievement against ESG measures. The measures focus on increasing representation of Black, Latinx, Indigenous, and multiracial employees in the U.S., and of women employees globally, as well as sustainability initiatives.

•	Additionally, through our regular stockholder engagement, we solicit feedback from investors on topics including human capital management and diversity and inclusion.

•	As we continue to learn, we focus on the experience of our employees to understand how our underrepresented employees experience the workplace through training, mentorship, and sponsorship programs; we further engage with our stakeholders through our annual summits on representation and our self-learning platform, Trailhead.

Conclusion. We are committed to affecting systemic change in our communities as we build a future that works for everyone and are proud of our track record in identifying issues, working collaboratively within and outside of the company, and reporting on our progress. As we continue to learn from our many stakeholders, we are constantly evaluating new goals and strategies, while providing regular updates on our progress towards existing goals to help ensure accountability. These include through internal representation goals, commitments to support minority-owned businesses, philanthropic commitments, and much more.

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PROPOSAL 7 — STOCKHOLDER PROPOSAL REGARDING A RACIAL EQUITY AUDIT (CONTINUED)

For the foregoing reasons, the Board recommends that you vote AGAINST Proposal 7.

Vote Required and Board of Directors’ Recommendation

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders and recommends that you vote AGAINST Proposal 7.

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote AGAINST Proposal 7.

92	2022 Proxy Statement

PROCEDURAL MATTERS

PROCEDURAL MATTERS

General

The Board is soliciting your vote with this Proxy Statement and proxy card for the Annual Meeting, to be held on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be a virtual meeting held exclusively via live audio webcast at

www.virtualshareholdermeeting.com/CRM2022. Our Annual Report for fiscal 2022, including our financial statements for fiscal 2022, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on April 28, 2022.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 14, 2022, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 993,916,578 outstanding shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder as of the record date. All valid proxies received before the Annual Meeting will be voted according to the instructions thereon.

Stockholders of record may vote in advance of the Annual Meeting:

•	over the Internet at www.proxyvote.com;
•	by telephone at 1-800-690-6903 (if you requested copies of the proxy materials to be mailed or emailed to you); or

•	by mail (if you requested printed copies of the proxy materials to be mailed to you) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope.

Stockholders of record may also vote during the virtual Annual Meeting by logging into the meeting website and following the instructions provided on the website. Stockholders who hold shares in street name should refer to the voting instructions from their brokerage firm, bank, trust or other organization provided with these proxy materials.

Quorum; Abstentions; Broker Non-Votes

The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business. Shares that are authorized to be voted on or to abstain on any matter presented at the Annual Meeting, or that are held by stockholders who are present at the Annual Meeting, are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold your Salesforce common stock through a broker, the broker may be prevented from voting, or may otherwise choose not to vote, shares held in your brokerage account if you have not given the broker voting instructions with respect to your shares (resulting in what is referred to as a “broker non-vote”). Thus, it is important that you vote your shares to ensure that they are represented on all matters presented at the Annual Meeting.

For each of the proposals, the applicable voting standard, Board recommendation, and treatment of abstentions and broker non-votes are as follows:

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions	Expected Treatment of Broker Non-Votes
1. Election of Directors	For	Majority of votes cast	No effect	No effect
2. Amendment to 2013 Equity Incentive Plan	For	Majority of votes cast	No effect	No effect
3. Amendment to 2004 Employee Stock Purchase Plan	For	Majority of votes cast	No effect	No effect
4. Ratification of Appointment of Ernst & Young LLP	For	Majority of votes cast	No effect	No effect
5. Advisory Vote to Approve Named Executive Officer Compensation	For	Majority of votes cast	No effect	No effect
6-7. Stockholder Proposals	Against	Majority of votes cast	No effect	No effect

2022 Proxy Statement	93

PROCEDURAL MATTERS (CONTINUED)

Voting; Revocability of Proxies

Voting of proxies; Discretionary voting.    Stockholders may vote over the Internet, by telephone, by mail, or online when attending the virtual meeting, as described in “About the Annual Meeting” on page 1. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity, to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or Internet, your shares will be voted as recommended by the Board.

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.

Effect of not casting your vote.    If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the voting for each of the proposals to be voted on (other than the ratification of the appointment of the Company’s independent registered public accounting firm) as your bank or broker is not expected to have discretion to vote any uninstructed shares.

If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Revocability of proxy.    You may revoke or change your proxy by:

•	entering a new vote by telephone or over the Internet;

•	filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or

•	attending and voting online at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not in and of itself revoke a proxy).

Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to the Company’s principal executive offices at Salesforce, Inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

Expenses of Solicitation

The Company will bear the entire cost of solicitation. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. The Company may use the services of the Company’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut, 06902, a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $15,000, plus reasonable out-of-pocket expenses.

Procedure for Introducing Business or Director Nominations at Our 2023 Annual Meeting of Stockholders

Stockholder proposals and director nominees to be presented at the meeting.    Stockholders of record may introduce business or nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in the Company’s Bylaws. Among other things, the advance notice provisions require stockholders to give timely notice of business they propose to introduce and of any director nomination they propose to make in proper written form to the Secretary of the Company at Salesforce, Inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105, Attention: Corporate Secretary.

To be timely for our 2023 Annual Meeting of Stockholders, such notice must be received no earlier than February 12, 2023 and no later than the close of business (6:00 p.m. PT) on March 14,

2023. However, if the date of the 2023 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2022 Annual Meeting, then notice must be received no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any business presented by a stockholder at our 2023 Annual Meeting.

94	2022 Proxy Statement

PROCEDURAL MATTERS (CONTINUED)

In addition to satisfying the deadlines in the Company’s advance notice bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2023 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 to our Corporate Secretary in writing not later than the close of business (6:00 p.m. PT) on April 10, 2023.

Director nominees to be included in the proxy statement (proxy access).    In addition, our Bylaws contain “proxy access” provisions that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice and other requirements set forth in our Bylaws are satisfied. To be timely for our 2023 Annual Meeting of Stockholders, the required notice under the proxy access provisions of our Bylaws must be received by the Corporate Secretary at the address set forth above not earlier than November 29, 2022 and not later than the close of business (6:00 p.m. PT) on December 29, 2022. However, if the date of the 2023 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2022 Annual Meeting, then notice under the proxy access provisions must be received no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Stockholder proposals to be included in the proxy statement (Rule 14a-8 proposals).    Any stockholder proposal submitted for inclusion in the Company’s proxy statement for the

2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Secretary of the Company at the address set forth above and must be received at our principal executive offices not later than the close of business (6:00 p.m. PT) on December 29, 2022. In the event the date of the annual meeting is moved by more than 30 days from the one-year anniversary of the date of the 2022 Annual Meeting, then notice must be received within a reasonable time before the Company begins to make its proxy materials available. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our Bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our Bylaws, Rule 14a-19 or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact the Company’s Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws most recently filed with the SEC and available at www.sec.gov.

Delivery of Proxy Materials

To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com. In addition, we will provide, free of charge, a copy of our fiscal 2022 Annual Report on Form 10-K upon the written request of any stockholder to Investor Relations at the address set forth below.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of materials per household, even if more than one stockholder resides in that household. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com, or write to Salesforce, Inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105, Attention: Investor Relations.

2022 Proxy Statement	95

TRANSACTION OF OTHER BUSINESS

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Sarah Dods

Secretary

April 28, 2022

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APPENDIX A

SALESFORCE, INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

1.        PURPOSES OF THE PLAN. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Bonus Awards, Performance Units and Performance Shares.

2.        DEFINITIONS. As used herein, the following definitions will apply:

(a)        “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)        “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)        “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)        “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Bonus Awards, Performance Units or Performance Shares.

(e)        “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)        “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator.

(g)        “Board” means the Board of Directors of the Company.

(h)        “Cause” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(i)        “Change in Control” means the occurrence of any of the following events:

(i)        A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

2022 Proxy Statement	A-1

(ii)        A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)        A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(j)        “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(k)        “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(l)        “Common Stock” means the common stock of the Company.

(m)        “Company” means Salesforce, Inc., a Delaware corporation, or any successor thereto.

(n)        “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary or other Affiliate to render services to such entity.

(o)        “Director” means a member of the Board.

(p)        “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q)        “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(r)        “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or other Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

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(s)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)        “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash,

(i)        Participants would have the opportunity to participate in an Award Transfer Program, and/or

(ii)        the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(u)        “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the mean of the closing bid and asked prices for the Common Stock, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion;

(ii)        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(v)        “Fiscal Year” means the fiscal year of the Company.

(w)        “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

(x)        “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y)        “Inside Director” means a Director who is an Employee.

(z)        “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa)      “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb)      “Option” means a stock option granted pursuant to the Plan.

(cc)      “Outside Director” means a Director who is not an Employee.

(dd)      “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee)      “Participant” means the holder of an outstanding Award.

(ff)      “Participating Company” means the Company or any Affiliate.

(gg)      “Performance Bonus Award” means a cash award set forth in Section 12.

(hh)      “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:

(i)        revenue;

(ii)        gross margin;

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(iii)	operating margin;

(iv)	operating income;

(v)	operating profit or net operating profit;

(vi)	pre-tax profit;

(vii)	earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings);

(viii)	net income;

(ix)	cash flow (including operating cash flow or free cash flow);

(x)	expenses;

(xi)	the market price of the Common Stock;

(xii)	earnings per share;

(xiii)	return on stockholder equity;

(xiv)	return on capital;

(xv)	return on assets or net assets;

(xvi)	return on equity;

(xvii)	return on investment;

(xviii)	economic value added;

(xix)	number of customers;

(xx)	stock price;

(xxi)	growth in stockholder value relative to the moving average on the S&P 500 Index or another index;

(xxii)	market share;

(xxiii)	contract awards or backlog;

(xxiv)	overhead or other expense reduction;

(xxv)	credit rating;

(xxvi)	objective customer indicators;

(xxvii)	new product invention or innovation;

(xxviii)	attainment of research and development milestones;

(xxix)	improvements in productivity; and

(xxx)	any other measure or metric the Administrator deems appropriate.

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The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, Affiliate and/or other segment) and/or (vi) on a pre-tax or after-tax basis. The Administrator shall determine whether any significant element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Administrator, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

(ii)	“Performance Period” means the time period determined by the Administrator in its sole discretion during which the performance objectives must be met.

(jj)	“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(kk)	“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(ll)	“Plan” means this Amended and Restated 2013 Equity Incentive Plan.

(mm)	“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(nn)	“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share,

granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(oo)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(qq)	“Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal

Revenue Service guidance thereunder, as each may be amended from time to time.

(rr)	“Securities Act” means the Securities Act of 1933, as amended.

(ss)	“Service Provider” means an Employee, Director or Consultant. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(tt)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(uu)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to

Section 10 is designated as a Stock Appreciation Right.

(vv)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ww)	“Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards,

including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).

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3.        STOCK SUBJECT TO THE PLAN.

(a)        Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 282,700,000 plus (i) any Shares that, as of the date stockholders initially approve the Plan, have been reserved but not issued pursuant to any awards granted under the 2004 Equity Incentive Plan (the “2004 Plan”) and/or the 2004 Outside Directors Stock Plan (the “Director Plan” and, together with the 2004 Plan, the “Prior Plans” and each, a “Prior Plan”) and are not subject to any awards granted thereunder, with the Shares subject to the awards referenced in this clause (i) credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and (ii) any Shares subject to stock options or other awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, expire or otherwise terminate without having been vested or exercised in full, Shares issued pursuant to awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, are forfeited to or repurchased by the Company due to failure to vest, and Shares subject to awards granted under a Prior Plan that, after the date stockholders initially approve the Plan, would have, but for the termination of the applicable Prior Plan, again become available for future use under the terms of such Prior Plan (as applicable), with the Shares subject to those of the awards referenced in this clause (ii) that are stock options and/or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and the Shares subject to those of the awards referenced in this clause (ii) that are awards other than stock options or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto. Notwithstanding the foregoing, the maximum number of Shares to be added to the Plan pursuant to clause (i) of the prior sentence shall be equal to 23,800,000 Shares and the maximum number of Shares to be added to the Plan pursuant to clause (ii) of the prior sentence shall be equal to 54,332,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Awards of Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one (1) Share for every one (1) Share subject thereto. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto and shall be counted as two and fifteen-one hundredths (2.15) Shares for every one (1) Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)        Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Notwithstanding the foregoing, Shares used to pay the exercise price or purchase of an Award other than an Option or SAR or to satisfy the tax withholding obligations related to an Award other than an Option or SAR will become available for future grant and/or sale under the Plan; Shares used to pay the exercise price or purchase of an Option or SAR or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, whether pursuant to a Performance Bonus Award or other Award, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c)        Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.        ADMINISTRATION OF THE PLAN.

(a)        Procedure.

(i)        Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)        Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

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(iii)        Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).

(iv)        Delegation of Authority for Day-to-Day Administration; Authority of Officers. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

(b)        Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)        to determine the Fair Market Value;

(ii)        to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the method of payment for Shares purchased under any Award, the method for satisfaction of any tax withholding obligation arising in connection with an Award, the time or times when Awards may be exercised (which may be based on performance criteria), subject to any minimum vesting requirements set forth in the Plan, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)        to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not institute an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);

(vii)        to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)        to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(x)        to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 17 of the Plan;

(xi)        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

(xii)        to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiii)        to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiv)        to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

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(xv)        to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

(xvi)        to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award deemed necessary or advisable for administering the Plan.

(c)        Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

5.        ELIGIBILITY. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Performance Bonus Awards may be granted only to Employees. Incentive Stock Options may be granted only to Employees of the Company or Parent or Subsidiary of the Company.

6.        LIMITATIONS.

(a)        Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. Further, if for any reason an Option (or portion thereof) designated as an Incentive Stock Option shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)        Employee Award Limitations. The following limitations shall apply to Awards under the Plan: subject to adjustment as provided in Section 15, during any Fiscal Year, no Employee will be granted:

(i)        Options and/or SARs covering more than a total of 20,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Options and/or SARs covering up to a total of 8,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(ii)        Restricted Stock and/or Restricted Stock Units and/or Performance Shares covering more than 10,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Restricted Stock, Restricted Stock Units and/or Performance Shares covering up to a total of 4,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(iii)        Performance Units having an initial value greater than $15,000,000; provided, however, that in connection with his or her initial employment, an Employee may be granted additional Performance Units in the Fiscal Year in which his or her service as an Employee first commences having an initial value no greater than $5,000,000; and

(iv)        Performance Bonus Awards that could result in such Employee receiving more than $10,000,000 in any one Fiscal Year. If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15(c)), the cancelled Award will be counted against the limits set forth in this subsection (b).

(c)        Outside Director Award Limitations. Subject to adjustment as provided in Section 15, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 60,000 Shares. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, shall not count for purposes of this limitation.

(d)        Minimum Vesting. Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or Disability or in the event of a transaction described in Section 15(c). Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved this amended and restated version of the Plan, plus (b) the increase in the number of Shares available for grant under the Plan (as described in Section 3(a)) approved by the Company’s stockholders at the 2022 annual meeting, may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

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7.        STOCK OPTIONS.

(a)        Grant of Option. Subject to the terms and conditions of the Plan, Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares granted to any Service Provider. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.

(b)        Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)        Option Exercise Price and Consideration.

(i)        Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)        In the case of an Incentive Stock Option

(A)        granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)        granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)        In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)        Waiting Period and Exercise Dates. Subject to Section 6 and the other terms and conditions of the Plan, at the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)        Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant; (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

(d)        Exercise of Option.

(i)        Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment

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authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend, Dividend Equivalent or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)        Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or as a result of a termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)        Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)        Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. The Participant’s status as a Service Provider shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the Participant’s termination as a Service Provider.

(v)        Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s status as a Service Provider is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination as a Service Provider.

(e)        Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 7(d) is prevented by the provisions of Section 26 below, the Option shall remain exercisable until ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.

(f)        Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 7(d) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, and (ii) the expiration of the term of such Option as set forth in the Award Agreement.

8.        RESTRICTED STOCK.

(a)        Grant of Restricted Stock. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

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(b)        Restricted Stock Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.

(c)        Transferability. Except as provided in this Section 8, Section 14 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).

(d)        Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set restrictions based upon continued employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e)        Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f)        Legend on Certificates. The Administrator, in its discretion, may require that one or more legends be placed on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

(g)        Voting Rights. During the vesting period, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h)        Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding anything herein to the contrary, dividends or other distributions credited/payable in connection with Shares of Restricted Stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying Award and will not be paid until the underlying Award vests.

(i)        Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

9.      RESTRICTED STOCK UNITS.

(a)        Grant. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Vesting Criteria and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(d)        Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.

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(e)        Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)        Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.

(g)        Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. For the avoidance of doubt, such additional Restricted Stock Units will not be paid prior to the time that the original Award vests. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

10.        STOCK APPRECIATION RIGHTS.

(a)        Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)        Number of Shares. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)        Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Until Shares are issued in respect of a Stock Appreciation Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right.

(d)        Stock Appreciation Right Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Stock Appreciation Right grant will be evidenced by an Award Agreement (which may be in electronic form) that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)        Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Sections 7(d), 7(e) and 7(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)        Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)        The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)        The number of Shares with respect to which the Stock Appreciation Right is exercised.

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At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11.      PERFORMANCE UNITS AND PERFORMANCE SHARES.

(a)        Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant.

(b)        Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Performance Shares and Performance Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Performance Shares or Performance Units, as applicable, granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(d)        Performance Objectives and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, as applicable, that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of specific Performance Goals or other performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(e)        Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as applicable, will be entitled to receive a payout of the number of Performance Units or Performance Shares, as applicable, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(f)        Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or in a combination thereof.

(g)        Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares, as applicable, will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.

(h)        Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Performance Units and/or Performance Shares until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Performance Shares as of the date of payment of such cash dividends on Shares. The number of additional Performance Units or Performance Shares, as applicable, (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Performance Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Performance Units or Performance Shares, as applicable, originally subject to the Award of Performance Units or Performance Shares, as applicable. For the avoidance of doubt, such additional Performance Shares will not be paid prior to the time that the original Award vests. Settlement of Dividend Equivalents may be made in

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cash, Shares, or a combination thereof as determined by the Administrator, and may be paid on the same basis as settlement of the related Performance Share. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 appropriate adjustments shall be made in the Participant’s Award of Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

12.      PERFORMANCE BONUS AWARDS.

(a)        Grant of Performance Bonus Awards. Subject to the terms and conditions of the Plan, Performance Bonus Awards may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion, in the form of a cash bonus payable upon the attainment of Performance Goals and/or other performance objectives that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(b)        Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the amount of the cash bonus that could be earned under a Performance Bonus Award.

13.      LEAVES OF ABSENCE/TRANSFER BETWEEN LOCATIONS. Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical, such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.      TRANSFERABILITY OF AWARDS.

(a)        Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15.      ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; MERGER OR CHANGE IN CONTROL.

(a)        Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Section 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any fractional share resulting from an adjustment pursuant to this Section 15(a) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.

(b)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

(c)        Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph), including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

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In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)        Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16.      DEFERRALS. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion and, unless otherwise expressly determined by the Administrator, shall comply with the requirements of Section 409A.

17.      TAX.

(a)        Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.

(b)        Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld or remitted, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

(c)        Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be

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subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

18.      NO EFFECT ON EMPLOYMENT OR SERVICE. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.      DATE OF GRANT. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.      TERM OF PLAN. Subject to Section 29 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 21 of the Plan. For the avoidance of doubt, neither the amendment and restatement of the Plan in 2018, nor any subsequent amendment and/or restatement is intended to, and shall not be interpreted to, modify any Awards granted prior to approval of the amendment and restatement of this Plan by the Company’s stockholders at its 2018 annual meeting to the extent such modification would result in a loss of deductibility under Code Section 162(m).

21.      AMENDMENT AND TERMINATION OF THE PLAN.

(a)        Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)        Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)        Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.      CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

23.      SEVERABILITY. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

24.      FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

25.      UNFUNDED OBLIGATION. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

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26.      CONDITIONS UPON ISSUANCE OF SHARES.

(a)        Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)        Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

27.      INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

28.      FORFEITURE EVENTS. To the extent applicable, Awards shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

29.      STOCKHOLDER APPROVAL. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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APPENDIX B

SALESFORCE, INC.

AMENDED AND RESTATED 2004 EMPLOYEE STOCK PURCHASE PLAN

1.        ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1        Establishment. The Salesforce, Inc. 2004 Employee Stock Purchase Plan was established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Exchange Act (the “Effective Date”).

1.2        Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, including any amendments or replacements of such section (the “Section 423(b) Plan”), although the Company makes no undertaking nor representation to maintain such qualification, and the Plan shall be so construed. In addition, this Plan document authorizes the grant of rights to purchase Stock that do not qualify under Section 423(b) of the Code (the “Non-Section 423(b) Plan”) pursuant to rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. References to the Plan include the Section 423(b) Plan and the Non-Section 423(b) Plan components.

If grants are intended to be made under the Non-Section 423(b) Plan component, they will be designated as such by the Board at or prior to the time of grant.

1.3        Term of Plan. The Plan shall continue in effect until its termination by the Board.

2.        DEFINITIONS AND CONSTRUCTION.

2.1        Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein for purposes of the Section 423(b) Plan and, unless specifically defined otherwise therein, for the Non-Section 423 Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)        “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Purchase Rights are, or will be, granted under the Plan.

(b)        “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan (provided, however, that this is delegation is non-exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan).

(c)        “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d)        “Committee” means the Compensation Committee or other committee of the Board or of other individuals satisfying Applicable Laws appointed by the Board, or by the Compensation Committee of the Board, duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(e)        “Company” means Salesforce, Inc., a Delaware corporation, or any successor corporation thereto.

(f)        “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off and payments in lieu of notice. Compensation shall not include any compensation not included above. The Board, in its discretion, may, on a uniform and nondiscriminatory basis under each Offering, establish a different definition of Compensation for a subsequent Offering Period.

(g)        “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of Purchase Rights granted pursuant to the Plan.

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(h)        “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(i)        “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant during an Offering Period ceasing to be a Participating Company under the ESPP or, until and unless determined otherwise by the Board, upon the corporation employing the Participant during an Offering Period ceasing to be a Participating Company in the applicable Offering in which the Participant is participating. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company (or the employing Participating Company) or which is legally protected under Applicable Laws, in each case of three (3) months or less. If an individual’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee on the day immediately following the expiry of three (3) months of such leave unless the individual’s right to reemployment is guaranteed either by statute or by contract. Notwithstanding the foregoing, the Board may establish different rules to govern when a Participant ceases to be an Employee pursuant to the second sentence of this paragraph and to otherwise govern transfers of employment among Participating Companies including, without limitation, transfers of employment between Section 423(b) Plan and Non-Section 423(b) Plan Participating Companies and between any separate Offerings established under the Plan, consistent with the applicable requirements of Section 423 of the Code.

(j)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(k)        “Fair Market Value” means, as of any date:

(i)        If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.

(ii)        If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

(l)        “Non-Section 423(b) Plan” means an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(m)        “Offering” means an offering of Stock as provided in Section 6, including any separate Offerings under the Section 423(b) Plan and any separate Offerings under the Non-Section 423(b) Plan as may be designated by the Board (the terms of which need not be identical) in which Eligible Employees of one or more Participating Companies will participate. Until and unless the Board determines otherwise, the Employees participating in the Non-Section 423(b) Plan will not participate in the same Offering or Offerings as Employees participating in the Section 423(b) Plan, even if the dates of the applicable Offering Period for the Non-Section 423(b) Plan component and one or more Offerings under the Section 423(b) Plan component are identical.

(n)        “Offering Date” means, for any Offering, the first day of the Offering Period.

(o)        “Offering Period” means an Offering Period established in accordance with Section 6.

(p)        “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(q)        “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(r)        “Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies. The Board may determine that some or all Employees of any Participating Company shall participate in the Non-Section 423(b) Plan.

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(s)        “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(t)        “Plan” means the Salesforce, Inc. 2004 Employee Stock Purchase Plan, which includes a Section 423(b) Plan and a Non-Section 423(b) Plan.

(u)        “Purchase Date” means, for any Purchase Period, the first Trading Day on or after June 15 and December 15 of each Purchase Period.

(v)        “Purchase Period” means a Purchase Period established in accordance with Section 6.

(w)        “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(x)        “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(y)        “Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(z)        “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(aa)        “Subscription Agreement” means an agreement in such form and provided in such manner as specified by the Company from time to time (in its discretion and on a uniform and nondiscriminatory basis), including through an electronic or other enrollment procedure prescribed by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation. The form and content of the Subscription Agreement may, in the Company’s discretion, be similar to the form attached hereto in Appendix A.

(bb)        “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(cc)        “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(dd)        “Trading Day” means a day on which the national stock exchanges and the Nasdaq System are open for trading.

(ee)        “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.        ADMINISTRATION.

3.1        Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith, and shall be given the maximum deference permitted by law. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that, with respect to the Section 423(b) Plan, all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code and the U.S. Treasury Regulations thereunder.

Notwithstanding any provision to the contrary in the Plan, and, with respect to the Section 423(b) Plan, to the extent permissible under Section 423 of the Code and U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service

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guidance), the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, handling of Contributions, making of Contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold Contributions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. The Board also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a Purchase Right granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Purchase Rights granted under the same Offering to employees resident solely in the U.S.

The Board may also adopt rules, procedures or sub-plans applicable to particular Participating Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 2.1(r), Section 4.1 and Section 4.2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the Non-Section 423(b) Plan, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Unless otherwise determined by the Board, the Employee eligible to participate in each sub-plan will participate in a separate Offering.

Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2        Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3        Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and, with respect to the Section 423(b) Plan, the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, to (a) establish a minimum Contribution amount required for participation in an Offering, (b) limit the frequency and/or number of changes permitted in the rate of Contribution during an Offering, (c) designate separate Offerings, (d) terminate or change the Offering Periods or Purchase Periods, (e) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (f) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with Contribution amounts, (g) permit Contributions greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or, for purposes of the Section 423(b) Plan, as advisable to comply with the requirements of Section 423 of the Code, (h) determine the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan, and (i) establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. With respect to the Section 423(b) Plan, all such actions by the Company shall be taken consistent with the requirement under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section.

3.4        Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.        SHARES SUBJECT TO PLAN.

4.1        Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be sixty-one million (61,000,000), and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. For avoidance of doubt, the limitation set forth in this section may

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be used to satisfy purchases of shares of Stock under either the Section 423(b) Plan or the Non-Section 423(b) Plan. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Stock thereunder, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2        Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.        ELIGIBILITY.

5.1        Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a)        Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(b)        Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

Notwithstanding the foregoing, the Board, in its discretion, from time to time may, prior to an Offering Date for all Purchase Rights to be granted on such Offering Date in an Offering, to the extent permitted by Section 423 of the Code and the regulations thereunder, determine (for each Offering under the Section 423(b) Plan, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five (5) months per calendar year (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the Section 423(b) Plan in an identical manner to all highly compensated individuals of the employing Participating Companies whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under the Section 423(b) Plan in a manner complying with U.S. Treasury Regulation Section 1.423-2(e). Such exclusions may be applied with respect to an Offering under the Non-Section 423(b) Plan without regard to the limitations of Treasury Regulation Section 1.423-2.

Further, the Board, in its discretion, may, prior to an Offering Date for an Offering under the Non-Section 423(b) Plan, determine to exclude from Plan participation some or all Employees of a Participating Company designated to participate in such Non-Section 423(b) Plan Offering. Finally, Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

5.2        Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation or a related corporation, as determined in accordance with Section 423(b)(3) of the Code and the applicable U.S. Treasury Regulations of Section 423 of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

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5.3        Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

6.        OFFERINGS.

The Board previously determined that no Offerings would commence under the Plan until further approval by the Board. Beginning on December 15, 2011, the Plan shall be implemented by consecutive, overlapping Offering Periods of approximately twelve (12) months duration (individually, an “Offering Period”) commencing on the first Trading Day on or after June 15 and December 15 of each year and ending on the first Trading Day on or after June 15 and December 15, respectively. Notwithstanding the foregoing, the Board may establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offerings or Offering Periods or different commencing, purchase or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Unless and until the Board determines otherwise in its discretion, each Offering Period shall consist of two (2) consecutive purchase periods each having a duration of approximately six (6) months (individually, a “Purchase Period”), commencing on one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period of any Offering Period will commence on the Offering Date and end with the next Purchase Date. Further, if the Board so determines, Eligible Employees of the Company and/or of any Participating Company will be deemed to participate in a separate Offering under the Section 423(b) Plan, even if the dates of the applicable Offering Period of each such Offering are identical, provided that the terms of participation are the same within each separate Offering, as determined in accordance with the requirements of Section 423 of the Code.

7.        PARTICIPATION IN THE PLAN.

7.1        Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering or submitting a properly completed Subscription Agreement in such form and manner prescribed by the Company by the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver or submit a properly completed Subscription Agreement on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers or submits a properly completed Subscription Agreement on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2        Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after (including an Offering Period beginning the same day) the last Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, (b) decreased his or her rate of Contributions to zero percent (0%) for the then-current Offering Period pursuant to Section 10.3, or (c) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver or submit any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver or submit a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.        RIGHT TO PURCHASE SHARES.

8.1        Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a maximum of that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a Share of Stock on the Offering Date of such Offering Period, subject to adjustment under Section 4.2 above; as a result, in no event will a Participant be eligible to purchase during any Offering Period that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a Share of Stock on the Offering Date of such Offering Period, subject to adjustment under Section 4.2 above. The Board may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the maximum number of shares of Stock that may be purchased by a Participant in such Offering Period or on any Purchase Date within an Offering Period or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering Period or on any Purchase Date within an Offering Period. Further, the Board may limit the number or value of the shares of Stock made available for purchase in a qualified period (e.g., twelve (12) month period) by Participants in specified countries, locations or Participating Companies, if necessary to avoid securities law filings, achieve tax objectives or to meet other Company compliance objectives in particular locations outside the United States, provided that any such limitation is imposed under the Non-Section 423(b) Plan or, with

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respect to any Offering under the Section 423(b) Plan, is imposed on an equal basis to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code and the U.S. Treasury Regulations thereunder. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2        Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the applicable U.S. Treasury Regulations thereunder.

9.        PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided below or in Section 23 and unless otherwise provided by the Board, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Notwithstanding the foregoing, in the event that (i) the stockholders of the Company approve an amendment to the Plan to increase the maximum aggregate number of shares of Stock issuable under the Plan in accordance with Section 4.1, (ii) all or any portion of such additional shares of Stock (the “Additional Shares”) are to be issued pursuant to an Offering Period in progress at the time of such stockholder approval and (iii) the Fair Market value per share of Stock on the date of such stockholder approval (the “Approval Date”) is greater than the Fair Market value per share of Stock on the Offering Date of such Offering Period, then, the Board may, in its discretion and without the consent of any Participant, adjust the Purchase Price for such Offering Period to be an amount equal to eighty-five percent (85%) (or such other percentage as in effect prior to such adjustment) of the lesser of (a) the Fair Market Value of a share of Stock on the Approval Date or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.      ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

Except as provided in Section 10.4, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1        Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation or other Contributions (to the extent permitted by the Board) made on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted or other Contributions made on each pay day during an Offering Period in whole percentages of not less than two percent (2%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions during an Offering) or more than fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on a Purchase Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Purchase Period or Offering Period. The Board may change the foregoing limits on payroll deductions effective as of any Offering Date. A Participant’s Subscription Agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 12 hereof.

10.2        Commencement of Contributions. Payroll deductions for a Participant shall commence on the first pay day on or following the Offering Date and shall end on the last pay day prior to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3        Election to Change or Stop Contributions. During an Offering Period, a Participant may elect to decrease the rate of or to stop Contributions of his or her Compensation by delivering or submitting to the Company an amended Subscription Agreement or following such other procedure prescribed by the Company to authorize such change and completed on or before a date established by the Company from time to time in a nondiscriminatory manner and announced to the Participants. Such election to change or stop contributions will be implemented prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her Contributions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period assuming he or she remains otherwise eligible, and unless such Participant withdraws from the Plan as provided in Section 12.1; provided, however, that if such decrease of a Participant’s rate of Contributions to zero percent (0%) occurs during the first Purchase Period during and Offering Period, he or she shall remain in such first Purchase Period (assuming he or she remains otherwise

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eligible and unless such Participant withdraws from the Plan as provided in Section 12.1) through the purchase of shares of Stock on the Purchase Date for such Purchase Period but automatically shall be deemed to withdraw from the second Purchase Period in such Offering Period. The Board may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish such other conditions or limitations as it deems appropriate for Plan administration. Until and unless determined otherwise by the Board, a Participant may elect one decrease to his or her rate of Contributions per Purchase Period, but no increases to his or her rate of Contributions per Offering Period or Purchase Period.

10.4        Alternative Contributions. The Board, in its discretion, may permit Participants in a specified Offering under the Section 423(b) Plan or in an Offering under the Non-Section 423(b) to make Contributions to the Plan through cash, check or other means in lieu of payroll deductions set forth in the Subscription Agreement prior to each Purchase Date of each Purchase Period; provided, however, that, with respect to Offerings under the Section 423(b) Plan, payment through means other than payroll deductions shall be permitted only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Purchase Period or Offering Period and such other payment means meet the requirements of and are permissible under Section 423(b) and the U.S. Treasury Regulations thereunder. Unless otherwise required by the context, references to “payroll deductions” in this Plan shall be construed as including such alternative Contributions as may be permitted by the Board.

10.5        Administrative Suspension of Contributions. The Company may, in its sole discretion, suspend a Participant’s Contributions under the Plan as the Company deems advisable to avoid accumulating Contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, Contributions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was due to clause (a) in the preceding sentence or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.6        Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All of a Participant’s Contributions shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such Contributions received or held by the Company may be used by the Company for any corporate purpose. The Company will not be obligated to segregate such Contributions, unless otherwise required under Applicable Laws in which case, any alternative method of deposit shall apply with respect to any Offering under the Section 423 Plan, on a uniform and non-discriminatory manner to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code and the U.S. Treasury Regulations thereunder, or shall apply under the Non-Section 423(b) Plan. Until the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares of Stock, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares of Stock.

10.7        No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account, unless payment of interest is required under Applicable Law, as determined by the Company, in which case either (i) with respect to any Offering under the Section 423(b) Plan in which any Participant is subject to such Applicable Law requirement, the payment of interest shall apply to all Participants in such Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f), or (ii) with respect to any Offering under the Non-Section 423(b) Plan, the payment of interest shall apply as determined by the Company.

11.      PURCHASE OF SHARES.

11.1        Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price, subject to the limitations in Section 8 above. In addition, no fractional shares of Stock will be purchased. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2        Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Board pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable among all Participants exercising Purchase Rights to purchase Stock on such Purchase Date and may either continue all Offering Periods then in effect or terminate any or all Offering Periods then in effect pursuant to Section 24. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3        Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of the shares acquired by the Participant on such Purchase Date by electronic or other means determined by the

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Company in its sole discretion and pursuant to rules established by the Board. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4        Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date, without interest. Notwithstanding the foregoing, the Committee may, in its discretion and to the extent permissible under Section 423 of the Code and U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), determine that, if the Contributions to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company shall retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section  12.

11.5        Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan (or any other time that a taxable event related to the Plan occurs), the Participant shall make adequate provision for the U.S. federal, state, local and or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares (or any other time that a taxable event related to the Plan occurs), as applicable. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Stock or any other method of withholding the Participating Company Group deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), including any withholding required to make available to the Company or the employing Participating Company any tax deductions or benefit attributable to the sale or early disposition of shares of Stock by the Participant.

11.6        Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7        Provision of Reports and Stockholder Information to Participants. Individual accounts shall be maintained for each Participant in the Plan. Each Participant who has exercised all or part of his or her Purchase Right shall receive, at least annually, a report of such Participant’s Plan account setting forth the Contributions credited to his or her Plan account, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided any information required by Applicable Laws.

12.      WITHDRAWAL FROM PLAN.

12.1        Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by delivering or submitting to the Company a notice of withdrawal on a form and in such manner and in such time frame as provided by the Company for this purpose (which may, in the Company’s discretion, be similar to the form notice of withdrawal attached hereto in Appendix A). Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2        Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest (subject to Section 10.7 above), and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan. A Participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any Offering Periods which commence after the termination of the Offering Period during which the Participant withdrew.

13.      TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate

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immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver the Participant’s Plan account balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.      CHANGE IN CONTROL.

14.1      Definitions.

(a)        An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)        A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 14.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2      Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Plan, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.      NONTRANSFERABILITY OF PURCHASE RIGHTS.

Neither Contributions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.      COMPLIANCE WITH LAW.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, including the requirements of any securities exchange or market system upon which the Stock may then be listed. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan, or the approval of any securities exchange or market system upon which the Stock may then be listed, if any, deemed by the Company’s legal counsel to be necessary to the

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issuance and sale of any shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority or approval shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.      RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.      LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

19.      NOTIFICATION OF DISPOSITION OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.      NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.      CODE SECTION 409A.

The Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-Section 423(b) Plan is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Except as provided in Section 22, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance) and any ambiguities shall be construed and interpreted in accordance with such intent. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

22.      TAX-QUALIFICATION.

Although the Company may endeavor to (a) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the

2022 Proxy Statement	B-11

Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 21, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

23.      AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD.

To the extent permitted by Applicable Laws, if the Fair Market Value of the Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Stock on the Offering Date of such Offering Period, then all Participants in such Offering Period, excluding those Participants who have decreased their rate of Contributions to zero percent (0%) during such Offering Period pursuant to Section 10.3, will be automatically withdrawn from such Offering Period immediately after the exercise of their Purchase Right on such Purchase Date and automatically re-enrolled in the immediately following Offering Period (including an Offering Period beginning the same day) as of the first day thereof.

24.      AMENDMENT OR TERMINATION OF THE PLAN.

24.1      The Board may at any time and for any reason amend, suspend or terminate the Plan, or any part thereof, except that (a) no such amendment shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Section 423(b) Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 4.2 and/or Section 14). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 10.7 hereof) as soon as administratively practicable. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

24.2      Notwithstanding the foregoing, in the event that the Board determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Board may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (a) terminate the Plan or any Offering Period, (b) accelerate the Purchase Date of any Purchase Period or Offering Period, (c) reduce the discount applicable in determining the Purchase Price of any Offering Period, (d) amend the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), (e) alter the Purchase Price for any Offering Period or Purchase Period, (f) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, (g) reduce the maximum percentage of Compensation a Participant may elect to set aside as Contributions or (e) take any combination of the foregoing actions.

25.      MISCELLANEOUS.

25.1      Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

25.2      Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

B-12	2022 Proxy Statement

APPENDIX A

FORMS OF

SUBSCRIPTION AGREEMENT

AND

NOTICE OF WITHDRAWAL

2022 Proxy Statement	B-13

SALESFORCE, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

NAME (Please print):
	(Last)	(First)	(Middle)

TM      Original application for the Offering Period  beginning (date):

TM      Change in payroll deduction rate effective with the pay period beginning (date):

TM      Stop payroll deductions effective with the pay period beginning (date):

I.         SUBSCRIPTION

I elect to participate in the 2004 Employee Stock Purchase Plan (the “Plan”) of Salesforce, Inc. (the “Company”) and to subscribe to purchase shares of the Company’s Stock in accordance with this Subscription Agreement, including the Additional Terms and Conditions of Participation set forth in an addendum hereto (the “Addendum”), and the Plan.

I authorize payroll deductions of              percent (in whole percentages not less than 2%, unless an election to stop deductions is being made, or more than 15%) of my Compensation on each pay day throughout the Offering Period in accordance with the Plan. I understand that these payroll deductions will be accumulated for the purchase of shares of Stock at the applicable purchase price determined in accordance with the Plan. Except as otherwise provided by the Plan, I will automatically purchase shares on each Purchase Date unless I withdraw from the Plan by giving written notice on a form provided by the Company or unless my eligibility or employment terminates.

I understand that I will not be able to increase my contribution percentage above during a Purchase Period or Offering Period, and that I may only decrease my contribution percentage once per Purchase Period.

I understand that I will automatically participate in each subsequent Offering that commences immediately after the last day of an Offering in which I am participating until I withdraw from the Plan by giving written notice on a form provided by the Company or my eligibility or employment terminates.

I agree to make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, which arise upon my purchase of shares under the Plan and/or my disposition of shares. The Company may withhold from my compensation the amount necessary to meet such withholding obligations, or using any other method specified in the Addendum.

I agree that, unless otherwise permitted by the Company, until I dispose of shares I purchase under the Plan, I will hold such shares in the name(s) entered above (and not in the name of any nominee) until the later of (i) two years after the first day of the Offering Period in which I purchased the shares and (ii) one year after the Purchase Date on which I purchased the shares. This restriction only applies to the name(s) in which shares are held and does not affect my ability to dispose of Plan shares.

I agree that I will notify the Global Equity Plan Services Group of the Company in writing within 30 days after any sale, gift, transfer or other disposition of any kind prior to the end of the periods referred to in the preceding paragraph (a “Disqualifying Disposition”) of any shares I purchased under the Plan. If I do not respond within 30 days of the date of a Disqualifying Disposition Survey delivered to me by certified mail, the Company is authorized to treat my nonresponse as my notice to the Company of a Disqualifying Disposition and to compute and report to the Internal Revenue Service the ordinary income I must recognize upon such Disqualifying Disposition.

II.        PARTICIPANT DECLARATION

Any election I have made on this form revokes all prior elections with regard to this form.

I am familiar with the provisions of the Plan and agree to participate in the Plan subject to all of its provisions and subject to the Additional Terms and Conditions of Participation set forth in the Addendum to this Subscription Agreement. I understand that the Board of Directors of the Company reserves the right to terminate the Plan or to amend the Plan and my right to purchase stock under the Plan to the extent provided by the Plan or the Addendum. I understand that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Date:
Signature of Participant

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SALESFORCE, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

NAME (Please print):
	(Last)	(First)	(Middle)

I elect to withdraw from the Salesforce, Inc. 2004 Employee Stock Purchase Plan (the “Plan”) and the Offering which began on (date)              and in which I am participating (the “Current Offering”).

I understand that I am terminating immediately my interest in the Plan and the Current Offering, and that no further payroll deductions will be made (provided I have given sufficient notice before the next pay day). My payroll deductions not previously used to purchase shares will not be used to purchase shares in the Current Offering, but instead will be paid to me as soon as practicable. I understand that I will not participate in the Plan unless I elect to become a participant in another Offering by filing a new Subscription Agreement with the Company. I understand that I will receive no interest on the amounts paid to me from my Plan account, and that I may not apply such amounts to any other Offering under the Plan or any other employee stock purchase plan of the Company.

Date:	Signature:

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B-16	2022 Proxy Statement

2022 Proxy Statement	B-17

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SALESFORCE, INC. 415 MISSION STREET 3RD FLOOR SAN FRANCISCO, CA 94105 ATTN: INVESTOR RELATIONS SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2022 (the day before the meeting date). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CRM2022 You may attend the Annual Meeting of Stockholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2022 (the day before the meeting date). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D82491-P70529 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SALESFORCE, INC.                The Board of Directors recommends you vote FOR each                of the following nominees:                1. Election of Directors For Against Abstain                1a. Marc Benioff ! ! ! The Board of Directors recommends you vote FOR For Against Abstain                management proposals 2 through 5.    1b. Bret Taylor ! ! ! 2. Amendment and restatement of our 2013 Equity ! ! !                Incentive Plan to increase the number of shares reserved    1c. Laura Alber ! ! ! for issuance.                3. Amendment and restatement of our 2004 Employee    1d. Craig Conway ! ! ! Stock Purchase Plan to increase the number of shares ! ! !                reserved for issuance.    1e. Parker Harris ! ! ! 4. Ratification of the appointment of Ernst & Young LLP as ! ! !                our independent registered public accounting firm for    1f. Alan Hassenfeld ! ! ! the fiscal year ending January 31, 2023.    1g. Neelie Kroes ! ! ! 5. An advisory vote to approve the fiscal 2022 compensation ! ! !                of our named executive officers.    1h. Oscar Munoz ! ! ! The Board of Directors recommends you vote AGAINST For Against Abstain                proposals 6 and 7.    1i. Sanford Robertson ! ! ! 6. A stockholder proposal requesting a policy to require ! ! !                the Chair of the Board of Directors be an independent                member of the Board, if properly presented at the    1j. John V. Roos ! ! ! meeting.    1k. Robin Washington ! ! ! 7. A stockholder proposal requesting a racial equity audit, ! ! !                if properly presented at the meeting.    1l. Maynard Webb ! ! ! Such other business as may properly come before the meeting                or any adjournment or postponement thereof.    1m. Susan Wojcicki ! ! !                Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint    owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.    Signature [PLEASE SIGN WITHIN BOX] Date    Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 9, 2022: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D82492-P70529 SALESFORCE, INC. 2022 Annual Meeting of Stockholders This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Marc Benioff, Bret Taylor, Amy Weaver, Sarah Dods and Todd Machtmes, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of SALESFORCE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time virtually via a live webcast at www.virtualshareholdermeeting.com/CRM2022 or any adjournment or postponement thereof, and in their discretion on any other matters that may properly be presented at the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side